As filed with the Securities and Exchange Commission on November 9, 2004

Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	6712	64-0659571
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
or organization)	Classification Code Number)

Aubrey B. Patterson
BancorpSouth, Inc.
One Mississippi Plaza	One Mississippi Plaza
201 South Spring Street	201 South Spring Street
Tupelo, Mississippi 38804	Tupelo, Mississippi 38804
(662) 680-2000	(662) 680-2000
(Address, including zip code, and telephone number, including area	(Name, address, including zip code, and telephone number,
code, of registrant’s principal executive offices)	including area code, of agent for service)

With copies to:

E. Marlee Mitchell, Esq.	Anthony J. Correrro, III, Esq.
Waller Lansden Dortch & Davis, PLLC	Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
511 Union Street, Suite 2700	201 St. Charles Avenue, 46th Floor
Nashville, Tennessee 37219	New Orleans, Louisiana 70170

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and completion of the merger described in the enclosed Proxy Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of securities	Amount to be	offering price	Proposed maximum	Amount of
to be registered	registered	per share	aggregate offering price	registration fee
Common stock, par value $2.50 per share	903,228 (1)	N/A	$8,048,366 (2)	$1,020

(1)	This number is based on an estimate of the maximum number of shares of the Registrant’s common stock expected to be issued in connection with the proposed merger to which this Registration Statement relates as follows: (a)(i) 1,310,491 shares of common stock of Business Holding Corporation, $1.00 par value per share, outstanding as of November 5, 2004, and (ii) options outstanding to purchase 4,800 shares of Business Holding Corporation common stock as of such date; and (b) a share exchange ratio of 1.14175 shares of common stock of the Registrant, $2.50 par value per share, issuable in exchange for each share of Business Holding Corporation common stock, subject to a maximum share exchange of 60% of the outstanding shares of Business Holding Corporation common stock, a tax-related adjustment and the rounding of fractional shares of the Registrant’s common stock resulting from the exercise of exchanged options. This includes attached rights to purchase shares of the Registrant’s common stock under the Registrant’s shareholder rights plan. Prior to the occurrence of certain events, none of which have occurred as of the date of the filing hereof, the rights will not be exercisable or evidenced separately from the Registrant’s common stock.

(2)	Calculated in accordance with Rules 457(c), (f)(1) and (f)(3) under the Securities Act of 1933, the proposed maximum offering price equals (a) the product of (i) $24.00, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on November 5, 2004, and (ii) 903,228, representing the maximum number of shares of common stock of the Registrant expected to be issued in connection with the proposed merger, less (b) $13,629,106, the amount of cash to be paid by the Registrant in exchange for shares of Business Holding Corporation common stock if the maximum number of shares of the Registrant’s common stock is issued.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROXY STATEMENT/PROSPECTUS

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of BancorpSouth, Inc. and Business Holding Corporation have approved a merger agreement to merge our two companies. If Business Holding Corporation shareholders vote to approve the merger agreement and the merger is completed, Business Holding Corporation will merge with and into BancorpSouth, Business Holding Corporation’s subsidiary bank, The Business Bank, will merge with and into BancorpSouth Bank, a subsidiary of BancorpSouth, and Business Holding Corporation shareholders, other than Business Holding Corporation shareholders who properly exercise their rights to dissent from the merger, will have the opportunity to elect to receive in exchange for each share of Business Holding Corporation common stock they own 1.14175 shares of BancorpSouth common stock, a cash payment of $26.00 or a combination of cash and shares of BancorpSouth common stock. If you hold more than one share of Business Holding Corporation common stock, you may elect a combination of stock and cash consideration. In the merger, the percentage of shares of Business Holding Corporation common stock that will be exchangeable into the right to receive shares of BancorpSouth common stock ranges between 51% and 60%. In order to ensure that the merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and as a result of the range limitation for stock consideration, regardless of your election, you may receive a combination of cash and shares of BancorpSouth common stock that is different than what you may have elected, depending on the elections made by other Business Holding Corporation shareholders.

     The number of shares of BancorpSouth common stock that Business Holding Corporation shareholders may receive in the merger is not fixed. The dollar value of the stock consideration that Business Holding Corporation shareholders may receive will also change depending on fluctuations in the market price of BancorpSouth common stock and will not be known at the time Business Holding Corporation’s shareholders vote on the merger. The following table shows the closing price per share of BancorpSouth common stock reported on the New York Stock Exchange on September 16, 2004, the last trading day before we announced the merger, and on [•], 2004, the last practicable trading day before the distribution of this Proxy Statement/Prospectus. This table also shows the implied value of the stock consideration proposed for each share of Business Holding Corporation common stock, which we calculated by multiplying the closing price of BancorpSouth common stock on those dates by 1.14175, the exchange ratio. You should obtain current market quotations for the shares of BancorpSouth common stock from a newspaper, the Internet or your broker. BancorpSouth common stock is listed on the New York Stock Exchange under the symbol “BXS.”

	Closing Price of BancorpSouth Common	Implied Value per Share of Business
	Stock	Holding Corporation Common Stock
At September 16, 2004	$23.15	$26.43
At [•], 2004	[•]	[•]

     This Proxy Statement/Prospectus provides you with detailed information about the proposed merger between BancorpSouth and Business Holding Corporation. This document also contains information about BancorpSouth and Business Holding Corporation. We encourage you to carefully read and consider this Proxy Statement/Prospectus in its entirety. You can obtain additional information about BancorpSouth from documents that it has filed with the Securities and Exchange Commission. For information on how to obtain copies of these documents, you should refer to the section of this document entitled “WHERE YOU CAN FIND MORE INFORMATION,” which begins on page 88.

     You should carefully consider the risk factors described beginning on page 15 of this Proxy Statement/Prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of BancorpSouth common stock to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Shares of BancorpSouth common stock are not savings or deposit accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Proxy Statement/Prospectus is [•], 2004,

and it is first being mailed to the shareholders of Business Holding Corporation on or about [•], 2004.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2004

TO THE SHAREHOLDERS OF BUSINESS HOLDING CORPORATION:

     This serves as notice to you that a special meeting of shareholders of Business Holding Corporation will be held on [•], 2004 at [•][•].m., Central Time, at the main office of The Business Bank, 6100 Corporate Boulevard, Baton Rouge, Louisiana 70808, for the purpose of considering and voting upon the approval of the Agreement and Plan of Merger, dated as of September 17, 2004, between Business Holding Corporation and BancorpSouth, Inc., which provides for the merger of Business Holding Corporation with and into BancorpSouth as more fully described in the attached Proxy Statement/Prospectus.

     Only holders of record of Business Holding Corporation common stock at the close of business on [•], 2004 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting. Each share of Business Holding Corporation is entitled to one vote. Approval of the merger agreement requires approval by a vote of at least two-thirds of the voting power present in person or by proxy at the special meeting.

     The Board of Directors of Business Holding Corporation recommends that Business Holding Corporation shareholders vote “For” approval of the merger agreement.

     Business Holding Corporation shareholders, other than Business Holding Corporation shareholders who properly exercise their rights to dissent from the merger, will have the opportunity to elect to receive in exchange for each share of Business Holding Corporation common stock they own 1.14175 shares of BancorpSouth common stock, with cash to be paid in lieu of any remaining fractional share interest, or a cash payment of $26.00 or a combination of cash and shares of BancorpSouth common stock, if the merger agreement is approved and the merger is completed. Holders of more than one share of Business Holding Corporation common stock may elect a combination of stock and cash consideration. Dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive the fair cash value of their shares if the merger is effected upon approval by less than 80% of Business Holding Corporation’s total voting power. A copy of Section 131 of the Business Corporation Law of Louisiana containing the procedural requirements to exercise dissenters’ rights is attached as Annex B to the accompanying Proxy Statement/Prospectus. In addition, please see the section entitled “THE MERGER – Shareholders Dissenters’ Rights” in the accompanying Proxy Statement/Prospectus for a discussion of the procedures to be followed in asserting these dissenters’ rights.

     Please mark, sign, date and return the enclosed proxy card promptly, whether or not you plan to attend the special meeting. All Business Holding Corporation shareholders are invited to attend the special meeting. To ensure your representation at the special meeting, please complete and promptly mail the enclosed proxy card in the enclosed postage paid business reply envelope to Business Holding Corporation. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you do not vote your proxy, the effect will be the same as a vote against the merger agreement. You may revoke your proxy at any time before it is voted.

     Please also fill out the enclosed election form and letter of transmittal according to their instructions and promptly mail the election form and the letter of transmittal, along with all of your Business Holding Corporation stock certificates. The election form is the document provided to you to select the amount of stock and/or cash consideration you wish to receive in connection with the proposed merger. Please review the Proxy Statement/Prospectus accompanying this notice for more complete information regarding the proposed merger and the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

David R. Pitts
Chairman

[•], 2004

ADDITIONAL INFORMATION

     This Proxy Statement/Prospectus incorporates important business and financial information about BancorpSouth from documents that are not included in or delivered with this Proxy Statement/Prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 88. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from BancorpSouth at the following address:

BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38804
(662) 680-2000
Attention: Cathy S. Freeman, Secretary

     In order to receive timely delivery of requested documents in advance of Business Holding Corporation’s special meeting of shareholders, your request should be received no later than [•], 2004.

     You also may obtain these documents at the Securities and Exchange Commission’s Internet world wide web site, http://www.sec.gov, and at BancorpSouth’s Internet world wide web site, http://www.bancorpsouth.com, by selecting “Investor Relations” and then selecting “SEC Filings.” We have included the web addresses of the SEC and BancorpSouth as inactive textual references only. Except as specifically incorporated by reference into this Proxy Statement/Prospectus, information on those web sites is not part of this Proxy Statement/Prospectus.

QUESTIONS AND ANSWERS ABOUT THE MERGER	5
SUMMARY	8
RISK FACTORS	15
You May Not Receive the Form of Merger Consideration that You Elect	15
Because the Market Price of BancorpSouth Common Stock Will Fluctuate, You Cannot Be Sure of the Value of the Stock Consideration You May Receive	15
We May Fail to Achieve the Anticipated Benefits of the Merger	15
The Market Price of Shares of BancorpSouth Common Stock after the Merger May Be Affected by Factors Different from those Affecting Shares of Business Holding Corporation or BancorpSouth Currently	16
The Executive Officers and Directors of Business Holding Corporation Have Interests Different from Typical Business Holding Corporation Shareholders	16
Former Shareholders of Business Holding Corporation Will be Limited in their Ability to Influence BancorpSouth’s Actions and Decisions Following the Merger	16
The Merger May Result in a Loss of Current Business Holding Corporation Employees	16
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BANCORPSOUTH	17
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BUSINESS HOLDING CORPORATION	19
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA	21
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	22
THE SPECIAL MEETING	24
General	24
Proxies	24
Solicitation of Proxies	25
Record Date and Voting Rights	25
Recommendation of Board of Directors	26
Shareholders Dissenters’ Rights	26
Certain Matters Relating to Proxy Materials	26
THE MERGER	27
Description of the Merger	27
Background of the Merger	27
Reasons for the Merger; Recommendation of the Board of Directors	28
Opinion of Financial Advisor to Business Holding Corporation	30
Regulatory Approval	35
Accounting Treatment	35
Material United States Federal Income Tax Consequences	35
Shareholders Dissenters’ Rights	39
Interests of Certain Persons in the Merger	41
Comparison of Rights of Shareholders	41
Restrictions on Resales by Affiliates	42
Source of Funds for Cash Portion of Merger Consideration	42
THE MERGER AGREEMENT	43
Terms of the Merger	43
Cash or Stock Election	45
Election Procedures; Surrender of Stock Certificates	46
Treatment of Stock Options	48
Representations and Warranties	48
Conduct of Business Prior to the Merger and Other Covenants	49
Conditions to the Merger	51
Termination of the Merger Agreement	52
Indemnification	53
Amendment of the Merger Agreement	53
Waiver	53
Expenses	53
Management and Operations Following the Merger	53
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	54
BancorpSouth	54

QUESTIONS AND ANSWERS
ABOUT THE MERGER

Q:	What is the proposed transaction?

A:	A merger in which Business Holding Corporation will merge with and into BancorpSouth, Inc. and Business Holding Corporation’s subsidiary bank, The Business Bank, will merge with and into BancorpSouth Bank, a subsidiary of BancorpSouth. After the merger, you will no longer own shares of Business Holding Corporation common stock and will receive either cash or shares of BancorpSouth common stock or a combination of both.

Q:	What do I need to do now?

A:	After you carefully read this Proxy Statement/Prospectus, please vote your proxy promptly by indicating on the enclosed proxy card how you want to vote, and by signing and mailing the proxy card in the enclosed postage paid business reply envelope as soon as possible so that your shares may be represented at the special meeting of shareholders. Also, please fill out your election form and letter of transmittal according to their instructions and mail the election form and the letter of transmittal, along with all of your Business Holding Corporation stock certificates, in the enclosed envelope to SunTrust Bank, Atlanta, N.A. as soon as possible so that we may know the amount of each type of consideration you wish to receive.

Regardless of whether you plan to attend the special meeting in person, we encourage you to vote your proxy promptly. This will help to ensure that a quorum is present at the special meeting and will help reduce the costs associated with the solicitation of proxies.

The Board of Directors of Business Holding Corporation recommends that shareholders vote “For” approval of the merger agreement.

Q:	Why is my vote important?

A:	Under the Business Corporation Law of Louisiana, the merger agreement must be approved by shareholders of Business Holding Corporation by a vote of at least two-thirds of the voting power present in person or by proxy at the special meeting. Accordingly, if you abstain, it will have the same effect as a vote against approval of the merger agreement.

Q:	Can I change my vote after I have delivered my proxy card?

A:	You may change your vote at any time before your proxy is voted at your meeting. You can do this in any of the following three ways:

•	by sending a written notice to the Executive Vice President and Chief Operating Officer of Business Holding Corporation in time to be received before the special meeting stating that you would like to revoke your proxy;

•	by completing, signing and dating another proxy card and returning it by mail in time to be received before the special meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	if you are a holder of record, by attending the special meeting and voting in person.

If your shares are held in an account at a broker, you should contact your broker to change your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	You should instruct your broker to vote your shares, following the directions your broker provides. Your broker will generally not have the discretion to vote your shares without your instructions.

Q:	Will I be able to trade the shares of BancorpSouth common stock I receive in the merger?

A:	Yes. The BancorpSouth common stock issued pursuant to the merger will be registered under the Securities Act of 1933 and will be listed on the New York Stock Exchange under the symbol “BXS.” All shares of BancorpSouth common stock that you receive in the merger will be freely transferable unless you are deemed an affiliate of Business Holding Corporation prior to the merger. Persons who are considered affiliates of Business Holding Corporation (generally directors, officers and holders of 10% or more of Business Holding Corporation common stock) must comply with Rule 145 under the Securities Act of 1933 if they wish to sell or otherwise transfer any of the shares of BancorpSouth common stock they receive in the merger.

Q:	What will I receive in connection with the merger?

A:	You may elect to receive cash, shares of BancorpSouth common stock or a combination of cash and shares of BancorpSouth common stock by indicating your preference on the enclosed election form. The Proxy Statement/Prospectus explains in more detail what amount of cash and/or BancorpSouth common stock each shareholder of Business Holding Corporation is entitled to receive. The percentage of shares of Business Holding Corporation common stock that will be exchangeable for the right to receive shares of BancorpSouth common stock will range between 51% and 60%. In the event that less than 51% or more than 60% of the outstanding shares of Business Holding Corporation common stock elect to receive common stock consideration, the amount of BancorpSouth common stock that you will have the right to receive upon exchange of your shares of Business Holding Corporation common stock will be adjusted so that, in the aggregate, between 51% and 60% of the shares of Business Holding Corporation common stock will be exchanged for the right to receive shares of BancorpSouth common stock and the remaining shares of Business Holding Corporation common stock will be exchanged for the right to receive cash. As a result, you may receive a different combination of consideration than you elected, based on the choices made by other Business Holding Corporation shareholders and certain tax-related adjustments, if necessary.

Q:	What are the U.S. federal income tax consequences of the merger to the shareholders?

A:	If you exchange your shares of Business Holding Corporation common stock solely for BancorpSouth common stock, you should not recognize any gain or loss (except with respect to the cash you receive instead of a fractional share) for U.S. federal income tax purposes. If you exchange your shares of Business Holding Corporation common stock solely for cash, you should recognize gain or loss on the exchange. If you exchange your shares of Business Holding Corporation common stock for a combination of BancorpSouth common stock and cash, you should recognize gain, but not loss, on the exchange to the extent of the lesser of cash received or gain realized in the exchange.

This tax treatment may not apply to all Business Holding Corporation shareholders. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you.

Q:	What is the purpose of this Proxy Statement/Prospectus?

A:	This document serves as Business Holding Corporation’s proxy statement and as BancorpSouth’s prospectus. As a proxy statement, this document is being provided to Business Holding Corporation shareholders because Business Holding Corporation’s Board of Directors is soliciting proxies to vote to approve the merger agreement. As a prospectus, this document is being provided to Business Holding Corporation shareholders by BancorpSouth because BancorpSouth is offering them shares of BancorpSouth common stock in exchange for their shares of Business Holding Corporation common stock if the merger is completed.

Q:	Is there other information I should consider?

A:	Yes. Much of the business and financial information about BancorpSouth that may be important to you is not included directly in this document. Instead, this information is incorporated into this document by references to documents separately filed by BancorpSouth with the Securities and Exchange Commission. This means that BancorpSouth may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 88 for a list of documents that BancorpSouth has incorporated by reference into this Proxy Statement/Prospectus and for instructions on how to obtain copies of these documents. The documents are available to you without charge.

Q:	What if I choose not to read the documents incorporated by reference?

A:	Information that is incorporated from another document is considered to have been disclosed to you whether or not you choose to read the document. Information contained in a document that is incorporated into this Proxy Statement/Prospectus by reference is part of this Proxy Statement/Prospectus, unless it is superseded by information contained directly in this Proxy Statement/Prospectus or in documents filed by BancorpSouth with the SEC after the date of this Proxy Statement/Prospectus.

Q:	Why have I been sent an election form?

A:	If the merger agreement is approved and the merger is completed, unless you exercise your right to dissent from the merger, each share of Business Holding Corporation common stock held by you will be converted into the right to receive, at your election, $26.00 in cash, a number of shares of BancorpSouth common stock as determined by the exchange ratio or a combination of cash and shares of BancorpSouth common stock, with cash to be paid in lieu of any remaining fractional share interest. The election form is the document provided to you to select the amount of each type of consideration you wish to receive.

Q:	What happens if I do not send in my election form?

A:	If you do not make an election, you will be deemed to have made an election to receive the merger consideration in such form of cash and/or shares of BancorpSouth common stock as BancorpSouth shall determine consistent with the terms of the merger agreement.

Q:	Should I send in my Business Holding Corporation stock certificates now?

A:	Yes. After you carefully read this Proxy Statement/Prospectus, please choose which form(s) of consideration you would like to receive if the merger is consummated by indicating your choice on the enclosed election form, signing the enclosed letter of transmittal and mailing both, along with all stock certificates representing shares of Business Holding Corporation common stock that you own, in the enclosed envelope to SunTrust Bank, Atlanta, N.A., the exchange agent. To be properly completed, your election form together with the appropriate stock certificate(s) and letter of transmittal must be received by the transfer agent by [•], 2004, two business days before the date of the special meeting.

Q:	Whom do I contact if I have questions about the merger?

A:	If you have more questions about the merger, including procedures for voting your shares, you should contact:

Business Holding Corporation
6100 Corporate Boulevard, #100
Baton Rouge, Louisiana 70808
Attention: Charles E. Roemer, III, President and CEO
Phone Number: (225) 768-1141

SUMMARY

     This summary highlights selected information from this Proxy Statement/Prospectus. It does not contain all of the information that is important to you. You should carefully read this entire Proxy Statement/Prospectus and the documents to which it refers you in order to understand fully the merger and to obtain a more complete description of the companies and the legal terms of the merger. For information on how to obtain copies of documents referred to in this Proxy Statement/Prospectus, you should read the section entitled “WHERE YOU CAN FIND MORE INFORMATION.” Each item in this summary includes a page reference that directs you to a more complete description in this Proxy Statement/Prospectus of the topic discussed.

The Companies (Pages 55, 56)

BANCORPSOUTH, INC.
One Mississippi Plaza
Tupelo, Mississippi 38804
(662) 680-2000

     BancorpSouth (NYSE: BXS) is incorporated in Mississippi and is a financial holding company under the Bank Holding Company Act of 1956. BancorpSouth conducts its operations through its bank subsidiary, BancorpSouth Bank, and its banking-related subsidiaries. BancorpSouth Bank conducts a commercial banking, trust, insurance and investment services business through 247 locations and 233 ATMs in Arkansas, Alabama, Louisiana, Mississippi, Tennessee and Texas. As of September 30, 2004, BancorpSouth had total assets of approximately $10.6 billion, deposits of approximately $8.8 billion and shareholders’ equity of approximately $875.1 million.

BUSINESS HOLDING CORPORATION
6100 Corporate Boulevard, #100
Baton Rouge, Louisiana 70808
(225) 768-1141

     Business Holding Corporation is incorporated in Louisiana and is a registered bank holding company under the Bank Holding Company Act of 1956. It is based in Baton Rouge, Louisiana and conducts its operations through its subsidiary bank, The Business Bank. Business Holding Corporation’s subsidiary conducts commercial banking and insurance business through its office in Baton Rouge, Louisiana. As of September 30, 2004, Business Holding Corporation had total assets of approximately $169.2 million, deposits of approximately $122.8 million and shareholders’ equity of approximately $16.4 million.

The Merger (Page 27)

     BancorpSouth and Business Holding Corporation entered into a merger agreement whereby Business Holding Corporation will merge with and into BancorpSouth, subject to shareholder and regulatory approval and other conditions. The merger agreement is attached to this Proxy Statement/Prospectus as Annex A. You should read it carefully. Subject to shareholder and regulatory approval, BancorpSouth and Business Holding Corporation hope to complete the merger during the fourth quarter of 2004.

What Business Holding Corporation Shareholders Will Receive in the Merger (Page 43)

     Business Holding Corporation shareholders, other than Business Holding Corporation shareholders who properly exercise their rights to dissent from the merger, will have the opportunity to elect to receive in exchange for each share of Business Holding Corporation common stock they own 1.14175 shares of BancorpSouth common stock (which is referred to as the “exchange ratio”), with cash to be paid in lieu of any remaining fractional share interest, or a cash payment of $26.00 or a combination of cash and shares of BancorpSouth common stock, if the merger is completed. If you hold more than one share of Business Holding Corporation common stock, you may elect a combination of stock and cash consideration. The exchange ratio is fixed and will not be adjusted to reflect any change in the market price of BancorpSouth common stock. Regardless of your election, you may receive a combination of cash and shares of BancorpSouth common stock that is different than what you may have elected, depending on the elections made by other Business Holding Corporation shareholders and certain tax-related adjustments, if necessary.

     BancorpSouth will not issue any fractional shares of BancorpSouth common stock. Instead, a Business Holding Corporation shareholder who receives any shares of BancorpSouth common stock as consideration in the merger will receive cash equal to $22.772 times the fraction of a share of BancorpSouth common stock to which the shareholder otherwise would be entitled.

     If the merger is completed, each outstanding and unexercised option to purchase shares of Business Holding Corporation common stock will no longer represent a right to acquire shares of Business Holding Corporation common stock and will be replaced promptly following the merger by an option to purchase shares of BancorpSouth common stock. The number of shares underlying each new option, as well as the exercise price, will be adjusted based on the exchange ratio.

     At the effective time of the merger, persons who are BancorpSouth shareholders immediately prior to the merger would own approximately 99.0% of the outstanding shares of common stock of the combined company and persons who are Business Holding Corporation shareholders immediately prior to the merger would own approximately 1.0% of the outstanding shares of common stock of the combined company.

BancorpSouth’s Stock Price Will Fluctuate (Pages 43, 54)

     BancorpSouth expects the market price of its common stock to fluctuate as a result of market factors beyond its control before and after the merger. Because the exchange ratio is fixed and the market price of BancorpSouth common stock may fluctuate, the value of the shares of BancorpSouth common stock that Business Holding Corporation shareholders may receive in the merger might increase or decrease prior to completion of the merger. BancorpSouth cannot assure Business Holding Corporation shareholders that the market price of BancorpSouth common stock will not decrease before or after completion of the merger. The following table shows the closing price per share of BancorpSouth common stock reported on the New York Stock Exchange on September 16, 2004, the last trading day before we announced the merger, and on [•], 2004, the last practicable trading day before the distribution of this Proxy Statement/Prospectus. This table also shows the implied value of the merger consideration proposed for each share of Business Holding Corporation common stock, which we calculated by multiplying the closing price of BancorpSouth common stock on those dates by 1.14175, the exchange ratio. You should obtain current market quotations for the shares of BancorpSouth common stock from a newspaper, the Internet or your broker. BancorpSouth common stock is listed on the New York Stock Exchange under the symbol “BXS.”

Implied Value per Share of
	Closing Price of BancorpSouth	Business Holding Corporation
	Common Stock	Common Stock
At September 16, 2004	$23.15	$26.43
At [•], 2004	[•]	[•]

Special Meeting (Page 24)

     A special meeting of the shareholders of Business Holding Corporation will be held at the following time and place:

[•], 2004
[•][•].m. (Central Time)
The Business Bank
6100 Corporate Boulevard, #100
Baton Rouge, Louisiana 70808

     At the special meeting, shareholders of Business Holding Corporation will be asked to approve the merger agreement between Business Holding Corporation and BancorpSouth.

The Board of Directors of Business Holding Corporation Recommends that its Shareholders Approve the Merger Agreement (Page 28)

     The Board of Directors of Business Holding Corporation believes that the merger between Business Holding Corporation and BancorpSouth is in the best interests of Business Holding Corporation shareholders, and recommends that Business Holding Corporation shareholders vote “FOR” the proposal to approve the merger agreement. This belief is based on a number of factors described in this Proxy Statement/Prospectus.

Vote Required to Complete the Merger (Page 25)

     Under Louisiana law, the merger agreement must be approved by shareholders of Business Holding Corporation by a vote of at least two-thirds of the voting power present in person or by proxy at the special meeting. Business Holding Corporation expects that its executive officers and directors will vote all of their shares of Business Holding Corporation common stock in favor of the merger agreement.

     The following chart describes the Business Holding Corporation shareholder vote required to approve the merger agreement, assuming that all Business Holding Corporation shareholders are present at the special meeting in person or by proxy:

Number of shares of Business Holding Corporation common stock outstanding on [•], 2004	1,310,491
Number of votes necessary to approve the merger agreement	873,661
Percentage of outstanding shares of Business Holding Corporation common stock necessary to approve the merger agreement	66.67%
Number of votes that executive officers and directors of Business Holding Corporation and their affiliates can cast as of [•], 2004	247,938
Percentage of votes that executive officers and directors of Business Holding Corporation and their affiliates can cast as of [•], 2004	18.92%

Record Date; Voting Power (Page 25)

     You can vote at the special meeting of Business Holding Corporation shareholders if you owned Business Holding Corporation common stock as of the close of business on [•], 2004, the record date set by Business Holding Corporation’s Board of Directors. Each share of Business Holding Corporation common stock is entitled to one vote. On [•], 2004, there were 1,310,491 shares of Business Holding Corporation common stock outstanding and entitled to vote on the merger agreement.

Background of the Merger (Page 27)

     Business Holding Corporation engaged National Capital, L.L.C. to act as its exclusive financial advisor to provide investment banking and financial advisory services in relation to the evaluation, structure and possible negotiation of a potential business combination. After reviewing the information delivered by Business Holding Corporation and considering its own strategic plans, on May 14, 2004, BancorpSouth’s management submitted a proposal for a merger with Business Holding Corporation. After considering the resulting proposals and terminating discussions with another potential merger candidate, the management of Business Holding Corporation elected to enter into exclusive negotiations with BancorpSouth. The parties and their representatives began negotiation of a merger agreement on August 23, 2004 and continued to negotiate the terms of the merger agreement until September 13, 2004.

     On August 25, 2004, BancorpSouth’s Board of Directors approved the merger agreement. On September 15, 2004, following presentations from its legal and financial advisors, Business Holding Corporation’s Board of

Directors unanimously approved the merger agreement. The merger agreement was executed by the parties as of September 17, 2004.

Why BancorpSouth and Business Holding Corporation are Seeking to Merge (Page 28)

     The merger will combine the strengths of BancorpSouth and Business Holding Corporation and their subsidiary banks. Joining with BancorpSouth will allow Business Holding Corporation to provide more sophisticated banking services to it current and prospective customers. Business Holding Corporation has experienced remarkable acceptance in this Baton Rouge market but, to continue to meet its customers’ expectations and expanding needs, management and the Board of Directors of Business Holding Corporation believe they must join with a complete financial services company that offers expanded resources and technological capabilities. They believe that this partnership will enhance the ability to serve the complete needs of Business Holding Corporation’s customers and provide a real opportunity for both companies. In contrast, BancorpSouth will have the opportunity to enter the Baton Rouge banking market with a staff of seasoned Louisiana bankers already in place. This outstanding commercial bank will expand BancorpSouth’s Louisiana banking family, which currently includes 13 banking locations in Shreveport, Bossier City, Monroe, West Monroe, Rayville and Ruston, with more than $418 million in deposits as of September 30, 2004.

Opinion of Financial Advisor to Business Holding Corporation (Page 30)

     National Capital has delivered to the Board of Directors of Business Holding Corporation its written opinion, dated October 4, 2004, that, based upon and subject to the various considerations set forth in its opinion, the consideration to be paid to the shareholders of Business Holding Corporation under the merger agreement is fair from a financial point of view as of such date. In requesting National Capital’s advice and opinion, no instructions were given and no limitations were imposed by Business Holding Corporation’s Board of Directors upon National Capital with respect to rendering its opinion.

     The full text of the opinion of National Capital, dated October 4, 2004, which describes the assumptions made, matters considered and extent of review undertaken, is attached as Annex C to this Proxy Statement/Prospectus. Business Holding Corporation shareholders should read this opinion in its entirety.

Management and Board of Directors of BancorpSouth Following the Merger (Page 53)

     The officers and directors of each of BancorpSouth and BancorpSouth Bank immediately prior to the effective time of the merger will continue to be the officers and directors of BancorpSouth and BancorpSouth Bank, respectively, following the merger. Certain of the executive officers of Business Holding Corporation will be retained by BancorpSouth and may serve as officers of BancorpSouth Bank but will not serve as executive officers of BancorpSouth.

Federal Income Tax Consequences (Page 35)

     Your U.S. federal income tax consequences will depend primarily on whether you exchange your shares of Business Holding Corporation common stock solely for BancorpSouth common stock, solely for cash or for a combination of BancorpSouth common stock and cash. If you exchange your shares of Business Holding Corporation common stock solely for BancorpSouth common stock, you should not recognize any gain or loss (except with respect to the cash you receive instead of a fractional share) for U.S. federal income tax purposes. If you exchange your shares of Business Holding Corporation common stock solely for cash, you should recognize gain or loss on the exchange. If you exchange your shares of Business Holding Corporation common stock for a combination of BancorpSouth common stock and cash, you should recognize a gain, but not any loss, on the exchange to the extent of the lesser of cash received or gain realized in the exchange. The actual U.S. federal income tax consequences to you of electing to receive cash, BancorpSouth common stock or a combination of both will not be ascertainable at the time you make your election because we will not know at that time if, or to what extent, the allocation and proration procedures will apply.

     This tax treatment may not apply to all shareholders of Business Holding Corporation. Determining the actual tax consequences of the merger to you can be complicated. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you.

     BancorpSouth and Business Holding Corporation will not be obligated to complete the merger unless they each receive an opinion from their respective legal counsel, dated the closing date, that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that BancorpSouth and Business Holding Corporation will each be a party to that reorganization. If such opinions are rendered, the U.S. federal income tax treatment of the merger should be as described above. The opinions of the parties’ respective counsel, however, do not bind the Internal Revenue Service and do not preclude the IRS or the courts from adopting a contrary position.

Accounting Treatment (Page 35)

     BancorpSouth will account for the merger under the purchase method of accounting for business combinations under United States generally accepted accounting principles.

Interests of Business Holding Corporation Management and Directors in the Merger (Page 41)

     Executive officers and directors of Business Holding Corporation will be issued shares of BancorpSouth common stock in the merger on the same basis as other shareholders of Business Holding Corporation. The following chart shows the number of shares of BancorpSouth common stock that may be issued to affiliates of Business Holding Corporation in the merger (including shares reserved for issuance upon exercise of stock options):

Shares of common stock of Business Holding Corporation beneficially owned by its executive officers, directors and holders of more than 5% of Business Holding Corporation common stock on [•], 2004	323,204

Maximum number of shares of BancorpSouth common stock that may be received in the merger by executive officers, directors and holders of more than 5% of Business Holding Corporation common stock based upon their beneficial ownership	369,010

     Mr. Charles E. Roemer, III, President and Chief Executive Officer of The Business Bank, is a party to an employment agreement with The Business Bank which provides for the payment of severance in an amount equal to two times his present annual base salary upon a change of control or within three years after a change in control of The Business Bank if his employment is terminated without cause or upon the happening of certain enumerated events. It is anticipated that the merger would constitute a change of control for purposes of this employment agreement.

     Ms. Paula J. Laird, Executive Vice President of The Business Bank, agreed to terminate her employment agreement with Business Holding Corporation and enter into a new employment agreement with BancorpSouth Bank in exchange for a payment in an amount equal to approximately three times her present annual base salary. Mr. Larry Denison, Executive Vice President of The Business Bank, agreed to terminate his employment agreement with Business Holding Corporation and enter into a new employment agreement with BancorpSouth Bank in exchange for a payment in an amount equal to approximately three times his present annual base salary.

     Frank Miller, a director of Busines Holding Corporation, owns options to purchase 500 shares of Business Holding Corporation common stock that will become fully vested exercisable options to purchase shares of BancorpSouth common stock as a result of the merger.

Business Holding Corporation Shareholders May Dissent from the Merger (Page 39)

     Louisiana law permits Business Holding Corporation shareholders to dissent from the merger and to receive the fair value of their shares of Business Holding Corporation common stock in cash. To dissent, a Business Holding Corporation shareholder must follow certain procedures, including filing certain notices with Business

Holding Corporation and voting his or her shares against the merger agreement. The shares of Business Holding Corporation common stock held by a dissenter will not be exchanged for stock consideration or cash consideration in the merger and a dissenter’s only right will be to receive the appraised fair value of his or her shares of Business Holding Corporation common stock in cash. A copy of the Louisiana statutes describing these dissenters’ rights and the procedures for exercising them is attached as Annex B to this Proxy Statement/Prospectus. Business Holding Corporation shareholders who perfect their dissenters’ rights and receive cash in exchange for their shares of Business Holding Corporation common stock may recognize gain or loss for U.S. federal income tax purposes.

We Must Obtain Regulatory Approvals to Complete the Merger (Page 35)

     We cannot complete the merger unless we obtain the approval of the Federal Deposit Insurance Corporation. The U.S. Department of Justice has input into the FDIC’s approval process. Once the FDIC has approved the merger, federal law requires that we wait up to 30 calendar days to complete the merger in order to give the Department of Justice the opportunity to review and object to the merger. BancorpSouth expects to obtain approval of the merger from the FDIC on December 11, 2004 and expects the waiting period to expire on December 26, 2004.

     In addition, the merger is subject to the approval of the Mississippi Department of Banking and Consumer Finance and the Louisiana Office of Financial Institutions. BancorpSouth and Business Holding Corporation have filed all of the required notices and applications, as appropriate, with these state regulatory authorities, and approval of the merger is expected to be received prior to approval of the merger agreement by the shareholders of Business Holding Corporation.

     We also intend to make all required filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934 relating to the merger.

     While we believe that we will obtain the remaining regulatory approvals in a timely manner, we cannot be certain if or when we will obtain them.

Conditions to Complete the Merger (Page 51)

     The completion of the merger depends on a number of conditions being met, including the following:

•	shareholders of Business Holding Corporation approving the merger;

•	the New York Stock Exchange authorizing for listing the shares of BancorpSouth common stock to be issued to Business Holding Corporation shareholders;

•	receipt of all required regulatory approvals, including that of the FDIC, and the expiration of any regulatory waiting periods;

•	BancorpSouth’s registration statement on Form S-4 shall have become effective under the Securities Act of 1933;

•	the holders of less than 10% of the total outstanding shares of Business Holding Corporation common stock shall have exercised dissenters’ rights with respect to the merger;

•	receipt of opinions of legal counsel to each company that the U.S. federal income tax treatment of the merger will generally be as described in this Proxy Statement/Prospectus;

•	BancorpSouth shall have received the consent of all of the holders of options to purchase shares of Business Holding Corporation common stock to the conversion of such options into options to purchase shares of BancorpSouth common stock in an amount and at an exercise price based on the exchange ratio;

•	BancorpSouth shall have succeeded to Business Holding Corporation’s rights, interests and obligations pursuant to the indenture, dated as of January 30, 2004, between Business Holding Corporation and Wells Fargo Bank regarding certain junior subordinated debt securities due in 2034, and the current trustees of Business Holding Corporation’s special purpose trust subsidiary shall have resigned and successor trustees acceptable to BancorpSouth shall have been appointed.

     In cases where the law permits, a party to the merger agreement could elect to waive a condition that has not been satisfied and complete the merger although the party is entitled not to complete the merger. We cannot be certain whether or when any of these conditions will be satisfied (or waived, where permissible) or that the merger will be completed.

Termination of the Merger Agreement (Page 52)

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger by Business Holding Corporation shareholders, as set forth in the merger agreement, including by mutual consent of BancorpSouth and Business Holding Corporation. In addition, the merger agreement may generally be terminated by either party if:

•	a governmental entity denies or withdraws a request or application for a required regulatory approval (subject to a 60-day waiting period) or issues a final nonappealable order enjoining or otherwise prohibiting the merger;

•	the merger is not completed on or before February 28, 2005;

•	Business Holding Corporation shareholders fail to approve the merger agreement; or

•	any of the representations or warranties provided by the other party set forth in the merger agreement become untrue or incorrect or the other party materially breaches its covenants set forth in the merger agreement, and the representation or material breach is not cured within the prescribed time limit.

     BancorpSouth may terminate the merger agreement if Business Holding Corporation’s Board of Directors has withdrawn, modified or changed, in a manner adverse to BancorpSouth, its approval and recommendation of the merger agreement, or if Business Holding Corporation enters into a letter of intent or agreement related or with respect to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Business Holding Corporation or any offer to acquire all or a substantial portion of the assets of Business Holding Corporation.

     Generally, a party can only terminate the merger agreement in one of these situations if that party is not in violation of the merger agreement or if its violations of the merger agreement are not the cause of the event permitting termination.

Comparative Per Share Market Price Information (Page 54)

     Shares of BancorpSouth common stock are listed on the New York Stock Exchange under the symbol “BXS.” On September 16, 2004, the last full trading day prior to the public announcement of the merger, the closing sales price of BancorpSouth common stock was $23.15 per share. On [•], 2004, the last practicable trading day before the distribution of this Proxy Statement/Prospectus, the closing sales price of BancorpSouth common stock was $[•] per share. Of course, the market price of BancorpSouth common stock is expected to fluctuate prior to and after completion of the merger, while the exchange ratio is fixed. You should obtain current market quotations for the shares of BancorpSouth common stock from a newspaper, the Internet or your broker.

     There is no established public trading market for shares of Business Holding Corporation common stock, which is inactively traded in private transactions. Therefore, reliable information is not available about the prices at which shares of Business Holding Corporation common stock have been bought and sold.

RISK FACTORS

     The merger involves a number of risks. In addition to the risks described below, the combined companies will continue to be subject to the risks described in the documents that BancorpSouth has filed with the Securities and Exchange Commission that are incorporated by reference into this Proxy Statement/Prospectus, including without limitation, BancorpSouth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. If any of the risks described below or in the documents incorporated by reference into this Proxy Statement/Prospectus actually occur, the business, financial condition, results of operations or cash flows of the combined companies could be materially adversely affected. The risks below should be considered along with the other information included or incorporated by reference into this Proxy Statement/Prospectus.

You May Not Receive the Form of Merger Consideration that You Elect.

     The merger agreement contains provisions that are generally designed to ensure that between 51% and 60% of the outstanding shares of Business Holding Corporation common stock are exchanged for shares of BancorpSouth common stock and the other 40% to 49% of the shares are exchanged for cash consideration, subject to a tax-related adjustment. If elections are made by Business Holding Corporation shareholders that would otherwise result in more than 60% or less than 51% of such shares being converted into BancorpSouth common stock, either those electing to receive all or a portion of their consideration in cash or those electing to receive all or a portion of their consideration in shares of BancorpSouth common stock will have the consideration of the type they selected reduced by a pro rata amount and will receive a portion of their consideration in the form that they did not elect to receive. Accordingly, there is a risk that you will not receive a portion of the merger consideration in the form that you elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected (including the recognition of gain for federal income tax purposes with respect to the cash received). If you do not make an election, you will be deemed to have made an election to receive the merger consideration in such form of cash and/or shares of BancorpSouth common stock as BancorpSouth shall determine.

Because the Market Price of BancorpSouth Common Stock Will Fluctuate, You Cannot Be Sure of the Value of the Stock Consideration You May Receive.

     Upon completion of the merger, each share of Business Holding Corporation common stock will be converted into merger consideration consisting of shares of BancorpSouth common stock and/or cash pursuant to the terms of the merger agreement. The implied value of the stock consideration that you may receive will be based on the number of shares of Business Holding Corporation common stock you own and the market price of BancorpSouth common stock. This market price of BancorpSouth common stock may increase or decrease before or after completion of the merger and, therefore, the implied value of the stock consideration may vary from the implied value of the stock consideration on the date we announced the merger, the date that this Proxy Statement/Prospectus was mailed to Business Holding Corporation shareholders and the date of the special meeting of the Business Holding Corporation shareholders. The market price of the stock consideration may be more or less than the cash consideration upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control.

     Accordingly, at the time of the Business Holding Corporation special meeting, you will not necessarily know or be able to calculate the exact value of the stock consideration you would receive upon completion of the merger.

We May Fail to Achieve the Anticipated Benefits of the Merger.

     BancorpSouth and Business Holding Corporation have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger.

The Market Price of Shares of BancorpSouth Common Stock after the Merger May Be Affected by Factors Different from those Affecting Shares of Business Holding Corporation or BancorpSouth Currently.

     The businesses of BancorpSouth and Business Holding Corporation differ in some respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of BancorpSouth and Business Holding Corporation. For a discussion of the businesses of BancorpSouth and Business Holding Corporation and of certain factors to consider in connection with those businesses, see “INFORMATION ABOUT BANCORPSOUTH” and “INFORMATION ABOUT BUSINESS HOLDING CORPORATION” beginning on pages 55 and 56, respectively.

The Executive Officers and Directors of Business Holding Corporation Have Interests Different from Typical Business Holding Corporation Shareholders.

     The executive officers and directors of Business Holding Corporation have certain interests in the merger and participate in certain arrangements that are different from, or are in addition to, those of Business Holding Corporation shareholders generally. See “THE MERGER – Interests of Certain Persons in the Merger.” As a result, these executive officers and directors could be more likely to approve the merger agreement than if they did not hold these interests.

Former Shareholders of Business Holding Corporation Will be Limited in their Ability to Influence BancorpSouth’s Actions and Decisions Following the Merger.

     Following the merger, former shareholders of Business Holding Corporation will hold less than 1.1% of the outstanding shares of BancorpSouth common stock. As a result, former Business Holding Corporation shareholders will have only limited ability to influence BancorpSouth’s business. Former Business Holding Corporation shareholders will not have separate approval rights with respect to any actions or decisions of BancorpSouth or have separate representation on BancorpSouth’s Board of Directors.

The Merger May Result in a Loss of Current Business Holding Corporation Employees.

     Despite BancorpSouth’s efforts to retain quality employees, BancorpSouth might lose some of Business Holding Corporation’s current employees following the merger. Current Business Holding Corporation employees may not want to work for a larger, publicly-traded company instead of a smaller, privately-held company or may not want to assume different duties, positions and compensation that BancorpSouth offers to the Business Holding Corporation employees. Competitors may recruit employees prior to the merger and during the integration process after the merger. As a result, current employees of Business Holding Corporation could leave with little or no prior notice. BancorpSouth cannot assure you that the combined companies will be able to attract, retain and integrate employees following the merger.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BANCORPSOUTH

     The following table sets forth certain financial information with respect to BancorpSouth which is derived from the audited and unaudited financial statements of BancorpSouth. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results of operations for the full year or any other interim period. BancorpSouth management prepared the unaudited information on the same basis as it prepared BancorpSouth’s audited consolidated financial statements. In the opinion of BancorpSouth management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with BancorpSouth’s consolidated financial statements and related notes included in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2003, and BancorpSouth’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which are incorporated by reference in this document and from which this information is derived. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 88.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BANCORPSOUTH

						For the Nine Months Ended
						September 30,
	For the Years Ended December 31,					(Unaudited)
	2003	2002	2001	2000	1999	2004	2003
	(Dollars in Thousands, Except Per Share Amounts)
Earnings Summary:
Interest revenue	$526,911	$590,418	$660,475	$669,158	$592,340	$371,374	$400,688
Interest expense	175,805	218,892	331,093	346,883	280,150	121,250	135,667

Net interest revenue	351,106	371,526	329,382	322,275	312,190	250,124	265,021
Provision for credit losses	25,130	29,411	22,259	26,166	17,812	12,381	17,658
Noninterest revenue	190,086	124,826	127,998	87,970	101,102	139,784	142,012
Noninterest expense	322,594	304,985	289,318	271,742	248,333	255,016	237,767

Income before income tax	193,468	161,956	145,803	112,337	147,147	122,511	151,608
Applicable income taxes	62,334	49,938	47,340	37,941	44,736	36,484	49,345

Net income	$131,134	$112,018	$98,463	$74,396	$102,411	$86,027	$102,263

Per Share Data:
Basic earnings	$1.69	$1.40	$1.19	$0.88	$1.20	$1.12	$1.32
Diluted earnings	1.68	1.39	1.19	0.88	1.19	1.11	1.31
Cash dividends	0.66	0.61	0.57	0.53	0.49	0.54	0.48
Book value – end of period	11.15	10.40	9.92	9.39	8.84	11.44	10.96
Balance Sheet Data (period end):
Total assets	$10,305,035	$10,189,247	$9,395,429	$9,044,034	$8,441,697	$10,608,150	$10,185,547
Loans, net of unearned income	6,233,067	6,389,385	6,073,200	6,095,315	5,541,961	6,512,969	6,251,791
Allowance for credit losses	92,112	87,875	83,150	81,730	74,232	90,100	90,505
Total deposits	8,599,128	8,548,918	7,856,840	7,480,920	7,066,645	8,843,239	8,424,422
Total stockholders’ equity	$868,906	$807,823	$805,403	$789,576	$757,111	$875,142	$854,441
Balance Sheet Data (averages):
Total assets	$10,236,904	$9,882,168	$9,261,912	$8,756,474	$8,139,196	$10,550,174	$10,244,623
Total stockholders’ equity	$845,874	$810,893	$796,706	$761,884	$737,526	$871,192	$841,207
Average number of diluted shares outstanding:	78,164	80,481	82,979	84,811	86,008	77,515	78,095
Selected Ratios (annualized):
Return on average assets	1.28%	1.13%	1.06%	0.85%	1.26%	1.09%	1.33%
Return on average stockholders’ equity	15.50	13.81	12.36	9.76	13.89	13.19	16.25
Net interest margin	3.80	4.15	3.94	4.08	4.12	3.52	3.83
Net charge-offs to average loans	0.33	0.41	0.35	0.34	0.25	0.30	0.32
Tier 1 capital to risk-weighted assets	13.24	11.92	10.70	11.31	12.75	12.91	13.08
Total capital to risk-weighted assets	14.51	13.16	11.91	12.56	14.02	14.17	14.34

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BUSINESS HOLDING
CORPORATION

     The following table sets forth certain financial information with respect to Business Holding Corporation which is derived from the audited and unaudited financial statements of Business Holding Corporation. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results of operations for the full year or any other interim period. Business Holding Corporation management prepared the unaudited information on the same basis as it prepared Business Holding Corporation’s audited consolidated financial statements. In the opinion of Business Holding Corporation management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with Business Holding Corporation’s consolidated financial statements and related notes and other financial information attached to this Proxy Statement/Prospectus as Annex D.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BUSINESS HOLDING CORPORATION

						For the Nine Months Ended
						September 30,
	For the Years Ended December 31,					(Unaudited)
	2003	2002	2001	2000	1999	2004	2003
	(Dollars in Thousands, Except Per Share Amounts)
Earnings Summary:
Interest revenue	$7,205	$7,005	$6,985	$5,858	$3,126	$5,985	$5,436
Interest expense	2,351	2,703	3,586	2,997	1,293	1,788	1,820

Net interest revenue	4,854	4,302	3,399	2,861	1,833	4,197	3,616
Provision for credit losses	662	436	425	440	338	678	479
Other revenue	605	511	337	184	90	513	458
Other expense	3,277	2,887	2,341	2,002	1,794	3,057	2,427

Income before income tax	1,520	1,490	970	603	(209)	975	1,168
Applicable income taxes	474	465	320	213	(71)	300	361

Net income	$1,046	$1,025	$650	$390	$(138)	$675	$807

Per Share Data:
Basic earnings	$0.91	$0.89	$0.57	$0.34	$(0.12)	$0.57	$0.71
Diluted earnings	0.88	0.87	0.56	0.30	(0.11)	0.55	0.68
Cash dividends	–	–	–	–	–	–	–
Book value	12.27	11.48	10.43	9.84	9.44	12.51	12.11
Balance Sheet Data (Period End):
Total assets	$152,660	$143,864	$128,621	$96,968	$62,896	$169,197	$155,304
Loans, net of unearned income	112,321	95,474	87,255	63,040	39,652	135,968	112,306
Allowance for credit losses	1,587	1,431	1,237	840	405	1,513	1,533
Securities	25,937	37,209	35,338	31,398	20,395	18,071	34,309
Deposits	109,954	90,708	80,218	68,709	49,322	122,822	108,695
Long-term debt	6,500	5,000	5,500	–	–	13,500	6,500
Total shareholders’ equity	$14,077	$13,092	$11,915	$11,243	$10,764	$16,405	$13,858
Balance Sheet Data (Averages):
Total assets	$151,756	$133,930	$104,613	$73,538	$43,705	$164,410	$151,369
Total shareholders’ equity	13,597	12,556	11,606	11,002	9,489	14,784	13,486
Average number of shares outstanding:
Basic	1,144	1,146	1,142	1,142	1,139	1,310	1,147
Diluted	1,187	1,178	1,175	1,286	1,286	1,224	1,187
Selected Ratios (Annualized):
Return on average assets	0.69%	0.77%	0.62%	0.53%	(0.32%)	0.55%	0.71%
Return on average shareholders’ equity	7.69	8.16	5.60	3.54	(1.45)	6.10	8.00
Net interest margin	3.20	3.40	2.94	3.29	4.08	3.49	3.46
Net charge-offs to average loans	0.48	0.26	–	–	–	0.59	0.36
Tier 1 capital to risk-weighted assets	11.00	11.46	13.02	14.97	20.23	15.26	11.09
Total capital to risk-weighted asset	12.24	12.71	14.27	16.09	20.98	16.29	12.32
Leverage ratio	9.12	9.25	10.06	12.59	18.01	13.56	8.83

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     The following table sets forth for BancorpSouth common stock and Business Holding Corporation common stock certain historical, pro forma and pro forma-equivalent per share financial information. The pro forma and pro forma-equivalent per share information gives effect to the merger as if the merger had been effective on the dates presented, in the case of the book value data, and as if the merger had become effective on January 1, 2003, in the case of the income from continuing operations and cash dividends paid data for the twelve months ended December 31, 2003, and as if the merger had become effective on January 1, 2004, in the case of the income from continuing operations and cash dividends paid data for the nine months ended September 30, 2004. The pro forma data in the tables represents a current estimate based on available information of the combined company’s results of operations and is based on the the conversion ratio of 1.14175 shares of BancorpSouth common stock for each share of Business Holding Corporation common stock, assuming that 60% of the outstanding common stock of Business Holding Corporation is converted into BancorpSouth common stock with no regard given to the effects of shares of Business Holding Corporation common stock that are exchanged for cash, as if these shares were outstanding for each period presented. The pro forma financial adjustments record the assets and liabilities of Business Holding Corporation at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analyses are performed. The information in the following table is based on, and should be read together with, the historical financial information that BancorpSouth has presented in filings with the Securities and Exchange Commission and the historical financial information that Business Holding Corporation has included as Annex D to this Proxy Statement/Prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 88.

     The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods. Upon completion of the merger, the operating results of Business Holding Corporation will be reflected in the consolidated financial statements of BancorpSouth on a prospective basis.

	Comparative Per Share Data
		Business
		Holding		Per Equivalent
	BancorpSouth	Corporation	Pro Forma	Business Holding
	Historical	Historical	Combined	Corporation Share
Income from continuing operations for the twelve months ended December 31, 2003
Basic	$1.69	$0.91	$1.68	$1.92
Diluted	1.68	0.88	1.67	1.91
Income from continuing operations for the nine months ended September 30, 2004
Basic	1.12	0.57	1.11	1.27
Diluted	1.11	0.55	1.11	1.26
Cash Dividends Paid
For the twelve months ended December 31, 2003	0.66	–	0.66	0.75
For the nine months ended September 30, 2004	0.54	–	0.54	0.62
Book Value
As of December 31, 2003	11.15	12.27	11.27	12.86
As of September 30, 2004	11.44	12.51	11.57	13.21

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This Proxy Statement/Prospectus contains certain forward-looking statements about the financial condition, results of operations and business of BancorpSouth and Business Holding Corporation and about the combined companies following the merger. These statements concern the cost savings, revenue enhancements and other advantages the companies expect to obtain from the merger, the anticipated impact of the merger on BancorpSouth’s financial performance, tax consequences and accounting treatment of the merger, receipt of regulatory approvals, market prices of BancorpSouth common stock and earnings estimates for the combined company. These statements appear in several sections of this Proxy Statement/Prospectus, including “SUMMARY” and “THE MERGER – Reasons for the Merger.” Also, the forward-looking statements generally include any of the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “should,” “will” or “plans” or similar expressions.

     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BancorpSouth and Business Holding Corporation, and of the combined companies, may differ materially from those expressed in these forward-looking statements. Many of the factors that could influence or determine actual results are unpredictable and not within the control of BancorpSouth or Business Holding Corporation. In addition, neither BancorpSouth nor Business Holding Corporation intends to, nor are they obligated to, update these forward-looking statements after this Proxy Statement/Prospectus is distributed, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, BancorpSouth claims the protection of the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

     Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities:

•	failure to obtain required shareholder or regulatory approvals;

•	the companies’ failure to consummate the merger;

•	inability to successfully integrate the companies after the merger;

•	materially adverse changes in the companies’ financial conditions;

•	changes in economic conditions and government fiscal and monetary policies;

•	fluctuations in prevailing interest rates;

•	the ability of BancorpSouth to compete with other financial services companies;

•	changes in BancorpSouth’s operating or expansion strategy;

•	geographic concentration of BancorpSouth’s assets;

•	the ability of BancorpSouth to attract, train and retain qualified personnel;

•	the ability of BancorpSouth to effectively market its services and products;

•	BancorpSouth’s dependence on existing sources of funding;

•	changes in laws and regulations affecting financial institutions in general;

•	possible adverse rulings, judgments, settlements and other outcomes of pending litigation;

•	the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base; and

•	other factors generally understood to affect the financial results of financial service companies and other risks detailed from time to time in BancorpSouth’s news releases and filings with the Securities and Exchange Commission.

THE SPECIAL MEETING

General

     This Proxy Statement/Prospectus is first being mailed, on or about [•], 2004, to all persons who were Business Holding Corporation shareholders on [•], 2004.

     Along with this Proxy Statement/Prospectus, Business Holding Corporation shareholders are being provided with a Notice of Special Meeting, election form, transmittal letter and form of proxy card for use at the special meeting of Business Holding Corporation shareholders and at any adjournments or postponements of that meeting.

     At the Business Holding Corporation special meeting, Business Holding Corporation shareholders will consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of September 17, 2004, between Business Holding Corporation and BancorpSouth, which provides for the merger of Business Holding Corporation with and into BancorpSouth.

     The special meeting of Business Holding Corporation shareholders will be held at the following time and place:

[•], 2004
[•][•].m. (Central Time)
The Business Bank
6100 Corporate Boulevard, #100
Baton Rouge, Louisiana 70808

Proxies

     We encourage Business Holding Corporation shareholders to promptly vote their proxies by completing, signing, dating and returning the enclosed proxy card solicited by Business Holding Corporation’s Board of Directors whether or not they are able to attend the Business Holding Corporation special meeting in person.

     A Business Holding Corporation shareholder may revoke any proxy given in connection with this solicitation by:

•	delivering to Business Holding Corporation a written notice revoking the proxy prior to the taking of the vote at the Business Holding Corporation special meeting;

•	delivering a duly executed proxy relating to the same shares bearing a later date; or

•	attending the meeting and voting in person (attendance at the Business Holding Corporation special meeting without voting at the meeting will not in and of itself constitute a revocation of a proxy).

     Revocation of proxy by written notice or execution of a new proxy bearing a later date should be submitted to:

Business Holding Corporation
6100 Corporate Boulevard, #100
Baton Rouge, Louisiana 70808
Attention: Paula J. Laird, Executive Vice President and COO

     For a notice of revocation or later proxy to be valid, however, Business Holding Corporation must receive it prior to the vote of Business Holding Corporation shareholders at the Business Holding Corporation special meeting. Business Holding Corporation will vote all shares of Business Holding Corporation common stock represented by valid proxies received through this solicitation and not revoked before they are exercised in the manner described above.

     Business Holding Corporation is currently unaware of any other matters that may be presented for action at the Business Holding Corporation special meeting. If other matters do properly come before the Business Holding Corporation special meeting, then shares of Business Holding Corporation common stock represented by proxies will be voted (or not voted) by the persons named in the proxies in their discretion.

     Please do not forward your Business Holding Corporation stock certificates, election form and letter of transmittal with your proxy card. Stock certificates, election forms and letters of transmittal should be returned to the exchange agent in accordance with the instructions contained in the election form.

Solicitation of Proxies

     BancorpSouth will bear the costs of printing and mailing this Proxy Statement/Prospectus and the costs of filing BancorpSouth’s registration statement on Form S-4 with the Securities and Exchange Commission.

     If necessary, Business Holding Corporation may use several of its regular employees, who will not be specially compensated, to solicit proxies from Business Holding Corporation shareholders, either personally or by telephone, facsimile or mail.

Record Date and Voting Rights

     Business Holding Corporation’s Board of Directors has fixed [•], 2004 as the record date for the determination of Business Holding Corporation shareholders entitled to receive notice of and to vote at Business Holding Corporation’s special meeting of shareholders. Accordingly, only Business Holding Corporation shareholders of record at the close of business on [•], 2004 will be entitled to notice of and to vote at the Business Holding Corporation special meeting. At the close of business on Business Holding Corporation’s record date, there were 1,310,491 shares of Business Holding Corporation common stock entitled to vote at the Business Holding Corporation special meeting held by approximately 294 holders of record, and the executive officers and directors of Business Holding Corporation beneficially owned 17.50% of the outstanding shares of Business Holding Corporation common stock.

     The presence, in person or by proxy, of the holders of a majority of the total voting power of Business Holding Corporation is necessary to constitute a quorum at the special meeting. Each share of Business Holding Corporation common stock outstanding on Business Holding Corporation’s record date entitles its holder to one vote as to the approval of the merger agreement or any other proposal that may properly come before Business Holding Corporation’s special meeting.

     For purposes of determining the presence or absence of a quorum for the transaction of business, Business Holding Corporation will count shares of Business Holding Corporation common stock present in person at the special meeting but not voting as present at the special meeting. Abstentions and broker non-votes will also be counted as present at the Business Holding Corporation special meeting for purposes of determining whether a quorum exists.

     Under the Business Corporation Law of Louisiana, the merger agreement must be approved by shareholders of Business Holding Corporation by a vote of at least two-thirds of the voting power present in person or by proxy at the special meeting. Because approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the voting power present, an abstention or a broker non-vote will have the same effect as a vote “against” approval of the merger agreement. Accordingly, Business Holding Corporation’s Board of Directors urges Business Holding Corporation shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage paid business reply envelope.

Recommendation of Board of Directors

     Business Holding Corporation’s Board of Directors has unanimously approved the merger agreement. Business Holding Corporation’s Board of Directors believes that the merger is in the best interests of Business Holding Corporation and Business Holding Corporation shareholders and recommends that Business Holding Corporation shareholders vote “FOR” approval of the merger agreement. The conclusion of Business Holding Corporation’s Board of Directors with respect to the merger is based on a number of factors, as described in this Proxy Statement/Prospectus. See “THE MERGER – Reasons for the Merger; Recommendation of the Board of Directors.”

Shareholders Dissenters’ Rights

     Shareholders of Business Holding Corporation who do not wish to accept BancorpSouth common stock in the merger will be entitled under the Business Corporation Law of Louisiana to receive the fair value of their shares. This right to dissent is subject to a number of restrictions and technical requirements. Generally, in order to exercise dissenters’ rights, you must:

•	file with Business Holding Corporation prior to the special meeting a written objection to the approval of the merger agreement; and

•	vote such shares of Business Holding Corporation common stock against the merger agreement.

     Any Business Holding Corporation shareholder who wishes to exercise dissenters’ rights, or who wishes to preserve his or her right to do so, should carefully review Section 131 of the Business Corporation Law of Louisiana, a copy of which is attached as Annex B to this Proxy Statement/Prospectus, and the section entitled “THE MERGER – Shareholders Dissenters’ Rights.”

Certain Matters Relating to Proxy Materials

     The rules regarding delivery of proxy statements may be satisfied by delivering a single proxy statement to an address shared by two or more shareholders. This method of delivery is referred to as “householding” and can result in meaningful cost savings. In order to take advantage of this opportunity, we may deliver only one proxy statement to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly upon request a separate copy of the proxy statement, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold Business Holding Corporation common stock as a registered shareholder and prefer to receive separate copies of a proxy statement, please call (225) 768-1100 or send a written request to:

Business Holding Corporation
6100 Corporate Boulevard, #100
Baton Rouge, Louisiana 70808
Attention: Paula J. Laird, Executive Vice President and COO

     If your Business Holding Corporation common stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement, please contact such broker or bank.

THE MERGER

     The discussion in this Proxy Statement/Prospectus of the merger of Business Holding Corporation into BancorpSouth does not purport to be complete and is qualified by reference to the full text of the merger agreement and the other annexes attached to, and incorporated by reference into, this Proxy Statement/Prospectus.

Description of the Merger

     If the merger is completed, Business Holding Corporation will merge with and into BancorpSouth and Business Holding Corporation’s subsidiary bank will merge with and into BancorpSouth Bank, a subsidiary of BancorpSouth. Business Holding Corporation shareholders, other than Business Holding Corporation shareholders who properly exercise their rights to dissent from the merger, will have the opportunity to elect to receive in exchange for each share of Business Holding Corporation common stock they own 1.14175 shares of BancorpSouth common stock, a cash payment of $26.00 or a combination of cash and shares of BancorpSouth common stock. Holders of more than one share of Business Holding Corporation common stock may elect a combination of stock and cash consideration. In the merger, between 51% and 60% of the outstanding shares of Business Holding Corporation common stock shall be exchanged for BancorpSouth common stock. In order to ensure that the merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, and as a result of the range limitation for stock consideration, regardless of your election, you may receive a combination of cash and shares of BancorpSouth common stock that is different than what you may have elected, depending on the elections made by other Business Holding Corporation shareholders. See “THE MERGER AGREEMENT – Cash or Stock Election.”

     BancorpSouth will not issue any fractional shares of BancorpSouth common stock. Instead, a Business Holding Corporation shareholder who receives any shares of BancorpSouth common stock as consideration in the merger will receive cash equal to $22.772 times the fraction of a share of BancorpSouth common stock to which the shareholder otherwise would be entitled.

     Louisiana law permits Business Holding Corporation shareholders to dissent from the merger and to receive the fair value of their shares of Business Holding Corporation common stock in cash. To dissent, a Business Holding Corporation shareholder must follow certain procedures, including filing certain notices with Business Holding Corporation and voting his or her shares against the merger agreement. The shares of Business Holding Corporation common stock held by a dissenter will not be exchanged for stock consideration or cash consideration in the merger and a dissenter’s only right will be to receive the appraised fair value of his or her shares of Business Holding Corporation common stock in cash. For a discussion of the procedures that dissenting shareholders must follow to properly exercise their rights, please see “THE MERGER – Shareholders Dissenters’ Rights.”

Background of the Merger

     The management of Business Holding Corporation periodically has explored, assessed and discussed with the Business Holding Corporation Board of Directors, strategic options potentially available to Business Holding Corporation. These strategic discussions have included the possibility of business combinations involving Business Holding Corporation and other financial institutions, particularly in view of the increasing competition and continuing consolidation in the financial services industry, as well as maximizing its performance as an independent company.

     In early 2004, the Board of Directors of Business Holding Corporation authorized its management to pursue potential alternatives for a strategic business combination, including the authority to contact financial institutions that may have an interest in a business combination. Accordingly, management of Business Holding Corporation contacted, and supplied information to, a number of financial institutions known to have an interest in the Baton Rouge area. After reviewing the information delivered by Business Holding Corporation and considering its own strategic plans, BancorpSouth’s management submitted a proposal for a merger with Business Holding Corporation on May 14, 2004. This proposal offered terms substantially identical to the terms of the final merger agreement. Further, after an extensive interview process, on May 17, 2004, Business Holding Corporation engaged National Capital to act as its financial advisor to provide investment banking and financial advisory services in relation to the evaluation, structure and possible negotiation of a potential business combination.

     After receiving the proposal from BancorpSouth, Business Holding Corporation received in late May 2004 a proposal from Firstrust Corporation of New Orleans, Louisiana for consideration of $27 cash per share and/or the equivalent value in shares of Firstrust Corporation common stock, with at least a majority of the consideration to be paid in Firstrust Corporation common stock. Thereafter, representatives of Business Holding Corporation engaged in intensive negotiations with Firstrust Corporation in an attempt to resolve what the Board of Directors of Business Holding Corporation perceived as two major defects in the Firstrust Corporation proposal: (i) the lack of liquidity of shares of Firstrust Corporation common stock, which are privately held and for which no public trading market exists, compared to the relative liquidity of shares of BancorpSouth common stock on the New York Stock Exchange; and (ii) Firstrust Corporation’s insistence on a valuation of shares of its common stock at an arbitrary 2.5 times book value, compared to the market valuation of shares of BancorpSouth common stock. After several weeks of discussions and negotiations, in the latter part of July 2004, the Business Holding Corporation Board of Directors concluded that these defects could not be overcome to its satisfaction and terminated discussions with Firstrust Corporation. The Board of Directors then directed management to renew contact with BancorpSouth and pursue discussions with it.

     Between August 17 and 19, 2004, representatives of BancorpSouth and Business Holding Corporation and their respective legal counsel and accountants met in Baton Rouge, Louisiana to conduct a due diligence review. The parties and their representatives began negotiation of a merger agreement on August 23, 2004 and continued to negotiate the terms of the merger agreement until September 13, 2004.

     On August 25, 2004, BancorpSouth’s Board of Directors met in a special meeting to consider the proposed merger between Business Holding Corporation and BancorpSouth and the terms of the proposed merger agreement. The Board of Directors discussed the merger with its legal counsel, accountants and management. After further discussion among the directors, the merger agreement was approved by BancorpSouth’s Board of Directors.

     On September 14, 2004, Business Holding Corporation’s Board of Directors met in a special meeting to consider the proposed merger and the terms of the proposed merger agreement. Special counsel for Business Holding Corporation described in detail the proposed merger agreement and related documents to the Board of Directors and expressed his opinion that the proposed merger agreement fell into an acceptable range of what is customary for such transactions. A representative of National Capital, Business Holding Corporation’s financial advisor, made a presentation of the financial terms of the merger, advised the Board of Directors that in its opinion the financial terms were fair to Business Holding Corporation and its shareholders from a financial point of view and further advised the Board of Directors that it was prepared to furnish a written fairness opinion for inclusion in the materials sent to shareholders in connection with the Business Holding Corporation special meeting of shareholders called to vote upon the merger agreement. Following these presentations and discussions among the directors, the merger agreement was approved by Business Holding Corporation’s Board of Directors.

     The merger agreement was executed by the parties as of September 17, 2004.

Reasons for the Merger; Recommendation of the Board of Directors

     The merger will combine the strengths of BancorpSouth and Business Holding Corporation and their subsidiary banks. Joining with BancorpSouth will allow Business Holding Corporation to provide more sophisticated banking services to its current and prospective customers. Business Holding Corporation has experienced remarkable acceptance in this Baton Rouge market but, to continue to meet its customers’ expectations and expanding needs, management and the Board of Directors of Business Holding Corporation believe they must join with a complete financial services company that offers expanded resources and technological capabilities. They believe that this partnership will enhance the ability to serve the complete needs of Business Holding Corporation’s customers and provide a real opportunity for both companies. In contrast, BancorpSouth will have the opportunity to enter the Baton Rouge banking market with a staff of seasoned Louisiana bankers already in place. This outstanding commercial bank will expand BancorpSouth’s Louisiana banking family, which currently includes 13 banking locations in Shreveport, Bossier City, Monroe, West Monroe, Rayville and Ruston, with more than $468 million in deposits as of September 30, 2004.

     Business Holding Corporation’s Board of Directors deliberated and approved the merger agreement at a Board meeting held on September 14, 2004. In reaching its determination to approve the merger agreement,

Business Holding Corporation’s Board of Directors consulted with Business Holding Corporation’s management and legal advisors and considered a number of factors. The following is a discussion of information and factors that are not intended to be exhaustive, but which includes the material factors considered by Business Holding Corporation’s Board of Directors. In the course of its deliberations with respect to the merger, Business Holding Corporation’s Board of Directors discussed the anticipated impact of the merger on Business Holding Corporation, Business Holding Corporation’s shareholders and various other constituencies.

     Business Holding Corporation’s Board of Directors did not identify any material disadvantages expected to result from the merger during these discussions. In reaching its determination to approve and recommend the merger agreement, Business Holding Corporation’s Board of Directors did not assign any relative or specific weights to the factors considered in reaching such determination, and individual members of Business Holding Corporation’s Board of Directors may have given differing weights to different factors.

     The following includes the material factors that were considered by Business Holding Corporation’s Board of Directors:

•	its review, based in part on presentations by Business Holding Corporation’s management of the business, operations, technology, dividends, financial condition and earnings of BancorpSouth on a historical and a prospective basis and of the combined company on a pro forma basis;

•	the resulting relative interests of Business Holding Corporation shareholders in the common stock of the combined companies following the merger;

•	the similarity of Business Holding Corporation’s market area to BancorpSouth’s market areas and the fact that Business Holding Corporation’s market area is located in a state in which BancorpSouth currently operates;

•	the terms of the merger agreement, including the amount and form of consideration to be received by Business Holding Corporation shareholders in the merger, and the expectation that the merger will be a tax-free transaction;

•	the general impact that the merger could be expected to have on the constituencies served by Business Holding Corporation, including its customers, employees and communities;

•	the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined companies from the merger, and the likelihood that these would be achieved following the merger;

•	the opinion of Business Holding Corporation’s financial advisor that the merger consideration is fair from a financial point of view to holders of Business Holding Corporation common stock;

•	the nature of, and likelihood of obtaining, the regulatory approvals that would be required for the merger;

•	the liquidity provided by shares of BancorpSouth common stock compared to shares of Business Holding Corporation common stock;

•	the historical market prices of BancorpSouth common stock and the fact that the proposed per-share merger consideration represented a premium over the book value of Business Holding Corporation’s common stock on the business day before the merger was announced; and

•	the results that could be expected to be obtained by Business Holding Corporation if it continued to operate independently and the likely benefits to shareholders of such course, as compared with the value of the merger consideration being offered by BancorpSouth.

     Based on a thorough evaluation of these factors, Business Holding Corporation’s Board of Directors believes the merger is in the best interests of Business Holding Corporation and Business Holding Corporation shareholders. Business Holding Corporation’s Board of Directors recommends that Business Holding Corporation shareholders vote “For” approval of the merger agreement.

Opinion of Financial Advisor to Business Holding Corporation

     Business Holding Corporation retained National Capital to act as its financial advisor in connection with the merger and related matters. As part of its engagement, National Capital agreed to render an opinion with respect to the fairness, from a financial point of view, to the holders of Business Holding Corporation common stock, of the merger consideration.

     National Capital is an investment banking and financial services firm located in Baton Rouge, Louisiana. As part of its investment banking business, National Capital engages in the review of the fairness of bank acquisition transactions from a financial perspective and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions and other transactions. Neither National Capital nor any of its affiliates has nor has had during the past two years a material relationship with Business Holding Corporation and its affiliates or BancorpSouth and its affiliates. National Capital assisted in the organization of Business Holding Corporation and, after considering several financial advisors to serve in connection with the merger, Business Holding Corporation’s Board of Directors unanimously selected National Capital to serve as its financial advisor based upon National Capital’s familiarity with Business Holding Corporation and the regional community banking industry, as well as National Capital’s knowledge of the banking industry as a whole. No instructions were given or limitations imposed by Business Holding Corporation’s Board of Directors upon National Capital regarding the scope of its investigation or the procedures it followed in rendering its opinion.

     On September 15, 2003, National Capital rendered an oral opinion to the Board of Directors of Business Holding Corporation that the consideration to be received by the holders of Business Holding Corporation common stock under the merger agreement is fair to Business Holding Corporation shareholders from a financial point of view. National Capital provided a written fairness opinion as of October 4, 2004. National Capital has been paid a fee of $5,000 for rendering this opinion.

     The full text of National Capital’s written opinion to the Business Holding Corporation Board of Directors, dated as of October 4, 2004, which sets forth the assumptions made, matters considered and extent of review by National Capital, is attached as Annex C to this Proxy Statement/Prospectus and is incorporated herein by reference. You should read the fairness opinion carefully and in its entirety. The following summary of National Capital’s opinion is qualified in its entirety by reference to the full text of the opinion. National Capital’s opinion is directed to the Business Holding Corporation Board of Directors and does not constitute a recommendation to any shareholder of Business Holding Corporation as to how a shareholder should vote with regard to the merger agreement at the Business Holding Corporation special meeting described in this Proxy Statement/Prospectus. The opinion addresses only the financial fairness of the consideration to be received by the holders of Business Holding Corporation common stock. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of the Business Holding Corporation Board of Directors to approve the merger agreement or proceed with or effect the merger, or any other aspect of the merger.

     In connection with the fairness opinion, National Capital:

•	reviewed the merger agreement;

•	reviewed certain publicly available financial statements and other information regarding BancorpSouth;

•	reviewed internal financial information and financial projections as well as other information regarding Business Holding Corporation;

•	held conversations with the management of Business Holding Corporation regarding current financial performance and projected performance;

•	reviewed the financial performance and stock trading performance of BancorpSouth;

•	analyzed the transaction and transaction ratios including deal value and dividends;

•	analyzed the present value of future cash flows for an investor in an independent Business Holding Corporation; and

•	reviewed the financial terms of certain other recent comparable community bank acquisition transactions.

     National Capital did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. National Capital did not make an independent evaluation or appraisal of the assets of Business Holding Corporation or BancorpSouth. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, National Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

     In performing its analyses, National Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Business Holding Corporation’s and BancorpSouth’s control. The analyses performed by National Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. No company or transaction considered as a comparison in the analyses is identical to Business Holding Corporation, BancorpSouth or the merger. Accordingly, an analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the value of the companies involved in such comparisons. In addition, the analyses do not purport to be appraisals or reflect the process by which or the prices at which businesses actually may be sold or the prices at which any securities may trade at the present time or at any time in the future.

Review and Analysis of BancorpSouth Common Stock and the Transaction and Transaction Ratios

     National Capital did not determine the amount of consideration to be paid in the merger. The merger agreement calls for each share of Business Holding Corporation to be exchanged for 1.14175 shares of BancorpSouth common stock, a cash payment of $26.00 or a combination of cash and shares of BancorpSouth common stock. Based on a $22.77 per share market value of BancorpSouth common stock that was calculated using the average closing price for the last ten trading days ending September 16, 2004, the value received by the shareholders of Business Holding Corporation would be $26.00 per share. That price would result in transaction ratios as of September 30, 2004 equal to 2.45 times stated and tangible book, 32.97 times earnings for the last twelve months and 21.5% of total assets. Business Holding Corporation does not have a public market for trading shares for comparison but the value to be received is well in excess of current book value and the current return on equity. Business Holding Corporation has never paid a dividend on its shares of common stock but BancorpSouth has historically paid quarterly dividends on its shares of common stock. Based on the third quarter of 2004 quarterly dividend rate of $0.18 per share of BancorpSouth common stock paid to BancorpSouth shareholders and the exchange ratio, Business Holding Corporation shareholders would receive a quarterly dividend equivalent to $0.021 per share of Business Holding Corporation common stock.

Analysis of the Present Value of Future Cash Flow for an Independent Business Holding Corporation

     National Capital projected the present value of future cash flows for a Business Holding Corporation shareholder on a stand alone basis through 2009 assuming annual asset growth of 10% and a continuation of the present dividend policy. The sum of the present value of the annual dividend cash flows and the terminal market value of Business Holding Corporation was calculated using discount rates from 10% to 15%, the estimated required rate of return expected by an investor, resulting in a present value ranging from $19.26 to $25.14 per share of Business Holding Corporation common stock.

Analysis of Comparable Transactions

     National Capital reviewed the proposed merger as of September 7, 2004 for the purpose of comparing the merger with other announced whole bank and bank holding company transactions. National Capital reviewed the prices paid in 29 U.S. transactions that were announced between July 1, 2003 and September 7, 2004 involving selling financial institutions headquartered in the states of Louisiana, Texas, Mississippi, Arkansas and Alabama with total assets between $50 and $500 million. The tables below include information regarding these transactions. For this peer group: the average and median announced deal price to book value was 1.88 and 1.76 times, respectively; the average and median price to tangible book was 1.92 and 1.90 times, respectively; the average and median price to earnings was 28.85 and 23.65 times, respectively; and the average and median price to assets was 17.5% and 18.1%, respectively. The merger value for the merger of Business Holding Corporation with and into BancorpSouth ranks above the average and median of the comparable transactions.

								Price to
					Deal		Price to	Last 12
	Buyer		Target	Announce	Value	Price to	Tangible	Months Net
Buyer Name	State	Target Name	State	Date	($MM)	Equity(x)	Equity(x)	Income(x)
HGroup Acquisition Co.	TX	Heritage Bancshares, Inc.	TX	1/14/04	12.4	157.47	157.47	N/A
First Federal Bank of Louisiana	LA	First Allen Parish Bancorp	LA	6/16/04	6.6	147.00	147.00	17.09
First Community Capital Corporation	TX	Grimes County Capital Corporation	TX	9/19/03	9.5	232.50	232.50	55.56
First Financial Bankshares, Inc.	TX	Liberty National Bank	TX	3/04/04	12.8	203.98	203.98	18.65
KSB Bancorp Inc.	LA	Teche Bancshares, Inc.	LA	10/27/03	N/A	N/A	N/A	N/A
Teche Holding Co.	LA	St. Landry Financial Corporation	LA	3/04/04	10.1	124.21	124.21	40.85
North American Bancshares, Inc.	TX	Pioneer Bankshares, Inc.	TX	8/18/03	12.7	219.72	219.72	27.48
IBERIABANK Corporation	LA	Alliance Bank of Baton Rouge	LA	11/17/03	15.5	170.99	170.99	34.46
Sterling Bancshares, Inc.	TX	South Texas Capital Group, Inc.	TX	8/18/03	N/A	N/A	N/A	N/A
Liberty Bancshares, Inc.	AR	Peoples Bank	AR	11/14/03	8.3	143.23	143.23	N/A
Summit Bancshares, Inc.	TX	ANB Financial Corporation	TX	2/02/04	13.8	264.68	264.68	22.55
Prosperity Bancshares, Inc.	TX	First State Bank of North Texas	TX	10/06/03	21.4	219.24	219.24	12.36
Franklin Bank Corp.	TX	Cedar Creek Bancshares, Inc.	TX	9/07/04	22.6	202.11	202.11	22.22
Prosperity Bancshares, Inc.	TX	Village Bank & Trust, S.S.B.	TX	5/12/04	20.2	197.61	203.63	20.12
Investor group	TX	Snyder National Bank	TX	9/30/03	8.5	123.98	123.98	20.59
MidSouth Bancorp, Inc.	LA	Lamar Bancshares, Incorporated	TX	5/27/04	22.5	181.92	189.87	17.99
Happy Bancshares, Inc.	TX	Sun Banc, Corporation	TX	12/31/03	16.5	167.56	182.95	14.96
Mountain Home Bancshares, Inc.	AR	Pocahontas Bankstock, Inc.	AR	3/24/04	17.5	148.01	148.01	N/A
Simmons First National Corporation	AR	Alliance Bancorporation	AR	10/08/03	25.5	246.51	246.51	21.32
Community Bancshares of Mississippi, Inc.	MS	Security Bancshares, Inc.	MS	11/25/03	15.0	78.93	80.70	14.27
Liberty Bancshares, Inc.	AR	Arkansas State Bancshares, Inc.	AR	6/25/04	31.7	151.86	151.86	54.11
Adam Corporation Group	TX	Beltline Bancshares Inc.	TX	8/08/03	32.0	242.42	270.98	34.78
State National Bancshares, Inc.	TX	Mercantile Bank Texas	TX	4/26/04	51.3	323.38	323.38	25.66
Prosperity Bancshares, Inc.	TX	MainBancorp, Incorporated	TX	7/21/03	40.6	176.26	211.84	24.74
Southwest Bancorporation of Texas, Inc.	TX	Reunion Bancshares, Inc.	TX	10/27/03	50.0	295.19	295.19	30.19
Texas United Bancshares, Incorporated	TX	GNB Bancshares, Incorporated	TX	4/29/04	44.7	238.29	238.38	44.83
Rock Bancshares Inc.	AR	HCB Bancshares, Inc.	AR	1/13/04	28.6	99.76	99.73	62.10
Home Bancshares, Inc.	AR	Community Financial Group, Inc.	AR	8/01/03	43.0	160.80	164.51	44.70
Franklin Bank Corp.	TX	Jacksonville Bancorp, Inc.	TX	8/12/03	72.4	158.70	172.65	10.71
Count					27	27	27	24
Average					24.66	188.01	192.20	28.85
Median					20.20	176.26	189.87	23.65
Trim Mean (80%)					22.92	186.05	190.88	27.58
Minimum					6.60	78.93	80.70	10.71
Maximum					72.40	323.38	323.38	62.10
Standard Deviation					16.32	57.84	58.64	14.53
BancorpSouth, Inc.	MS	Business Holding Corporation	LA	9/17/04	34.5	244.97	244.97	32.97

					Price to	Premium	Seller	Seller
				Price to	Total	to Core	Return on	Return on
	Buyer		Target	Total	Deposits	Deposits	Average	Average
Buyer Name	State	Target Name	State	Assets (%)	(%)	(%)	Assets	Equity
HGroup Acquisition Co.	TX	Heritage Bancshares, Inc.	TX	23.49	30.53	12.71	-0.12	-0.78
First Federal Bank of Louisiana	LA	First Allen Parish Bancorp	LA	12.31	14.62	5.05	0.73	8.98
First Community Capital Corporation	TX	Grimes County Capital Corporation	TX	17.37	18.96	12.17	0.64	7.56
First Financial Bankshares, Inc.	TX	Liberty National Bank	TX	20.31	23.05	16.67	1.46	15.81
KSB Bancorp Inc.	LA	Teche Bancshares, Inc.	LA	N/A	N/A	N/A	0.57	7.28
Teche Holding Co.	LA	St. Landry Financial Corporation	LA	14.15	20.40	5.21	0.34	3.06
North American Bancshares, Inc.	TX	Pioneer Bankshares, Inc.	TX	17.30	18.88	12.25	0.53	6.52
IBERIABANK Corporation	LA	Alliance Bank of Baton Rouge	LA	19.96	22.88	10.51	0.68	5.18
Sterling Bancshares, Inc.	TX	South Texas Capital Group, Inc.	TX	N/A	N/A	N/A	2.07	29.16
Liberty Bancshares, Inc.	AR	Peoples Bank	AR	9.87	11.51	4.00	-1.87	-24.48
Summit Bancshares, Inc.	TX	ANB Financial Corporation	TX	15.06	16.59	10.83	0.60	6.86
Prosperity Bancshares, Inc.	TX	First State Bank of North Texas	TX	22.83	25.83	14.67	2.94	31.07
Franklin Bank Corp.	TX	Cedar Creek Bancshares, Inc.	TX	21.42	23.99	13.82	1.26	11.89
Prosperity Bancshares, Inc.	TX	Village Bank & Trust, S.S.B.	TX	18.64	21.21	12.55	0.94	9.68
Investor group	TX	Snyder National Bank	TX	12.56	14.19	3.91	0.67	6.34
MidSouth Bancorp, Inc.	LA	Lamar Bancshares, Incorporated	TX	19.52	21.73	11.43	1.85	18.97
Happy Bancshares, Inc.	TX	Sun Banc, Corporation	TX	13.44	17.28	11.28	1.22	14.86
Mountain Home Bancshares, Inc.	AR	Pocahontas Bankstock, Inc.	AR	13.62	16.74	6.44	1.13	12.92
Simmons First National Corporation	AR	Alliance Bancorporation	AR	18.39	24.41	16.41	1.21	14.78
Community Bancshares of Mississippi, Inc.	MS	Security Bancshares, Inc.	MS	10.23	11.84	N/A	0.77	5.99
Liberty Bancshares, Inc.	AR	Arkansas State Bancshares, Inc.	AR	23.83	28.32	12.20	0.48	3.06
Adam Corporation Group	TX	Beltline Bancshares Inc.	TX	18.07	20.21	16.02	0.47	5.89
State National Bancshares, Inc.	TX	Mercantile Bank Texas	TX	25.64	28.09	21.08	1.09	13.40
Prosperity Bancshares, Inc.	TX	MainBancorp, Incorporated	TX	19.66	22.29	12.72	0.76	6.86
Southwest Bancorporation of Texas, Inc.	TX	Reunion Bancshares, Inc.	TX	23.37	26.00	18.79	0.79	10.22
Texas United Bancshares, Incorporated	TX	GNB Bancshares, Incorporated	TX	19.51	23.20	15.56	0.46	5.33
Rock Bancshares Inc.	AR	HCB Bancshares, Inc.	AR	11.80	19.58	1.29	0.20	1.76
Home Bancshares, Inc.	AR	Community Financial Group, Inc.	AR	13.92	17.09	7.76	1.16	13.45
Franklin Bank Corp.	TX	Jacksonville Bancorp, Inc.	TX	16.23	19.34	10.92	1.41	15.04
Count				27	27	26	29	29
Average				17.50	20.69	11.39	0.84	9.20
Median				18.07	20.40	12.19	0.76	7.56
Trim Mean (80%)				17.52	20.72	11.42	0.86	9.27
Minimum				9.87	11.51	1.29	(1.87)	(24.48)
Maximum				25.64	30.53	21.08	2.94	31.07
Standard Deviation				4.42	4.88	4.87	0.80	9.68
BancorpSouth, Inc.	MS	Business Holding Corporation	LA	21.50	27.57	19.95	0.67	8.21

     Therefore, based on these analyses, it is the opinion of National Capital that the consideration to be received by the Business Holding Corporation shareholders is fair from a financial point of view.

Regulatory Approval

     Completion of the merger is conditioned on, among other things, the receipt of approvals by the Federal Deposit Insurance Corporation, the Mississippi Department of Banking and Consumer Finance and the Louisiana Office of Financial Institutions. BancorpSouth expects the Board of Governors of the Federal Reserve System to waive its notification filing requirements with respect to the merger.

     As a Mississippi state non-member bank, BancorpSouth Bank must file an application with the FDIC for approval of the merger under Sections 18(c) and 18(d) of the Federal Deposit Insurance Act. The FDIC may disapprove the application if it finds that the merger tends to create or result in a monopoly, substantially lessens competition or would be in restraint of trade. BancorpSouth Bank filed this application with the FDIC on October 27, 2004. Following approval of the application by the FDIC, the United States Department of Justice has up to 30 calendar days to submit any adverse comments relating to competitive factors resulting from the merger. BancorpSouth expects to obtain approval of the merger from the FDIC on December 11, 2004, and expects the waiting period to expire on December 26, 2004.

     BancorpSouth notified the Mississippi Department of Banking and Consumer Finance on October 27, 2004 of the pending merger of Business Holding Corporation’s bank subsidiary into BancorpSouth Bank and submitted the necessary documents and applicable fees required for its approval. Approval of this bank merger by the Mississippi Department of Banking and Consumer Finance is expected to be received prior to approval of the merger agreement by Business Holding Corporation shareholders. Also, in connection with this merger, Business Holding Corporation and BancorpSouth filed with the Commissioner of the Louisiana Office of Financial Institutions on October 27, 2004 a notice of the pending merger, provided a copy of all applications filed with any federal agency in connection with the merger and paid a fee as prescribed by regulation of the Commissioner. Approval of the merger by the Commissioner of the Louisiana Office of Financial Institutions is expected to be received on or about November 29, 2004.

Accounting Treatment

     The merger will be accounted for as a “purchase,” as that term is used under GAAP, for accounting and financial reporting purposes. Business Holding Corporation will be treated as the acquired corporation for accounting and financial reporting purposes. Business Holding Corporation’s assets, liabilities and other items will be adjusted to their estimated fair value on the closing date of the merger and combined with the historical book values of the assets and liabilities of BancorpSouth. Applicable income tax effects of these adjustments will be included as a component of the combined company’s deferred tax asset or liability. The difference between the estimated fair value of the assets (including separately identifiable intangible assets, such as core deposit intangibles), liabilities and other items (adjusted as discussed above) and the purchase price will be recorded as goodwill. Financial statements of BancorpSouth issued after the merger will reflect the values and will not be restated retroactively to reflect the historical financial position or results of operations of Business Holding Corporation.

Material United States Federal Income Tax Consequences

     The following discussion summarizes the material anticipated United States federal income tax consequences of the merger to Business Holding Corporation shareholders who hold their shares of Business Holding Corporation common stock as capital assets. This discussion does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not such transactions are undertaken in connection with the merger). In addition, this discussion does not address all of the federal income tax consequences that may be important to each taxpayer in light of its particular circumstances, nor does this discussion address the federal income tax consequences that may be applicable to taxpayers subject to special treatment under the Internal Revenue Code, such as:

•	tax-exempt organizations;

•	financial institutions, insurance companies and broker-dealers or persons who have elected to use the mark-to-market method of accounting with respect to their securities holdings;

•	shareholders who hold their shares of Business Holding Corporation common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment comprised of shares of Business Holding Corporation common stock and one or more other investments;

•	persons who acquired their shares of Business Holding Corporation common stock through the exercise of employee stock options, through a benefit plan or otherwise in a compensatory transaction;

•	shareholders who are not U.S. persons within the meaning of the Internal Revenue Code or that have a functional currency other than the U.S. dollar;

•	pass-through entities and investors in such entities; or

•	shareholders who exercise their dissenters’ rights.

     No information is provided in this document or the tax opinions referred to below with respect to the tax consequences, if any, of the merger under applicable foreign, state, local and other tax laws. This discussion and the tax opinions are based upon the provisions of the Internal Revenue Code, applicable Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this Proxy Statement/Prospectus. There can be no assurance that future legislative, administrative or judicial changes or interpretations, which changes could apply retroactively, will not affect the accuracy of this discussion or the statements or conclusions set forth in the tax opinions referred to below.

     In connection with the filing of the registration statement of which this Proxy Statement/Prospectus is a part, BancorpSouth has received an opinion of Waller Lansden Dortch & Davis, PLLC, and Business Holding Corporation has received an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., that, as of the respective dates of such opinions, if certain factual circumstances exist, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that BancorpSouth and Business Holding Corporation will each be a party to that reorganization. The parties will not be required to consummate the merger unless they receive additional opinions of their respective counsel, dated the closing date of the merger, confirming that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that BancorpSouth and Business Holding Corporation will each be a party to that reorganization.

     The opinions of the parties’ respective counsel regarding the merger have relied, and the opinions regarding the merger as of the closing date will each rely, on the following:

•	representations and covenants made by BancorpSouth and Business Holding Corporation, including those contained in certificates of officers of BancorpSouth and Business Holding Corporation; and

•	specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the merger agreement.

     In addition, the opinions of the parties’ respective counsel have assumed, and such counsel’s ability to provide the opinions at the closing of the merger will depend on, the absence of changes to the anticipated facts or changes in law between the date of this Proxy Statement/Prospectus and the closing date. If any of those representations, covenants or assumptions is inaccurate, the parties’ respective counsel may not be able to provide one or more of the required opinions to be delivered at the closing of the merger and/or the tax consequences of the merger could differ from those described in the opinions that counsel have delivered.

     The opinions of the parties’ respective counsel do not bind the Internal Revenue Service and do not preclude the IRS or the courts from adopting a contrary position. BancorpSouth and Business Holding Corporation do not intend to obtain a ruling from the IRS on the tax consequences of the merger. If the IRS were to assert successfully that the merger is not a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, then each Business Holding Corporation shareholder would be required to recognize gain or loss equal to the difference between (i) the sum of the fair market value of the BancorpSouth common stock and the amount of cash received in the exchange and (ii) the shareholder’s adjusted tax basis in the Business Holding Corporation common stock surrendered for such consideration. Such gain or loss would be a capital gain or loss, provided that such shares of Business Holding Corporation common stock were held as capital assets by the shareholder at the effective time of the merger. Such capital gain or loss recognized would be long-term capital gain or loss if the Business Holding Corporation shareholder’s holding period for the Business Holding Corporation common stock was more than one year. In such event, a Business Holding Corporation shareholder’s total initial tax basis in the BancorpSouth common stock received would be equal to its fair market value at the effective time of the merger, and the shareholder’s holding period for the BancorpSouth common stock would begin on the day after the merger.

     Assuming that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, neither BancorpSouth nor Business Holding Corporation will recognize any gain or loss as a result of the merger. The federal income tax consequences of the merger qualifying as a reorganization to a particular Business Holding Corporation shareholder will vary depending primarily on whether the shareholder exchanges his or her Business Holding Corporation common stock solely for BancorpSouth common stock (except for cash received instead of a fractional share of BancorpSouth common stock), solely for cash or for a combination of BancorpSouth common stock and cash. At the time that a Business Holding Corporation shareholder makes an election as to the form of consideration to be received in the merger and at the time of the vote on the merger, such shareholder will not know the extent to which the shareholder’s elected form of merger consideration will be given effect. Regardless of whether a Business Holding Corporation shareholder elects to receive BancorpSouth common stock, cash or a combination of BancorpSouth common stock and cash, the federal income tax consequences to the shareholder will depend on the actual merger consideration received by the shareholder.

Business Holding Corporation Shareholders Receiving Only BancorpSouth Common Stock

     No gain or loss will be recognized by a holder of Business Holding Corporation common stock as a result of the surrender of shares of Business Holding Corporation common stock solely in exchange for shares of BancorpSouth common stock pursuant to the merger (except with respect to cash received instead of fractional shares of BancorpSouth common stock, as discussed below). The aggregate tax basis of the shares of BancorpSouth common stock received in the merger (including any fractional shares of BancorpSouth common stock deemed received) will be the same as the aggregate tax basis of the shares of Business Holding Corporation common stock surrendered in exchange for the BancorpSouth common stock. The holding period of the shares of BancorpSouth common stock received (including any fractional shares of BancorpSouth common stock deemed received) will include the holding period of shares of Business Holding Corporation common stock surrendered in exchange for the BancorpSouth common stock, provided that such shares of Business Holding Corporation common stock were held as capital assets of the shareholder at the effective time of the merger.

Business Holding Corporation Shareholders Receiving Only Cash

     A holder of Business Holding Corporation common stock that does not receive any shares of BancorpSouth common stock pursuant to the merger (and is not treated as constructively owning, after the merger, BancorpSouth common stock held by certain family members and entities affiliated with the holder under the Internal Revenue Code) will generally recognize gain or loss equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Business Holding Corporation common stock exchanged in the merger. Such gain or loss will be a capital gain or loss, provided that such shares of Business Holding Corporation common stock were held as capital assets by the shareholder at the effective time of the merger. Such capital gain or loss will be a long-term capital gain or loss to the extent that, at the effective time of the merger, the holder has a holding period in such Business Holding Corporation common stock of more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Business Holding Corporation Shareholders Receiving Both Cash and BancorpSouth Common Stock

     If a holder of Business Holding Corporation common stock receives both BancorpSouth common stock and cash (other than cash in lieu of a fractional interest in BancorpSouth common stock) in the merger, that holder will recognize gain, if any, equal to the lesser of:

•	the amount of cash received; or

•	the amount by which the sum of the amount of cash received and the fair market value, at the effective time of the merger, of the BancorpSouth common stock received exceeds the holder’s adjusted tax basis in the shares of Business Holding Corporation common stock exchanged in the merger.

     Any recognized gain could be taxed as a capital gain or a dividend. Such gain will generally be capital gain (provided that such shares of Business Holding Corporation common stock were held as capital assets by the shareholder at the effective time of the merger), unless the holder’s exchange of Business Holding Corporation common stock for cash and BancorpSouth common stock “has the effect of the distribution of a dividend” after giving effect to the constructive ownership rules of the Internal Revenue Code, in which case such gain might be treated as ordinary income. Any capital gain recognized generally will be long-term capital gain to the extent that, at the effective time of the merger, the holder has a holding period in the Business Holding Corporation common stock exchanged in the merger of more than one year. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each Business Holding Corporation shareholder, Business Holding Corporation shareholders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the merger.

     The aggregate tax basis of the shares of BancorpSouth common stock received in the merger (including any fractional shares of BancorpSouth common stock deemed received) will be the same as the aggregate tax basis of the shares of Business Holding Corporation common stock surrendered in the merger, increased by the amount of gain recognized in the exchange (whether characterized as capital gain or a dividend, but excluding any gain recognized with respect to any cash received instead of a fractional share of BancorpSouth common stock) and reduced by the amount of cash received in the exchange (excluding any cash received instead of a fractional share of BancorpSouth common stock). The holding period of the shares of BancorpSouth common stock received (including any fractional share of BancorpSouth common stock deemed received) will include the holding period of shares of Business Holding Corporation common stock surrendered in exchange for the BancorpSouth common stock, provided that such shares of Business Holding Corporation common stock were held as capital assets of the shareholder at the effective time of the merger. A Business Holding Corporation shareholder who receives a combination of BancorpSouth common stock and cash in exchange for his or her Business Holding Corporation common stock will not be permitted to recognize any loss for federal income tax purposes.

     A Business Holding Corporation shareholder’s federal income tax consequences will also depend on whether his or her shares of Business Holding Corporation common stock were purchased at different times at different prices. If they were, the Business Holding Corporation shareholder could realize gain with respect to some of the shares of Business Holding Corporation common stock and loss with respect to other shares. Such Business Holding Corporation shareholder would have to recognize such gain to the extent such shareholder receives cash with respect to those shares of Business Holding Corporation common stock in which the shareholder’s adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the merger of the BancorpSouth common stock received, but could not recognize loss with respect to those shares of Business Holding Corporation common stock in which the Business Holding Corporation shareholder’s adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the merger of the BancorpSouth common stock received. Any disallowed loss would be included in the adjusted basis of the BancorpSouth common stock. Such a Business Holding Corporation shareholder is urged to consult his or her own tax advisor respecting the tax consequences of the merger to that shareholder.

Cash Instead of Fractional Shares of BancorpSouth Common Stock

     Holders of Business Holding Corporation common stock who receive cash instead of a fractional share of BancorpSouth common stock will be treated as having received the fractional share in the merger and then as having the fractional share redeemed by BancorpSouth in exchange for the cash actually distributed instead of the fractional share, with such redemption qualifying as an exchange under Section 302 of the Internal Revenue Code. Accordingly, such holders will generally recognize gain or loss equal to the difference between the tax basis of the holder’s Business Holding Corporation common stock allocable to that fractional share and the amount of cash received. The gain or loss generally will be capital gain or loss and long-term capital gain or loss if the Business Holding Corporation common stock exchanged has been held for more than one year.

Backup Withholding

     A holder of Business Holding Corporation common stock may be subject, under certain circumstances, to backup withholding at a rate of 28% with respect to the amount of cash, if any, received in the merger, including cash received instead of fractional shares of BancorpSouth common stock, unless the holder provides proof of an applicable exemption satisfactory to BancorpSouth and the exchange agent or furnishes its correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not additional tax and may be refunded or credited against the holder’s federal income tax liability, so long as the required information is furnished to the IRS.

     The preceding summary does not purport to be a complete analysis or discussion of all potential tax effects relevant to the merger. Accordingly, Business Holding Corporation shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, foreign and other tax laws and the effect of any proposed changes in the tax laws.

Shareholders Dissenters’ Rights

     Each record holder of Business Holding Corporation common stock will be entitled to dissenters’ rights as a result of the merger pursuant to Section 131 of the Business Corporation Law of Louisiana; provided, however, that such holders will not have dissenters’ rights if the merger agreement is approved by at least 80% of the total voting power of Business Holding Corporation. If you have a beneficial interest in shares of Business Holding Corporation common stock that are held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters’ rights you may have, or you must submit to Business Holding Corporation the record shareholder’s written consent to the dissent not later than the time you assert dissenters’ rights and must do so with respect to all shares that you beneficially own.

     The following discussion is not a complete statement of the law pertaining to dissenters’ rights under the Business Corporation Law of Louisiana. If you wish to exercise such dissenters’ rights, or wish to preserve your right to do so, you should review Section 131 of the Business Corporation Law of Louisiana, a copy of which is attached as Annex B to this Proxy Statement/Prospectus, and the following discussion carefully.

     The availability of dissenters’ rights is conditioned upon full compliance with a complicated procedure set forth in the Business Corporation Law of Louisiana. Failure to timely and properly comply with the procedures specified will result in the complete loss of dissenters’ rights. Accordingly, if you wish to dissent from the merger and receive the value of your Business Holding Corporation common stock in cash, you should consult with your own legal counsel.

     Your vote against the merger agreement will not be deemed to satisfy all of the notice requirements under the Business Corporation Law of Louisiana with respect to appraisal rights.

Procedure for the Exercise of Dissenters’ Rights

     In order to be eligible to exercise the right to dissent, you must:

•	file with Business Holding Corporation prior to the special meeting a written objection to the approval of the merger agreement; and

•	vote such shares of Business Holding Corporation common stock against the merger agreement.

     Moreover, in order for you to be eligible to exercise dissenters’ rights, the merger agreement must be approved by less than 80% of the total voting power of Business Holding Corporation.

     If the merger agreement is approved at the Business Holding Corporation special meeting by less than 80% of the total voting power of Business Holding Corporation and the merger is effected, Business Holding Corporation must promptly deliver written notice to all dissenting Business Holding Corporation shareholders who satisfied the requirements referred to above. If you are sent a written notice from Business Holding Corporation, you must, within 20 days after the mailing of such notice to you, file with Business Holding Corporation a demand in writing for the fair cash value of your shares as of the day before the special meeting of Business Holding Corporation. In such demand, you must state the fair cash value demanded for the shares and a post office address for you to which Business Holding Corporation may reply. You must also deposit in escrow in a chartered bank or trust company located in East Baton Rouge Parish, Louisiana the certificates representing your shares, duly endorsed and transferred to Business Holding Corporation upon the sole condition that such stock certificates shall be delivered to Business Holding Corporation upon payment of the appropriate value of the shares. You shall deliver to Business Holding Corporation, along with your demand, the written acknowledgment of such bank or trust company that it holds your stock certificates. You may withdraw your demand at any time before Business Holding Corporation gives notice of disagreement, as described below.

     If you demand payment for the value of your shares, you shall cease to have any of the rights of a shareholder of Business Holding Corporation, except the rights set forth in Section 131 of the Business Corporation Law of Louisiana. You may withdraw such a demand at any time before Business Holding Corporation gives notice of disagreement. After such notice of disagreement is given, your withdrawal will require the written consent of Business Holding Corporation.

     If you neither demand payment nor deposit your stock certificates as described above, you will not be entitled to payment for your shares of Business Holding Corporation common stock as a dissenting shareholder but will still be entitled to merger consideration in accordance with the terms of the merger agreement as discussed in the section entitled “THE MERGER AGREEMENT – Election Procedures; Surrender of Stock Certificates.”

BancorpSouth’s Payment or Offer of Payment

     If the merger is consummated and BancorpSouth as the surviving corporation disagrees with the value demanded by you or does not agree that a payment is due to you, within 20 days after receipt of your demand and acknowledgment, BancorpSouth shall notify you in writing of such disagreement and shall state the value BancorpSouth will agree to pay. Otherwise, BancorpSouth as the surviving corporation will be liable for, and shall pay to you, the value you demanded for your shares.

     Within 60 days after receipt of written notice of BancorpSouth’s disagreement, you may file suit against BancorpSouth as the surviving corporation in the district court of East Baton Rouge Parish, Louisiana, asking the court to fix and decree the fair cash value of your shares as of the day before the special meeting of Business Holding Corporation. Pursuant to Section 131 of the Business Corporation Law of Louisiana, the court shall determine whether any payment is due and, if so, the corresponding fair cash value. Any other dissenting shareholder entitled to file such a suit may, within such 60-day period, intervene as a plaintiff in a suit filed by another dissenting shareholder. The costs of the proceeding shall be taxed against the shareholder who instituted such suit, unless BancorpSouth as the surviving corporation deposited in the registry of the court the amount

BancorpSouth offered to pay for such shares and the amount the court ultimately awarded the dissenting shareholder was greater than the amount deposited by BancorpSouth, exclusive of interest and costs.

     A Business Holding Corporation shareholder who, within 60 days after receipt of written notice of BancorpSouth’s disagreement, fails to bring a suit or intervene in a suit by another dissenting shareholder will be bound either by BancorpSouth’s statement that no payment is due or by BancorpSouth’s valuation of the shares.

Interests of Certain Persons in the Merger

     Certain members of management of Business Holding Corporation and Business Holding Corporation’s Board of Directors may be deemed to have interests in the merger that are in addition to their interests as Business Holding Corporation shareholders generally. Business Holding Corporation’s Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

     Mr. Charles E. Roemer, III, President and Chief Executive Officer of The Business Bank, is a party to an employment agreement with The Business Bank which provides for the payment of severance in an amount equal to two times his present annual base salary upon a change of control or within three years after a change in control of The Business Bank if his employment is terminated without cause or upon the happening of certain enumerated events. It is anticipated that the merger would constitute a change of control for purposes of this employment agreement.

     Ms. Paula J. Laird, Executive Vice President of The Business Bank, agreed to terminate her employment agreement with Business Holding Corporation and enter into a new employment agreement with BancorpSouth Bank in exchange for a payment in an amount equal to approximately three times her present annual base salary. Mr. Larry Denison, Executive Vice President of The Business Bank, agreed to terminate his employment agreement with Business Holding Corporation and enter into a new employment agreement with BancorpSouth Bank in exchange for a payment in an amount equal to approximately three times his present annual base salary.

     Frank Miller, a director of Busines Holding Corporation, owns options to purchase 500 shares of Business Holding Corporation common stock that will become fully vested exercisable options to purchase shares of BancorpSouth common stock as a result of the merger.

     Executive officers and directors of Business Holding Corporation will receive shares of BancorpSouth common stock in the merger on the same basis as other Business Holding Corporation shareholders. The following chart shows the number of shares of BancorpSouth common stock that may be issued to executive officers, directors and holders of more than 5% of Business Holding Corporation common stock in the merger:

Beneficial ownership by executive officers, directors and holders of more than 5% of Business Holding Corporation common stock, and their affiliates, as of [•], 2004 (including stock options that may be exercised within 60 days)	323,204

Maximum number of shares of BancorpSouth common stock to be received in the merger (based on such beneficial ownership)	369,010

     Officers and directors of Business Holding Corporation have certain interests under the merger agreement regarding indemnification following the merger. See “THE MERGER AGREEMENT – Indemnification.”

Comparison of Rights of Shareholders

     At the effective time of the merger, Business Holding Corporation shareholders who receive shares of BancorpSouth common stock will automatically become BancorpSouth shareholders. BancorpSouth is a Mississippi corporation governed by provisions of the Mississippi Business Corporation Act and BancorpSouth’s restated articles of incorporation, as amended, and amended and restated bylaws, as amended. Business Holding Corporation is a Louisiana corporation governed by provisions of the Business Corporation Law of Louisiana, and Business

Holding Corporation’s articles of incorporation and bylaws. See “COMPARISON OF RIGHTS OF SHAREHOLDERS.”

Restrictions on Resales by Affiliates

     The shares of BancorpSouth common stock issuable to Business Holding Corporation shareholders upon completion of the merger have been registered under the Securities Act of 1933. These shares may be traded freely without restriction by those shareholders who are not deemed to be “affiliates” of Business Holding Corporation or BancorpSouth, as that term is defined in SEC rules under the Securities Act. An “affiliate” of a company generally includes its executive officers and directors and holders of 10% or more of the company’s voting stock.

     Shares of BancorpSouth common stock received by those Business Holding Corporation shareholders who are deemed to be affiliates of Business Holding Corporation at the time of the Business Holding Corporation special meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act. Under Rule 145, during the one-year period following completion of the merger, affiliates of Business Holding Corporation may resell shares of BancorpSouth common stock received by them in the merger subject to limitations on the number of shares that may be sold during any three-month period and the manner in which the shares may be sold, including the use of a broker and non-solicitation of a buyer. Affiliates of Business Holding Corporation at the time of the Business Holding Corporation special meeting who are not affiliates of BancorpSouth may resell their shares of BancorpSouth common stock acquired in connection with the merger without registration under the Securities Act after one year following completion of the merger so long as BancorpSouth maintains current public information and after two years following completion of the merger without any restrictions under Rule 145.

     Business Holding Corporation has agreed in the merger agreement to use its reasonable best efforts to cause each person who is an affiliate of Business Holding Corporation, for purposes of Rule 145 under the Securities Act, to deliver to BancorpSouth a written agreement intended to ensure compliance with the Securities Act.

Source of Funds for Cash Portion of Merger Consideration

     BancorpSouth intends to pay the cash portion of the merger consideration to the Business Holding Corporation shareholders from funds available to BancorpSouth at closing. BancorpSouth currently intends these funds to be comprised of available cash that will be distributed from BancorpSouth Bank to BancorpSouth in accordance with a previously declared dividend.

THE MERGER AGREEMENT

     The following summary of certain terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement, which is incorporated into this Proxy Statement/Prospectus by reference and, with the exception of exhibits and schedules to the merger agreement, is attached as Annex A to this Proxy Statement/Prospectus.

Terms of the Merger

     Upon completion of the merger, Business Holding Corporation will merge with and into BancorpSouth, the separate corporate existence of Business Holding Corporation will cease and BancorpSouth will be the surviving corporation. BancorpSouth will continue to exist as a Mississippi corporation. In addition, Business Holding Corporation’s wholly-owned subsidiary, The Business Bank, will merge with and into BancorpSouth Bank, a Mississippi state banking corporation and a wholly-owned subsidiary of BancorpSouth, and BancorpSouth Bank will be the surviving bank. BancorpSouth Bank will continue its existence under the laws of Mississippi. Subject to the satisfaction or waiver of certain conditions set forth in the merger agreement, the merger will become effective upon the filing of a certificate of merger in the offices of the Secretary of State of the State of Louisiana and the offices of the Secretary of State of the State of Mississippi in accordance with the Business Corporation Law of Louisiana and the Mississippi Business Corporation Act of 1987. See “THE MERGER AGREEMENT – Conditions to the Merger.”

     The merger will have the effects set forth in Section 79-4-11.07 of the Mississippi Business Corporation Act, Section 81-5-85 of the Mississippi Banking Act, Section 12.115 of the Business Corporation Law of Louisiana and Section 6.355 of the Louisiana Banking Law.

     BancorpSouth’s restated articles of incorporation, as amended, and amended and restated bylaws, as amended, as in effect upon completion of the merger will be those of the surviving corporation, and BancorpSouth Bank’s articles of incorporation and bylaws as in effect upon completion of the merger will be those of the surviving bank.

     At the effective time of the merger, automatically by virtue of the merger and without any action on the part of any party or shareholder, each share of Business Holding Corporation common stock outstanding immediately prior to the effective time (other than dissenting shares and shares held by Business Holding Corporation and BancorpSouth) will become and be converted into the right to receive, at the election of the holder of such share and subject to tax-related adjustments, either:

•	$26.00 in cash (without interest), assuming payment solely of cash in exchange for Business Holding Corporation common stock; or

•	1.14175 shares of BancorpSouth common stock, assuming payment solely of BancorpSouth common stock in exchange for a share of Business Holding Corporation common stock; or

•	a combination of cash plus BancorpSouth common stock. See “THE MERGER AGREEMENT – Cash or Stock Election.”

     No fractional shares of BancorpSouth common stock will be issued in connection with the merger. Instead, Business Holding Corporation shareholders will receive, without interest, a cash payment from BancorpSouth equal to $22.772 times the fraction of a share of BancorpSouth common stock to which the shareholder otherwise would be entitled.

     The exchange ratio of 1.14175 will not be adjusted to reflect any change in the price of BancorpSouth common stock. BancorpSouth expects the market price of BancorpSouth common stock to fluctuate as a result of market factors beyond its control between the date of this Proxy Statement/Prospectus and the date on which the merger is completed and thereafter. Because the exchange ratio is fixed and the market price of BancorpSouth common stock is expected to fluctuate and may decrease, the implied market value of BancorpSouth common stock that Business Holding Corporation shareholders may receive in the merger may increase or decrease prior to completion of the merger. For further information concerning the historical market prices of BancorpSouth common stock and Business Holding Corporation common stock, see “PRICE RANGE OF COMMON STOCK AND DIVIDENDS.” BancorpSouth cannot assure you that the market price of BancorpSouth common stock will not decrease before or after the merger.

     The following table shows the implied value of the stock consideration into which one share of Business Holding Corporation common stock would be converted in the merger at various hypothetical reference closing prices of BancorpSouth common stock at the effective time of the merger:

Closing Price of BancorpSouth		Implied Value per Share of Business
Common Stock	Exchange Ratio	Holding Corporation Common Stock
$20.00	1.14175	$22.84
21.00	1.14175	23.98
22.00	1.14175	25.12
23.00	1.14175	26.26
24.00	1.14175	27.40
25.00	1.14175	28.54

     At the effective time of the merger, all shares of Business Holding Corporation common stock held by Business Holding Corporation or its subsidiary bank, other than shares held in a fiduciary capacity or in connection with a debt previously contracted, will be canceled and will cease to exist, and no BancorpSouth common stock or other consideration will be delivered in exchange for such shares. Also at the effective time of the merger, all shares of BancorpSouth common stock held by Business Holding Corporation or its subsidiary bank, other than shares held in a fiduciary capacity or in connection with a debt previously contracted, will become treasury stock and all other shares of BancorpSouth common stock outstanding as of the effective time will remain outstanding.

     At the effective time of the merger, each outstanding and unexercised option to purchase shares of Business Holding Corporation common stock granted by Business Holding Corporation will no longer represent a right to acquire shares of Business Holding Corporation common stock and will be replaced by a fully vested exercisable option to purchase shares of BancorpSouth common stock under the appropriate BancorpSouth stock option plan. The number of shares of BancorpSouth common stock underlying these new options will be equal to the product of (i) the number of shares of Business Holding Corporation common stock underlying the original options, multiplied by (ii) the exchange ratio, with any fractional shares of BancorpSouth common stock resulting from this calculation to be rounded to the nearest whole share. The exercise price per share of BancorpSouth common stock under these new options will be equal to the quotient of (i) the aggregate exercise price for the shares of Business Holding Corporation common stock under the original options, divided by (ii) the number of shares of BancorpSouth common stock issuable under the new options. The duration and material terms of each new option to purchase BancorpSouth common stock will be the same as the replaced option to purchase Business Holding Corporation common stock.

     At the effective time of the merger, Business Holding Corporation shareholders, other than those who perfect dissenters’ rights, will have no further rights as Business Holding Corporation shareholders, other than to receive the consideration to be issued to them in the merger. After the effective time of the merger, there will be no transfers on Business Holding Corporation’s stock transfer books of shares of Business Holding Corporation common stock. If, after the effective time, stock certificates representing shares of Business Holding Corporation common stock are presented for transfer to SunTrust Bank, Atlanta, N.A., the exchange agent for the merger, they will be canceled and exchanged for either cash or certificates representing shares of BancorpSouth common stock as provided in the merger agreement.

     If, prior to the merger, shares of BancorpSouth common stock are changed into a different number or class of shares as a result of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend is declared on the shares of BancorpSouth common stock with a record date prior to the merger, the exchange ratio will be adjusted accordingly.

     At the effective time of the merger, persons who are BancorpSouth shareholders immediately prior to the merger would own approximately 99.0% of the outstanding shares of common stock of the combined company and persons who are Business Holding Corporation shareholders immediately prior to the merger would own approximately 1.0% of the outstanding shares of common stock of the combined company, assuming the proposed merger of Premier Bancorp, Inc. with and into BancorpSouth, which is described in BancorpSouth’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2004, occurs prior to the proposed merger of Business Holding Corporation with and into BancorpSouth and assuming all options to purchase shares of Business Holding Corporation common stock are exercised prior to the merger and 60% of the outstanding shares of Business Holding Corporation common stock are converted into shares of BancorpSouth common stock in connection with the merger.

Cash or Stock Election

     Each shareholder of Business Holding Corporation has the opportunity to elect the type of consideration to be received for such shareholder’s shares of Business Holding Corporation common stock in the merger – cash, shares of BancorpSouth common stock or a combination of both. All elections by Business Holding Corporation shareholders are subject to the allocation and proration procedures described in the merger agreement. These procedures are intended to ensure that, subject to a tax-related adjustment, between 51% and 60% of the outstanding shares of Business Holding Corporation common stock will be converted into the right to receive BancorpSouth common stock, and the remaining shares of Business Holding Corporation common stock will be converted into the right to receive cash.

     It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if Business Holding Corporation shareholders in the aggregate elect to receive more or less of BancorpSouth common stock than BancorpSouth has agreed to issue. These procedures are summarized below.

•	If BancorpSouth Common Stock is Oversubscribed: If Business Holding Corporation shareholders elect to receive more shares of BancorpSouth common stock than the maximum number that BancorpSouth has agreed to issue in the merger, then all Business Holding Corporation shareholders who have elected to receive cash or who have made no election will receive cash for their shares of Business Holding Corporation common stock and all shareholders who elected to receive BancorpSouth common stock will receive a pro rata portion of the available shares of BancorpSouth common stock plus cash for those shares not converted into shares of BancorpSouth common stock.

•	If BancorpSouth Common Stock is Undersubscribed: If Business Holding Corporation shareholders elect to receive fewer shares of BancorpSouth common stock than the minimum number that BancorpSouth has agreed to issue in the merger, and

(1)	this shortfall is less than or equal to the number of shares as to which Business Holding Corporation shareholders have made no election, then all Business Holding Corporation shareholders who have elected to receive BancorpSouth common stock will receive BancorpSouth common stock, all Business Holding Corporation shareholders who have elected to receive cash will receive cash and all Business Holding Corporation shareholders who made no election will receive a pro rata portion of the minimum remaining shares of BancorpSouth common stock to be issued in the merger plus cash for those shares not converted into shares of BancorpSouth common stock; or

(2)	this shortfall is greater than the number of shares as to which Business Holding Corporation shareholders have made no election, then all Business Holding Corporation shareholders who have elected to receive BancorpSouth common stock or who have made no election will receive BancorpSouth common stock and all Business Holding Corporation shareholders who have elected to receive cash will receive a pro rata portion of the minimum remaining shares of BancorpSouth common stock to be issued in the merger plus cash consideration for those shares not converted into shares of BancorpSouth common stock.

     BancorpSouth and Business Holding Corporation have structured the merger to qualify as a “reorganization” for U.S. federal income tax purposes. The merger might not qualify as a reorganization, however, if, on the closing date of the merger, the total value of the BancorpSouth shares that Business Holding Corporation shareholders receive is less than 45% of the value of the total consideration – including BancorpSouth common stock, cash and any other amounts treated as consideration in connection with the merger for federal income tax purposes – that Business Holding Corporation shareholders (including shareholders who exercise dissenters’ rights) receive in connection with the merger. To prevent this from happening, if the value of the shares of BancorpSouth common stock received would otherwise be less than 45% of the value of the total consideration, the BancorpSouth common stock consideration will be increased and the cash consideration will be correspondingly decreased. If this tax-related adjustment is necessary, the amount of cash you would have received, after taking into account your election and any proration, will be reduced and you will receive additional shares of BancorpSouth common stock. Whether the tax-related adjustment will be made and the magnitude of the tax-related adjustment, if made, will be based on a number of factors, including the trading price of shares of BancorpSouth common stock on the date the merger is completed and the number of shares of Business Holding Corporation common stock for which dissenters’ rights are exercised. In no event, however, will BancorpSouth be obligated to issue more than 903,228 shares of its common stock as merger consideration, including shares to be issued upon the exercise of certain stock options.

     Neither Business Holding Corporation nor BancorpSouth is making any recommendation as to whether Business Holding Corporation shareholders should elect to receive cash or BancorpSouth common stock in the merger. Each Business Holding Corporation shareholder must make his or her own decision with respect to such election.

     No guarantee can be made that you will receive the amounts of cash or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive BancorpSouth common stock or cash in amounts that vary from the amounts you elect to receive.

Election Procedures; Surrender of Stock Certificates

     If you are a record holder of Business Holding Corporation common stock, an election form and letter of transmittal should have been provided to you with this Proxy Statement/Prospectus. The election form will entitle you to elect to receive cash, BancorpSouth common stock or a combination of cash and BancorpSouth common stock, or to make no election with respect to the merger consideration that you wish to receive.

     To make a valid election, you must submit a properly completed election form to SunTrust Bank, Atlanta, N.A., which will be acting as the exchange agent, on or before 5:00 p.m., Eastern Time, on [•], 2004. SunTrust Bank will act as exchange agent in the merger and in that role will process the exchange of Business Holding Corporation common stock certificates for cash and/or BancorpSouth common stock. Shortly after [•], 2004, the exchange agent will allocate cash and shares of BancorpSouth common stock among Business Holding Corporation shareholders, consistent with their elections, the allocation and proration procedures and the tax-related adjustment. Please do not forward your Business Holding Corporation stock certificates, election form and letter of transmittal with your proxy card. Stock certificates, election forms and letters of transmittal should be returned to the exchange agent in accordance with the instructions contained in the election form.

     An election form will be deemed properly completed only if accompanied by stock certificates representing all shares of Business Holding Corporation common stock covered by the election form (or an appropriate guarantee of delivery) together with duly executed transmittal materials included with the election form. You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed, revised election form received by the exchange agent prior to the election deadline. You may revoke your election by written notice received by the exchange agent prior to the election deadline. All elections will be revoked, and share certificates returned, automatically if the merger agreement is terminated. If you have a preference for receiving either BancorpSouth common stock and/or cash for your Business Holding Corporation common stock, you should complete and return the election form. If you do not make an election, you will be allocated BancorpSouth common stock and/or cash depending on the elections made by other Business Holding Corporation shareholders.

     Business Holding Corporation shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of Business Holding Corporation common stock designated as shares for which no election has been made.

     Business Holding Corporation shareholders who hold their shares of common stock in “street name” through a bank, broker or other financial institution, and who wish to make an election, should seek instructions from the institution holding their shares concerning how to make the election.

     BancorpSouth will deposit with the exchange agent the shares representing BancorpSouth’s common stock and cash to be issued to Business Holding Corporation shareholders in exchange for their shares of Business Holding Corporation common stock. Upon surrendering his or her certificate(s) representing shares of Business Holding Corporation common stock, together with the signed letter of transmittal, the Business Holding Corporation shareholder shall be entitled to receive on closing of the merger, as applicable:

•	certificate(s) representing a number of whole shares of BancorpSouth common stock (if any) determined in accordance with the exchange ratio;

•	a check representing the amount of cash (if any) to which such holder shall have become entitled to; and

•	a check representing the amount of cash in lieu of fractional shares, if any.

     Until you surrender your Business Holding Corporation stock certificates for exchange, you will not be paid dividends or other distributions declared after the merger with respect to any BancorpSouth common stock into which your shares have been exchanged. No interest will be paid or accrued to Business Holding Corporation shareholders on the cash consideration, cash in lieu of fractional shares or unpaid dividends and distributions, if any. After the completion of the merger, there will be no further transfers of Business Holding Corporation common stock. Business Holding Corporation stock certificates presented for transfer will be canceled and exchanged for the merger consideration.

     If any of your stock certificates representing Business Holding Corporation common stock have been lost, stolen or destroyed, BancorpSouth can require you to give an affidavit and/or post a bond in an amount that is customarily required by BancorpSouth and the exchange agent as indemnity against any claim that may be made with respect to your Business Holding Corporation certificate(s). Upon making such affidavit and/or posting such bond, the exchange agent will issue the consideration due under the merger agreement.

     If any certificate representing shares of BancorpSouth’s common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, it will be a condition of issuance or payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:

•	pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BancorpSouth common stock in any name other than the registered holder of the certificate surrendered; or

•	establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

     Any portion of the cash or shares of BancorpSouth common stock made available to the exchange agent that remains unclaimed by Business Holding Corporation shareholders for twelve months after the effective time of the merger will be returned to BancorpSouth. Following the period of twelve months after the effective time, any Business Holding Corporation shareholder who has not exchanged shares of Business Holding Corporation common stock for the merger consideration in accordance with the merger agreement may look only to BancorpSouth for payment of the merger consideration for these shares and any unpaid dividends or distributions. Nonetheless, BancorpSouth, Business Holding Corporation, the exchange agent or any other person will not be liable to any

Business Holding Corporation shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Treatment of Stock Options

     At the effective time of the merger, each outstanding and unexercised option to acquire shares of Business Holding Corporation common stock will be converted automatically into a fully vested exercisable option to purchase shares of BancorpSouth common stock. The new option will be subject to the terms of the appropriate stock option plan of BancorpSouth, except that:

•	the number of shares of BancorpSouth common stock subject to the new BancorpSouth stock option will be equal to the product of the number of shares of Business Holding Corporation common stock subject to the Business Holding Corporation stock option and the exchange ratio, rounded to the nearest whole share; and

•	the exercise price per share of BancorpSouth common stock subject to the new BancorpSouth stock option will be equal to the aggregate exercise price for the shares of Business Holding Corporation common stock purchasable under the Business Holding Corporation stock option divided by the number of shares of BancorpSouth common stock issuable under the new BancorpSouth stock option.

     The duration and material terms of each new option to purchase BancorpSouth common stock will be the same as the replaced option to purchase Business Holding Corporation common stock.

Representations and Warranties

     The merger agreement contains a number of representations and warranties by Business Holding Corporation and BancorpSouth regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger that are customary for a transaction of this kind. They include, among other things, representations as to:

•	the organization, existence, corporate power and authority and capitalization of each company and their respective subsidiaries;

•	the absence of conflicts with and violations of law and various documents, contracts and agreements;

•	the consents or approvals of or filings or registrations with any governmental authority or third party necessary in connection with the consummation of the merger;

•	the filing of all reports, registrations and statements with applicable regulatory agencies;

•	the accuracy of reports and financial statements provided to the other company;

•	the absence of any event or circumstance which is reasonably likely to have a material adverse effect;

•	the accuracy of information relating to each respective company contained in this Proxy Statement/Prospectus; and

•	required approvals for the merger.

     The merger agreement also contains a number of additional representations and warranties solely by Business Holding Corporation regarding aspects of its business, financial condition, structure and other facts pertinent to the merger that are customary for a transaction of this kind. They include, among other things, representations as to:

•	the absence of any broker’s or finder’s fees due in connection with the merger;

•	the absence of materially adverse litigation;

•	the timely filing and accuracy of tax returns and timely payment of taxes due and owing;

•	the operation of all employee benefit plans in accordance with applicable law;

•	compliance with applicable laws;

•	the existence, performance and legal effect of certain contracts;

•	the absence of certain agreements with regulatory agencies;

•	the absence of any anti-takeover laws that would govern the merger agreement;

•	compliance with applicable environmental laws;

•	the adequacy and efficacy of insurance coverage;

•	loan portfolio matters;

•	ownership of properties and assets;

•	the absence of any loan or other credit that would have violated Section 13(k) of the Securities Exchange Act of 1934;

•	the absence of any termination of a banking relationship by a customer that would have a material adverse effect on Business Holding Corporation;

•	the accuracy of certain books and records;

•	qualification of the merger under Section 386(a) of the Internal Revenue Code; and

•	the absence in the merger agreement of any untrue statement of material fact or an omission of a material fact necessary to make the statements contained in the merger agreement not misleading.

     All representations, warranties and covenants of the parties, other than the covenants in specified sections which relate to continuing matters, terminate upon the closing of the merger.

Conduct of Business Prior to the Merger and Other Covenants

     In the merger agreement, Business Holding Corporation and BancorpSouth agreed that, except as expressly contemplated or permitted by the merger agreement or with the prior written consent of the other party, each will carry on their respective businesses in the ordinary course consistent with past practice. Each of the parties also agreed to refrain from engaging in, or permitting its subsidiaries to engage in, certain activities which are described in the merger agreement.

     Business Holding Corporation has agreed to refrain, among other things, from:

•	declaring or paying any dividends on, or making other distributions in respect of, any of its capital stock during any period, other than dividends or distributions by a subsidiary of Business Holding Corporation to Business Holding Corporation;

•	issuing, acquiring, reclassifying or splitting its capital stock;

•	issuing any options or other securities convertible into or exchangeable for its capital stock;

•	amending its articles of incorporation or bylaws;

•	under certain circumstances, soliciting, initiating, accepting or participating in any discussions relating to any business combination involving it or any offer to acquire all or a substantial portion of its assets;

•	making capital expenditures in excess of $100,000 in the aggregate;

•	entering into any new line of business;

•	engaging in a material acquisition of another business;

•	taking any action intended or reasonably expected to result in any of its representations and warranties in the merger agreement being or becoming untrue, or in any of the conditions to the merger set forth in the merger agreement not being satisfied;

•	changing its methods of accounting in effect at December 31, 2003, except as required by changes in generally accepted accounting principles or regulatory accounting principles;

•	adopting, amending or terminating any employee benefit plan or any agreement, plan or policy with one or more of its current or former directors, officers or employees;

•	encumbering or disposing of any of its material assets or properties other than in the ordinary course of business consistent with past practice;

•	incurring any indebtedness other than in the ordinary course of business consistent with past practice;

•	filing any application to relocate or terminate the operations of any of its or its subsidiaries’ banking offices;

•	creating, amending or terminating any material contract, agreement or lease for goods, services or office space to which it is a party or by which it or its properties is bound;

•	taking any action or entering into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any required regulatory approval; or

•	entering or committing to enter into any new loans outside the ordinary course of business, or in an original principal amount in excess of $1,000,000, without having provided prior written notice to BancorpSouth.

     BancorpSouth has agreed to refrain, among other things, from:

•	taking any action intended or reasonably expected to result in any of its representations and warranties in the merger agreement being or becoming untrue, or in any of the conditions to the merger set forth in the merger agreement not being satisfied;

•	taking any action or entering into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any required regulatory approval; or

•	changing its methods of accounting in effect at December 31, 2003, except as required by changes in generally accepted accounting principles or regulatory accounting principles.

     The merger agreement also contains certain other agreements relating to the conduct of the parties prior to the merger, including, among other things, those requiring each party to:

•	apply for and obtain all consents and approvals required to complete the merger;

•	afford to the other party and its representatives access during normal business hours to all of such party’s information concerning its business, properties and personnel as the other party may reasonably request; and

•	take all actions required to comply with any legal requirements to complete the merger.

     Business Holding Corporation agreed to cause each director, executive officer and other person who is an “affiliate” of Business Holding Corporation for purposes of Rule 145 under the Securities Act of 1933 to deliver to BancorpSouth a written agreement intended to ensure compliance with the Securities Act. Business Holding Corporation also agreed to call and hold a special meeting of its shareholders and, through its Boards of Directors, to recommend the merger agreement for approval to its shareholders. In addition, Business Holding Corporation agreed to take appropriate action to obtain the consent of all holders of options to purchase shares of Business Holding Corporation common stock to the conversion of such options into options to purchase shares of BancorpSouth common stock.

     BancorpSouth agreed to cause the employees of Business Holding Corporation to be eligible to participate in BancorpSouth’s employee benefit plans in which similarly situated employees of BancorpSouth participate, to the same extent as similarly situated employees of BancorpSouth. BancorpSouth also agreed to cause the shares of BancorpSouth common stock to be issued in the merger to be approved for listing on the New York Stock Exchange.

Conditions to the Merger

     The obligations of Business Holding Corporation and BancorpSouth to complete the merger are subject to the satisfaction (or waiver, where legally allowed), at or prior to the effective time of the merger, of a number of conditions, which are set forth in the merger agreement. These conditions include:

•	shareholders of Business Holding Corporation approving the merger;

•	the New York Stock Exchange authorizing for listing the shares of BancorpSouth common stock to be issued to Business Holding Corporation shareholders;

•	receipt of all required regulatory approvals, including that of the FDIC, and the expiration of any regulatory waiting periods;

•	BancorpSouth’s registration statement on Form S-4 shall have become effective under the Securities Act of 1933;

•	the absence of any governmental order, regulation or injunction preventing or restricting completion of the merger;

•	the representations and warranties of each company set forth in the merger agreement shall be true and correct in all material respects as of the closing date of the merger;

•	the obligations of each company set forth in the merger agreement shall have been performed in all material respects;

•	the holders of less than 10% of the total outstanding shares of Business Holding Corporation common stock shall have exercised dissenters’ rights with respect to the merger;

•	receipt of opinions of legal counsel to each company that the U.S. federal income tax treatment of the merger will generally be as described in this Proxy Statement/Prospectus;

•	BancorpSouth shall have received the consent of all of the holders of options to purchase shares of Business Holding Corporation common stock to the conversion of such options into options to purchase shares of BancorpSouth common stock in an amount and at an exercise price based on the exchange ratio;

•	BancorpSouth shall have received a signed consent to the transactions contemplated by the merger agreement and amendment to the terms of a lease agreement, dated June 28, 2001 and as amended, between JTS Management Company, LLC, as agent for 5615 Associates LLC, and The Business Bank;

•	Business Holding Corporation shall have amended, modified or obtained tail coverage to provide continuing coverage under its existing insurance policies;

•	Business Holding Corporation shall have terminated the agreement between The Business Bank and Triad Financial Services, Inc., dated as of May 10, 2004, related to the financing of manufactured homes; and

•	BancorpSouth shall have succeeded to Business Holding Corporation’s rights, interests and obligations pursuant to the indenture, dated as of January 30, 2004, between Business Holding Corporation and Wells Fargo Bank regarding certain junior subordinated debt securities due in 2034, and the current trustees of Business Holding Corporation’s special purpose trust subsidiary shall have resigned and successor trustees acceptable to BancorpSouth shall have been appointed.

     We cannot guarantee that the required regulatory approvals will be obtained or that all of the other conditions precedent to the merger will be satisfied or, where legally permitted, waived by the party permitted to do so.

Termination of the Merger Agreement

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger by Business Holding Corporation shareholders, as set forth in the merger agreement, including by mutual consent of BancorpSouth and Business Holding Corporation. In addition, the merger agreement may generally be terminated by either party if:

•	a governmental entity denies or withdraws a request or application for a required regulatory approval (subject to a 60-day waiting period) or issues a final nonappealable order enjoining or otherwise prohibiting the merger;

•	the merger is not completed on or before February 28, 2005;

•	Business Holding Corporation shareholders fail to approve the merger agreement; or

•	any of the representations or warranties provided by the other party set forth in the merger agreement become untrue or incorrect or the other party materially breaches its covenants set forth in the merger agreement, and the representation or material breach is not cured within the prescribed time limit.

     BancorpSouth may terminate the merger agreement if Business Holding Corporation’s Board of Directors has withdrawn, modified or changed, in a manner adverse to BancorpSouth, its approval and recommendation of the merger agreement, or if Business Holding Corporation enters into a letter of intent or agreement related or with respect to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Business Holding Corporation or any subsidiary of Business Holding Corporation or any proposal, inquiry or offer to acquire in any manner all or 10% or greater equity interest in, or all or a substantial portion of the assets of, Business Holding Corporation or any subsidiary of Business Holding Corporation.

     In the event of termination of the merger agreement, the merger agreement will become void and have no effect, except with respect to the parties’ obligations regarding confidential information and expenses as set forth in the merger agreement. Termination also will not relieve or release a breaching party from liability or damages for its willful breach of the merger agreement.

     In the event the merger agreement is terminated for any reason other than BancorpSouth’s failure to perform its obligations under the merger agreement or the failure to consummate the merger by February 28, 2005 (other than a failure caused by Business Holding Corporation), after the expiration of any applicable cure periods (if BancorpSouth fails to cure its breach), generally if any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Business Holding Corporation or The Business Bank has been made or is made at any time within a six month period after such termination of the merger agreement, Business Holding Corporation shall pay $1,000,000 in cash to BancorpSouth on demand.

Indemnification

     BancorpSouth agreed to provide indemnification to the officers, directors and employees of Business Holding Corporation, subject to restrictions imposed by law after the merger.

Amendment of the Merger Agreement

     Subject to compliance with applicable law, the merger agreement may be amended by Business Holding Corporation and BancorpSouth, by action taken or authorized by their respective Boards of Directors, at any time. After any approval of the merger agreement by Business Holding Corporation shareholders, however, there may not be, without further approval of the Business Holding Corporation shareholders, any amendment of the merger agreement which reduces the amount or changes the form of the consideration due under the merger agreement, other than as contemplated in the merger agreement. The merger agreement may not be amended except by an instrument in writing signed on behalf of BancorpSouth and Business Holding Corporation.

Waiver

     Prior to the merger, BancorpSouth and Business Holding Corporation may extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement, waive any inaccuracies in the representations or warranties of the other party contained in the merger agreement or waive compliance with any of the agreements or conditions of the other party contained in the merger agreement.

Expenses

     Each party to the merger agreement will bear all expenses incurred by it in connection with the merger agreement and the merger, except that all expenses of printing and mailing this Proxy Statement/Prospectus shall be paid by BancorpSouth.

Management and Operations Following the Merger

     After the merger, BancorpSouth will be managed by the same Board of Directors and executive officers as existed prior to the merger. Business Holding Corporation will be merged with and into BancorpSouth. The surviving corporation will operate under the name “BancorpSouth, Inc.” and will continue to engage in the same business as prior to the merger. The Business Bank will merge with and into BancorpSouth Bank. The surviving subsidiary bank will operate under the name “BancorpSouth Bank.”

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

BancorpSouth

     BancorpSouth common stock is listed on the New York Stock Exchange under the symbol “BXS.” As of November 4, 2004, BancorpSouth common stock was held of record by approximately 8,642 holders. On September 16, 2004, the last full trading day prior to the public announcement of the merger, the closing sales price of BancorpSouth common stock was $23.15 per share. On [•], 2004, the last practicable trading day before the distribution of this Proxy Statement/Prospectus, the closing sales price of BancorpSouth common stock was $[•] per share. You should obtain current market quotations for the shares of BancorpSouth common stock from a newspaper, the Internet or your broker. The following table sets forth the high and low sale prices for BancorpSouth common stock as reported on the New York Stock Exchange, and cash dividends declared per share of BancorpSouth common stock, for the periods indicated:

	Sale Prices		Cash Dividends
	High	Low	Per Share
2004
First Quarter	$24.09	$21.30	$0.18
Second Quarter	23.00	19.35	0.18
Third Quarter	23.50	20.48	0.18
Fourth Quarter (through [•], 2004)	[•]	[•]	[•]
2003
First Quarter	$20.30	$17.50	$0.16
Second Quarter	22.76	18.31	0.16
Third Quarter	22.23	20.29	0.16
Fourth Quarter	24.50	21.92	0.18
2002
First Quarter	$20.00	$15.90	$0.15
Second Quarter	22.21	19.37	0.15
Third Quarter	21.10	16.61	0.15
Fourth Quarter	20.19	17.43	0.16

Business Holding Corporation

     There is no established public trading market for shares of Business Holding Corporation common stock, which is inactively traded in private transactions. Therefore, reliable information is not available about the prices at which shares of Business Holding Corporation common stock have been bought and sold. As of [•], 2004, Business Holding Corporation common stock was held of record by approximately 294 persons. Business Holding Corporation has never paid any cash dividends on its common stock.

INFORMATION ABOUT BANCORPSOUTH

     Important business and financial information about BancorpSouth is incorporated by reference into this Proxy Statement/Prospectus. See the section entitled “WHERE YOU CAN FIND MORE INFORMATION” that begins on page 88 of this Proxy Statement/Prospectus.

INFORMATION ABOUT BUSINESS HOLDING CORPORATION

Business

     Business Holding Corporation is a bank holding company established in 1998 the principal activity of which is the ownership and management of its wholly-owned subsidiary, The Business Bank, which opened in 1998 as a denovo bank. The Business Bank operates under a state bank charter subject to regulation by the Louisiana Office of Financial Institutions and the Federal Deposit Insurance Corporation. Through its subsidiary companies, The Business Bank Mortgage and Services Company, LLC and The Business Bank Financial Benefits and Planning, LLC, The Business Bank provides financial products and services to its customers in the form of mortgage loan origination and insurance and 401(k) products.

     Most of the revenue of Business Holding Corporation comes from its principal operating subsidiary, The Business Bank. Providing full banking services in East Baton Rouge and four contiguous parishes, The Business Bank focuses primarily on serving the business community. Since the end of 1999, assets of Business Holding Corporation have grown by 169%, loans have grown by $243% and deposits have grown by 149%. Profitable since its eleventh month of operation, The Business Bank has made more than $500 million in loans to the local community.

Market Price of and Dividends on Common Equity

     There is no established public trading market for shares of Business Holding Corporation common stock, which is inactively traded in private transactions. Therefore, reliable information is not available about the prices at which shares of Business Holding Corporation common stock have been bought and sold. As of [•], 2004, Business Holding Corporation common stock was held of record by approximately 294 persons. Business Holding Corporation has never paid any cash dividends on its common stock.

Supplementary Financial Information

Business Holding Corporation
Selected Quarterly Financial Data
(Unaudited)

	Quarter of 2004			Quarter of 2003				Quarter of 2002
	3rd	2nd	1st	4th	3rd	2nd	1st	4th	3rd	2nd	1st
	(Dollars in Thousands, Except Per Share Amounts)
Earnings Summary:
Interest revenue	$2,187	$1,932	$1,866	$1,769	$1,803	$1,866	$1,767	$1,761	$1,813	$1,722	$1,709
Interest Expense	601	599	588	531	576	637	607	617	690	714	682

Net Interest Revenue	1,586	1,333	1,278	1,238	1,227	1,229	1,160	1,144	1,123	1,008	1,027
Provision for credit losses	255	225	198	183	180	149	150	124	103	105	104
Other revenue	145	171	197	147	170	153	135	131	130	121	129
Other expense	1,103	1,002	952	850	855	816	756	884	706	662	635

Income before income tax	373	277	325	352	362	417	389	267	444	362	417
Applicable income taxes	117	85	98	113	115	133	113	84	136	112	133

Net income (loss)	256	192	227	239	247	284	276	183	308	250	284

Per Share Data:
Basic Earnings	$0.20	$0.15	$0.17	$0.21	$0.21	$0.25	$0.24	$0.16	$0.27	$0.22	$0.24

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

     Business Holding Corporation’s assets consist solely of its investment in The Business Bank. Its primary activities are conducted through The Business Bank. The Business Bank is committed to providing quality services in a constantly changing interest rate environment. At September 30, 2004, Business Holding Corporation’s consolidated total assets were $169.2 million, its total deposits were $122.8 million and its total shareholders’ equity was $16.4 million. At December 31, 2003, Business Holding Corporation’s consolidated total assets were $152.7 million, its total deposits were $110.0 million and its total shareholders’ equity was $14.1 million.

     Business Holding Corporation’s results of operations depend primarily on The Business Bank’s net interest income, which is the difference between the income earned on The Business Bank’s loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by The Business Bank’s provision for loan losses, noninterest income and noninterest expense. Noninterest income consists primarily of fees and service charges. The Business Bank’s noninterest expense consists principally of compensation and employee benefits, occupancy, equipment and data processing, and other operating expenses. Results of operations are significantly affected by general economic and competitive conditions and changes in interest rates, as well as government policies and actions of regulatory authorities. Additionally, future changes in applicable law, regulations or government policies may materially affect Business Holding Corporation’s results of operations and financial condition.

     The accompanying tables and the discussion and financial information are presented to aid in understanding Business Holding Corporation’s financial condition and results of operations. The emphasis of this discussion will be on the years 2003 and 2002; however, financial information for prior years will also be discussed where appropriate. This discussion should be read in conjunction with the consolidated financial statements and the notes to consolidated financial statements attached to this Proxy Statement/Prospectus as Annex D.

Critical Accounting Policies and Estimates

     The accounting principles followed by Business Holding Corporation and its wholly-owned subsidiary, The Business Bank, are those which are generally practiced within the banking industry. The methods of applying such principles conform to generally accepted accounting principles and have been applied on a consistent basis. The principles which significantly affect the determination of financial position, results of operations, changes in shareholders’ equity and cash flows are summarized below.

Principles of Consolidation

     The consolidated financial statements include the accounts of Business Holding Corporation and its wholly-owned subsidiary, The Business Bank, as well as The Business Bank’s subsidiaries, The Business Bank Mortgage and Services Company, LLC and The Business Bank Financial Benefits and Planning, LLC. All significant intercompany accounts and transactions are eliminated. Certain reclassifications to previously published financial statements are made to comply with current reporting requirements where appropriate.

Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with management’s determination of the estimated losses on loans, management obtains independent appraisals for collateral that it deems significant.

Securities

     Securities classified as available-for-sale are those debt securities and equity securities with readily determinable fair values that The Business Bank intends to hold for an indefinite period of time but not necessarily until maturity. Any decision to sell a security classified as available-for-sale is based on various factors, including significant movements in interest rates, changes in the maturity mix of The Business Bank’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are recorded at fair value. Unrealized gains or losses are reported as a component of comprehensive income in shareholders’ equity, net of the related deferred tax effect.

     Purchased premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains or losses on the sale of securities are recorded in earnings and are determined using the specific identification method.

Loans Held for Sale

     Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans

     Loans are stated at their outstanding unpaid principal balances adjusted for the allowance for loan losses. Interest on commercial and individual loans is accrued daily based on the outstanding principal. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield over the life of the loan, which approximates the interest method.

     Generally, The Business Bank discontinues the accrual of interest income when a loan becomes 90 days past due as to principal or interest. When a loan is placed on non-accrual status, previously recognized but uncollected interest is reversed to income or charged to the allowance for loan losses. Subsequent cash receipts on non-accrual loans are accounted for on the cost recovery method until the loans qualify for return to accrual status.

     The Business Bank classifies loans as impaired if, based on current information and events, it is probable that The Business Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of an impaired loan is based on the present value of the expected future cash flows discounted at the loan’s effective interest rate or the loan’s observable market price, or based on the fair value of the collateral if the loan is collateral dependent.

Allowance for Loan Losses

     The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to absorb credit losses inherent in The Business Bank’s loan portfolio and is based upon management’s review and evaluation of the loan portfolio.

Bank Premises and Equipment

     Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided at rates based upon estimated useful service lives (three to ten years) using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes.

     The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and the resulting gains or losses are included in current operations.

     Expenditures for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

Securities Sold Under Agreements to Repurchase

     Securities sold under agreements to repurchase are a form of secured borrowing where an institution (The Business Bank) sells a security to a counterparty (customer) and agrees to repurchase the security at a specified date, generally within one to four days. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Business Bank may be required to provide additional collateral based on the fair value of the underlying securities.

Income Taxes

     Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes in recognition of the timing differences of certain transactions.

     Deferred taxes are provided utilizing a liability method pursuant to which deferred tax assets are recognized for deductible temporary differences, and operating loss, tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Business Holding Corporation and The Business Bank file a consolidated federal income tax return. In addition, Business Holding Corporation and The Business Bank individually file state income tax returns in accordance with state statutes.

Stock Options

     Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation,” encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, pursuant to which compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” pursuant to which compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued by Business Holding Corporation have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. Business Holding Corporation has elected to continue with the accounting methodology in Opinion No. 25.

Earnings Per Share

     Basic earnings per share is computed by dividing income applicable to common shares by the weighted average number of shares outstanding. Dilution for any potentially convertible shares is not included in the calculation. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that, consequently, share in the earnings of Business Holding Corporation.

Comprehensive Income

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Junior Subordinated Debt Securities

     On January 30, 2004, Business Holding Corporation issued $6,186,000 in floating rate (LIBOR + 2.8%) junior subordinated debt securities to Business Holding Corporation Trust I, a business trust. The trust used the proceeds from the issuance of these floating rate (LIBOR + 2.8%) trust preferred securities to acquire the junior subordinated debt securities. Both the junior subordinated debt securities and the trust preferred securities mature on January 30, 2034 and are callable at the option of Business Holding Corporation after January 30, 2009. The net proceeds to Business Holding Corporation from the issuance of its junior subordinated debt securities were allocated to expansion opportunities for Business Holding Corporation. Business Holding Corporation accounts for the special-purpose trust entity under FASB Interpretation No. 46, “Consolidation of Variable Interest Entities.”

Changes in Critical Accounting Policies

     During the nine months ended September 30, 2004, there was no significant change in Business Holding Corporation’s critical accounting policies and no significant change in the application of critical accounting policies for the year ended December 31, 2003.

Results of Operations for Nine Months Ended September 30, 2004 Compared to Nine Months Ended September 30, 2003

Net Interest Revenue

     Net interest revenue, the difference between interest revenue earned on assets and interest expense paid on liabilities, generates Business Holding Corporation’s largest revenue source. Net interest revenue was $4.2 million for the nine months ended September 30, 2004, compared to $3.6 million for the same period of 2003, representing an increase of $0.6 million or 16.7%. The improvement in net interest revenue reflects the increase in the volume of earning assets along with reductions in interest costs on liabilities from 2003 to 2004.

     Interest revenue increased $0.6 million or 10.1% while average earning assets increased $9.6 million or 6.7% for the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003.

     Interest expense decreased $32,000 or 1.8% while average interest-bearing liabilities increased $3.9 million or 3.2% for the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003.

     Net interest margin, which is calculated by dividing fully taxable equivalent net interest revenue by average earning assets, measures Business Holding Corporation’s lending and fund-raising functions. The net interest margin for the first nine months of 2004 and the first nine months of 2003 was 3.49% and 3.46%, respectively, representing an increase of three basis points. The increase in net interest margin was primarily a result of lower cost of funds from the prior period.

Provision for Credit Losses and Allowance for Credit Losses

     The Business Bank’s loans are generally secured by specific items of collateral, including real property, consumer assets and business assets. Although The Business Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on economic conditions in the area. While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require The Business Bank to recognize additional losses based on their judgments about information available at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term.

     In determining the amount of the allowance for loan losses, management of The Business Bank uses information from relationship managers, the loan committee of The Business Bank’s Board of Directors and ongoing loan review efforts to stratify the portfolio into asset risk classifications and assign a general or specific reserve allocation. The foundation for the allowance is a detailed review of the overall loan portfolio. The portfolio is analyzed based on risk factors, current and historical performance and specific loan reviews. General reserve estimated loss percentages are based on the current and historical loss experience of each loan, regulatory guidelines for losses, the status of past due payments and management’s judgment of economic conditions and the related level of risk assumed. Specific reserves are determined on a loan-by-loan basis based on management’s evaluation of loss exposure for each credit, given current payment status of the loan and the value of any underlying collateral. Additionally, an unallocated reserve for the total loan portfolio is established to address the risks inherent in the calculations of general and specific reserves and as management’s evaluation of various conditions that are not directly measured by any other component of the allowance. Such components would include current general economic conditions affecting key lending areas, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio and the findings of internal credit administration.

     The following table provides an analysis of the allowance for credit losses for the periods indicated:

	Nine months ended		Year ended
	September 30,		December 31,
	2004	2003	2003
Balance, beginning of period	$1,586,516	$1,430,872	$1,430,872
Loans charged off	854,028	382,779	521,283
Recoveries	102,469	6,450	15,169

Net charge-offs	751,559	376,329	506,114
Provision charged to operating expense	678,000	478,758	661,758

Balance, end of period	$1,512,957	$1,533,301	$1,586,516

Average loans for period	$127,934,739	$103,391,374	$106,372,008
Net charge-offs to average loans-annualized	0.587%	0.364%	0.476%

Noninterest Revenue

     Business Holding Corporation’s noninterest income was $513,348 for the nine months ended September 30, 2004, $55,756 or 12.18% more than the $457,592 earned for the same period in 2003. The primary source of this increase was overdraft charges on deposit accounts. Decreases in the value of bank-owned life insurance policies resulted in lower investment yields for the nine months ended September 30, 2004 compared to the same period for 2003. Mortgage origination and sales income of $35,185 for the nine months ended September 30, 2004 reflect the slower refinance market compared to $48,672 for the same period for 2003. Additionally, The Business Bank’s mortgage subsidiary has been inactive since April 2004.

	Nine months ended
	September 30,
	2004	2003	% Change
Service charges on deposits	$287,731	$217,165	32.49%
Net increase in cash surrender value of life insurance owned by The Business Bank	91,224	102,269	(10.80)
Loan servicing fees	41,203	40,436	1.90
Income from mortgage loan sales	35,185	48,672	(27.71)
Other income	58,005	49,050	18.26

Total noninterest revenue	$513,348	$457,592	12.18%

Noninterest Expense

     Business Holding Corporation’s total noninterest expense was $3.06 million for the nine months ended September 30, 2004, $630,000 or $25.96% higher than the $2.43 million incurred for the same period in 2003. The following table illustrates the changes in each significant component of noninterest expense:

	Nine months ended
	September 30,
	2004	2003	% Change
Salaries and employee benefits	$1,681,111	$1,326,350	26.75%
Occupancy, net of rental income	390,547	340,679	14.64
Shareholders’ tax	123,750	127,494	(2.94)
Legal and collection expenses	110,718	32,853	237.01
Computer expense	64,026	57,640	11.08
Advertising	89,340	96,930	(7.83)
Office supplies, printing, and postage	68,420	61,878	10.57
Audit fees	54,001	55,349	(2.44)
Consultant expenses	116,113	42,676	172.08
Other expense	359,344	285,371	25.92

Total Noninterest Expense	$3,057,370	$2,427,220	25.96%

     Salaries and benefits for the nine months ended September 30, 2004 reflect the impact of five new positions filled during the latter part of 2003 and early 2004. Occupancy expense includes buildout and rental costs associated with additional office space occupied in 2004. Increased charge-off activity and merger related expenses generated larger legal and collection costs for the nine months ended September 30, 2004 compared to the same period for 2003. Consultant expenses for the nine months ended September 30, 2004 increased compared to the same period for 2003 as a result of costs associated with both the trust preferred security offering in January 2004 and expansion-related activities.

Results of Operations for Year Ended December 31, 2003 Compared to Year Ended December 31, 2002 and Year Ended December 31, 2001

Net Interest Revenue

     Net interest revenue was $4.9 million for the year ended December 31, 2003, an increase of $0.6 million or 12.8% from $4.3 million for the year ended December 31, 2002 and an increase of $1.5 million or 42.8% from $3.4 million for the year ended December 31, 2001. Total interest revenue increased $201,000 or 2.9% from $7.0 million in 2002 to $7.2 million in 2003 and increased $220,237 or 3.15% from $7.0 million in 2001 to $7.2 million in 2003. Total interest expense decreased $351,000 or 13.0% from $2.7 million in 2002 to $2.4 million in 2003 and decreased $1.2 million or 34.4% from $3.6 million in 2001 to $2.4 million in 2003. This reflects both the increase in volume of earning assets and the decrease in interest rates on deposit accounts and borrowings.

     The net interest margin for the years ended December 31, 2003, December 31, 2002, and December 31, 2001 was 3.36%, 3.11% and 2.76%, respectively.

Interest Rate Sensitivity

     The following table presents the interest rate sensitivity gap for The Business Bank at December 31, 2003. The table illustrates the gap between the maturity of repricing opportunities of interest sensitive assets and interest sensitive liabilities on that date.

Interest Rate Sensitivity-Maturing or Repricing Opportunities
(In Thousands)

			Over 1
	0 – 90	91 Days to	Year to 5	Over 5
	Days	1 Year	Years	Years
Interest-earning assets:
Investments	$12,794	$12,046	$947	$7
Loans	85,418	15,134	14,994	98
Short-term investments	3,059	–	–	–

Total interest-earning assets	101,271	27,180	15,941	105
Interest-bearing liabilities:
Interest bearing deposits
Demand deposits	876	2,727	7,345	–
Money market deposit account deposits	5,829	17,181	11,277	–
Certificates of deposit	14,498	16,035	16,983	–
Federal funds purchased and securities sold under agreement to repurchase	8,124	–	–	–
Long-term debt and junior subordinated debt securities	9,500	2,350	3,000	3,500

Total interest bearing liabilities	38,827	38,293	38,605	3,500

Interest rate sensitivity gap	62,444	(11,113)	(22,664)	(3,395)

Cumulative interest sensitivity gap	$62,444	$51,331	$28,667	$25,272

Provision for Credit Losses and Allowance for Credit Losses

     The following table provides an analysis of the allowance for credit losses for the years ended December 31:

	2003	2002	2001
Balance, beginning of period	$1,430,872	$1,237,304	$840,441
Loans charged off	521,283	243,735	28,895
Recoveries	15,169	1,734	583

Net charge-offs	506,114	242,001	28,312
Provision charged to operating expense	661,758	435,569	425,175

Balance, end of period	$1,586,516	$1,430,872	$1,237,304

Average loans for period	$106,372,008	$92,654,606	$77,248,572
Net charge-offs to average loans-annualized	0.476%	0.261%	0.037%

Noninterest Revenue

     Business Holding Corporation’s noninterest revenue was $605,194 for the year ended December 31, 2003, an increase of $94,265 or 18.45% from $510,929 earned for the same period in 2003, and an increase of 268,438 or 79.71% from $336,756 earned for the year ended December 31, 2001. The improved revenue resulted from the Bank’s overall growth in the number of deposit accounts with the largest increase resulting from overdraft charges. Decreases in the value of bank-owned life insurance policies from 2002 to 2003 resulted from lower investment yields for the year 2003 compared to 2002. Bank-owned life insurance earnings in 2001 reflected the partial year when The Business Bank added this asset. Mortgage origination and sales income of $49,313 for the year ended December 31, 2003 reflect the first year this service was offered to customers through The Business Bank’s mortgage subsidiary. The following table provides a summary for the noninterest revenue for the years ended December 31:

	2003	2002	2001
Service charges on deposits	$297,143	$237,794	$157,600
Net increase in cash surrender value of life insurance owned by The Business Bank	125,892	143,035	78,366
Loan servicing fees	55,851	52,786	35,265
Income from mortgage loan sales	49,313	–	–
Other income	76,995	77,314	65,525

Total noninterest revenue	$605,194	$510,929	$336,756

Noninterest Expense

     Business Holding Corporation’s total noninterest expense was $3.28 million for the year ended December 31, 2003, an increase of $390,000 or $13.50% from $2.89 million incurred for the year ended December 31, 2002 and an increase of $936,000 or 40.0% from $2.3 million for the year ended December 31, 2001. The following table illustrates the changes in each significant component of noninterest expense:

	2003	2002	2001
Salaries and employee benefits	$1,856,734	$1,670,872	$1,397,991
Occupancy, net of rental income	441,517	273,011	328,251
Shareholders’ tax	142,997	136,151	105,900
Legal and professional fees	180,517	143,643	76,143
Computer expense	65,890	66,562	45,535
Advertising	109,390	87,329	18,655
Office supplies, printing, and postage	81,703	79,291	62,039
Other expense	398,355	430,435	306,364

Total Noninterest Expense	$3,277,103	$2,887,294	$2,340,878

     Salaries and benefits for the twelve months ended December 31, 2003 reflect the impact of five new positions filled during 2003 compared to 2002 and seven positions added from 2001 to 2003. Increased occupancy expense includes buildout and rental costs associated with moving into a new headquarters facility in 2002. Greater charge-off activity generated larger legal and collection expenses for the twelve months ended December 31, 2003 compared to the years ended December 31, 2002 and 2001. Advertising expenses increased from 2001 to 2002 and 2003 as The Business Bank used media to increase awareness of products and services in the community.

Financial Condition at September 30, 2004 Compared to September 30, 2003

     The financial condition and operating results of The Business Bank and, accordingly, Business Holding Corporation are affected by the volatility of interest rates on investments, loans, deposits and borrowings, competition from other financial institutions in Baton Rouge, loan demand from customers and the creditworthiness of existing borrowers.

Earning Assets

     Earning assets are composed of interest or dividend-bearing assets, including loans, securities, short-term investments and loans held for sale. Interest income associated with earning assets is Business Holding Corporation’s primary source of income. Earning assets averaged $152.1 million for the nine months ended September 30, 2004, a $9.5 million or 6.66% increase compared to $142.6 million for the same period in 2003. This increase was primarily the result of aggressive loan growth. The loan portfolio increased $23.7 million or 21.07% for the first nine months of 2004 compared to the same period for September 30, 2003. Business Holding Corporation’s loan to deposit ratio at September 30, 2004 and September 30, 2003 was 111% and 103%, respectively.

     At September 30, 2004, commercial loans were $34.6 million, a $5.8 million or 20.0% increase compared to $28.8 million at September 30, 2003. Real estate construction loans were $21.9 million at September 30, 2004, a $6.8 million or 45.0% increase compared to $15.1 million at September 30, 2003. Residential real estate loans were $17.9 million at September 30, 2004, a $5.7 million or 46.9% increase compared to $12.2 million at September 30,

2003. Growth in the commercial loan segment came from traditional commercial sectors with no one customer representing a disproportionate percentage of the increase.

     Total consumer loans for the nine months ended September 30, 2004 were $4.8 million, a $1.6 million or 24.7% decrease from $6.4 million for the nine months ended September 30, 2003. Home equity and mobile homes loan products were introduced by Business Holding Corporation in 2004 to improve our consumer coverage and loan yields. These products totaled $1.4 million and $1.1 million at September 30, 2004 and September 30, 2003, respectively.

     Investment securities available for sale decreased $16.2 million, or 48.0% to $18.1 million at September 30, 2004 compared to $34.3 million at September 30, 2003. Approximately $15.0 million of this decrease related to securities pledged to one nondeposit investment customer that disbursed the proceeds of their account in the fourth quarter of 2004. Business Holding Corporation has no investment securities that are classified as held to maturity.

     As the loan portfolio has seasoned, Business Holding Corporation has recognized a potential for higher charge-off and nonperforming levels. In response, management has, over time, significantly increased the allowance for loan losses, tightened underwriting guidelines and procedures and continued to aggressively monitor the quality of its loan portfolio.

     Nonperforming assets, defined as nonaccrual loans, accruing loans past due 90 days or more and foreclosed property, amounted to $0.3 million or 0.17% of total assets at September 30, 2004 compared to $0.4 million or 0.28% at September 30, 2003. The allowance for loan losses amounted to $1.5 million or 1.1% of total loans and 542.2% of total nonperforming loans, respectively, at September 30, 2004 compared to $1.5 million or 1.37% of total loans and 287% of total nonperforming loans at September 30, 2003.

Deposits and Other Interest Bearing Liabilities

     Deposits obtained from customers in its primary market area are Business Holding Corporation’s principal source of funds for use in lending and other business purposes. Business Holding Corporation attracts local deposit accounts by offering a wide variety of accounts, competitive interest rates and excellent customer service. Increasing core deposits through the development of client relationships is a continuing focus of Business Holding Corporation. Other funding sources include short-term and long-term borrowings, subordinated debt and shareholders’ equity.

     Total deposits at September 30, 2004 were $122.8 million, a $14.1 million or 13.0% increase compared to $108.7 million at September 30, 2003. The following table sets forth the composition of Business Holding Corporation’s deposits at the dates indicated:

	September 30,
	2004	2003
	(in thousands)
Non-interest bearing demand deposit account	$29,316	$19,867
Negotiable order of withdrawal accounts	7,575	6,402
Money market accounts	36,353	33,003
Certificates of deposit	49,578	49,423

Total deposits	$122,822	$108,695

     Short term borrowings were $13.1 million at September 30, 2003, comprised of $6.6 million securities sold under agreement to repurchase and $6.5 million Federal Home Loan Bank advances due in one year. Long-term borrowings were comprised of $7.5 million fixed-rate advances from the Federal Home Loan Bank of Dallas and $6.0 million in junior subordinated debt. At September 30, 2003, short term borrowings were $25.7 million and were comprised of $19.5 million securities sold under agreement to repurchase, $1.5 million Federal Home Loan Bank advances due in one year and $4.7 million in federal funds purchased. Of the amount of securities sold under agreement to repurchase, $15.0 million related to one attorney settlement account which was disbursed during the fourth quarter of 2003. Long-term borrowings were comprised of $6.5 million fixed-rate advances from the Federal Home Loan Bank of Dallas.

Financial Condition at December 31, 2003 Compared to December 31, 2002 and December 31, 2001

Earning Assets

     Earning assets averaged $143.1 million for the year ended December 31, 2003, a $14.2 million or 11.0% increase compared to $128.8 million for the year ended December 31, 2002 and an increase of $43.9 million or 44.3% compared to $99.1 million for the year ended December 31, 2001. This increase was primarily the result of aggressive loan growth. The loan portfolio averaged $105.2 million for the year ended December 31, 2003, a $13.2 million or 14.3% increase compared to $92.0 million for the year ended December 31, 2002 and an increase of $29.3 million or 38.6% compared to $75.9 million in 2001.

     At December 31, 2003, commercial loans were $26.7 million, a $4.4 million or 14.20% decrease compared to $34.9 million at December 31, 2003 and a $12.4 million or 31.78% decrease compared to $39.1 million at December 31, 2001. Real estate construction loans were $17.3 million at December 31, 2003, a $7.9 million or 84.6% increase compared to $9.4 million at December 31, 2003 and a $10.5 million or 155.7% increase compared to $6.8 million at December 31, 2001. Non-residential real estate loans were $37.9 million at December 31, 2003, a $3.1 million or 8.86% increase compared to $34.9 million at December 31, 2002 and a $19.4 million or 104.98% increase compared to $18.5 million at December 31, 2001.

     Total consumer loans at December 31, 2003 were $6.3 million, a $3.1 million or 99.4% increase from $3.1 million at December 31, 2002 and a $2.3 million or 58.2% increase compared to $4.0 million at December 31, 2001.

     Investment securities available for sale decreased $11.3 million, or 30.3% to $25.9 million at December 31, 2003 compared to $37.2 million at December 31, 2002 and decreased $9.4 million or 26.6% compared to $35.3 million at December 31, 2001. Business Holding Corporation had no investment securities that were classified as held to maturity at December 31, 2003, 2002 or 2001.

     Nonperforming assets, defined as nonaccrual loans, accruing loans past due 90 days or more and foreclosed property, amounted to $0.8 million or 0.55% of total assets at December 31, 2003 compared to $0.4 million or 0.25% at December 31, 2002 and $0.3 million or 0.21% at December 31, 2001. The allowance for loan losses amounted to $1.59 million or 1.4% of total loans and 187.4% of total nonperforming loans at December 31, 2003 compared to $1.43 million or 1.4% of total loans and 405.2% of total nonperforming loans at December 31, 2002 and $1.24 million or 1.5% of total loans and 454.5% of total nonperforming loans at December 31, 2001.

Deposits and Other Interest Bearing Liabilities

     Total deposits at December 31, 2003 were $110.0 million, a $19.2 million or 21.2% increase compared to $90.7 million at December 31, 2002 and a $29.7 million or 37.1% increase compared to $80.2 million at December 31, 2001. The following table sets forth the composition of Business Holding Corporation’s deposits at the dates indicated:

	December 31,
	2003	2002	2001
	(in thousands)
Non-interest bearing demand deposit account	$18,648	$19,190	$13,518
Negotiable order of withdrawal accounts	10,948	5,754	2,789
Money market accounts	32,842	24,660	27,235
Certificates of deposit	47,516	41,104	36,676

Total deposits	$109,954	$90,708	$80,218

     The Business Bank has outstanding lines of credit with several of its correspondent banks available to assist in the management of short-term liquidity. Total available lines of credit at December 31, 2003, 2002 and 2001 were $10,000,000. The balance on these lines at December 31, 2003, 2002 and 2001 was $0, $2,930,000 and $1,000,000,

respectively. At December 31, 2003, 2002 and 2001, The Business Bank sold and subsequently repurchased from its customers $8,124,369, $27,026,216 and $29,189,456, respectively, in securities sold under agreements to repurchase.

     The Business Bank had outstanding advances from the Federal Home Loan Bank of $18,350,000, $9,000,000 and $5,500,000 at December 31, 2003, 2002 and 2001, respectively. The advances are collateralized by The Business Bank’s investment in Federal Home Loan Bank stock and a blanket lien on qualifying loans.

Liquidity and Capital Resources

     The main focus of Business Holding Corporation’s liquidity is to match the cash inflows and outflows within Business Holding Corporation’s market for loans and deposits. Short-term investments and short-term borrowings are used as Business Holding Corporation’s chief cash management tool. Liquidity is primarily achieved through unpledged marketable securities with maturities one year or less, federal funds sold, securities purchased with resale agreements and other money market instruments or equivalents. While scheduled cash flows from the amortization and maturities of loans and securities are relatively predictable sources of funds, deposit flows and prepayments of loan and investment securities are greatly influenced by general interest rates, economic conditions and competition. The Federal Home Loan Bank of Dallas provides an additional source of liquidity for general requirements and to assist with the variability of less predictable funding sources. At September 30, 2004, Business Holding Corporation had $14.0 million outstanding on a $32.2 million line of credit. Business Holding Corporation also has various funding arrangements with commercial banks providing up to $10.0 million in the form of federal funds and other lines of credit with The Federal Home Loan Bank of Dallas. At September 30, 2004, Business Holding Corporation did not have any amounts outstanding on these lines of credit with correspondent banks.

     On January 30, 2004, Business Holding Corporation issued $6,186,000 in floating rate (LIBOR + 2.8%) junior subordinated debt securities to Business Holding Corporation Trust I, a business trust. The trust used the proceeds from the issuance of these floating rate (LIBOR + 2.8%) trust preferred securities to acquire the junior subordinated debt securities. The trust preferred securities are considered equity for regulatory purposes and debt for tax purposes. The trust preferred securities qualify as regulatory capital for Business Holding Corporation (under current Federal Reserve guidelines, the trust preferred securities qualify as Tier 1 Capital up to a maximum of 25% of Business Holding Corporation’s total Tier 1 Capital and any remainder qualifies as Tier 2 Capital). For GAAP, the subordinated debentures are shown on Business Holding Corporation’s consolidated balance sheet as long-term debt.

     Business Holding Corporation has been able to generate sufficient cash through deposits as well as borrowings and anticipates that it will continue to have sufficient funds to meet its liquidity requirements.

     The management of Business Holding Corporation is not aware of any trends, demands, commitments, events or uncertainties likely to result in material changes in liquidity. Business Holding Corporation has no outstanding commitments for capital expenditures or commitments for material uses of capital resources.

Off-Balance Sheet Arrangements

     The Business Bank is a lead lender on participations sold, without recourse, to certain other financial institutions, which amounts are not included in Business Holding Corporation’s consolidated balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $25.2 million and $22.8 million at September 30, 2004 and September 30, 2003, respectively.

     The Business Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

     The Business Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Business Bank uses the same credit policies in making commitments and conditional obligations as they do for instruments that are included in the consolidated balance sheets.

     In the normal course of business, The Business Bank has made various off-balance sheet commitments to extend credit of $42.8 million and $36.4 million at September 30, 2004 and September 30, 2003, respectively. Commitments include unfunded loan commitments of $40.6 million and standby letters of credit of $2.1 million at September 30, 2004. Over 93% of these commitments to extend credit were made at variable rates. Of the $12.2 million in commitments that exceed one year in duration, 93.2% were made at variable rates which enables The Business Bank to manage risks associated with movements in interest rates. While The Business Bank faces risks associated with potential deterioration of credit quality of borrowers to whom a commitment to extend credit has been made, no significant credit losses are expected from these commitments and arrangements. In accordance with FASB Interpretation No. 45, standby letters of credit of $2,149,501 and $2,464,926 are included in other assets and other liabilities on the consolidated balance sheet at September 30, 2004 and September 30, 2003, respectively. The Business Bank has no contracts accounted for as derivatives.

Contractual Obligations

     The following table presents the contractual obligations of Business Holding Corporation at December 31, 2003:

		Payments by period
		Less than 1			More than
Contractual Obligations	Total	year	1 – 3 years	3 – 5 years	5 years
Long-Term Debt Obligations	$18,350,000	$11,850,000	$3,000,000	$3,500,000	$–
Operating Lease Obligations	2,674,041	270,633	600,852	600,852	1,202,130
Securities Sold Under Agreements to Repurchase	8,124,369	8,124,369	–	–	–

     The Business Bank entered into a lease agreement in 2001 for a new main office facility and the lessor is an entity in which one of the members of The Business Bank’s Board of Directors has a 2.71% ownership interest. This lease began in the fourth quarter of 2002 and expires in 2012 with options to renew for two successive periods of five years each. An amendment to the lease for additional space became effective in September 2004. This amendment increases the lease payments by $69,672 per year increasing the total lease obligation from $2.7 million at December 31, 2003 to $3.2 million at September 30, 2004.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     Business Holding Corporation has not changed accountants or had disagreements on accounting or financial disclosures with its independent accountants since incorporating in 1998.

Security Ownership of Certain Beneficial Owners and Management Prior to the Merger

     The following table sets forth certain information concerning the beneficial ownership of outstanding Business Holding Corporation common stock as of [•], 2004 by (a) each person known to Business Holding Corporation to be the beneficial owner of more than 5% of its common stock, (b) each director of Business Holding Corporation, (c) each executive officer of Business Holding Corporation and (d) all directors and executive officers of Business Holding Corporation as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, the securities shown are held with sole voting and investment power.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class (1)
5% Shareholders Milton J. Womack, Jr. and Steve Carville, Administrators of Estate of Milton J. Womack P.O. Box 1111 Baton Rouge, LA 70821	93,040 shares(2)		7.07%
James T. Boone 1096 Augusta Drive Oxford, MS 38655	70,935	(3)	5.39
Directors
James T. Boone	See above		See above
John M. Engquist	35,316	(4)	2.69
James R. Hatcher	36,111		2.75
Rolfe H. McCollister, Jr.	26,028		1.98
Frank Miller	4,930	(5)	*
David R. Pitts	20,758		1.58
Charles E. Roemer, III	13,786	(6)(7)	1.05
Executive Officers
Larry Denison	17,500	(6)(7)	1.33
Paula J. Laird	4,800	(6)(7)	*
All directors and executive officers as a group	230,164		17.50

     * Less than 1%.

     (1) Based upon 1,310,491 shares of voting common stock of Business Holding Corporation issued and outstanding as of [•], 2004 and 4,800 shares reserved for issuance upon exercise of stock options. The percentages are calculated based on the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Because all options will vest upon the change of control of Business Holding Corporation in the merger, the percentage includes all shares reserved for issuance upon exercise of all options.

     (2) Does not include 5,750 shares owned by Mr. Carville individually and 1,563 shares owned by Mr. Carville’s spouse. Also does not include 1,563 shares owned by Mr. Womack, Jr., individually.

     (3) Includes 16,100 shares owned by Mr. Boone’s spouse.

     (4) Includes 10,000 shares owned by a limited liability company controlled by Mr. Engquist.

     (5) Includes 500 shares reserved for issuance upon exercise of stock options held by Mr. Miller.

     (6) Includes 100 shares owned by the corresponding spouse of Messrs. Roemer or Denison or Ms. Laird.

     (7) Does not include 18,274 shares held by the Business Bank of Baton Rouge 401(k) and Retirement Plan, of which Messrs. Roemer and Denison and Ms. Laird are trustees.

     Business Holding Corporation is not aware of any pledge by any person of Business Holding Corporation’s securities, the operation of which may at a subsequent date result in a change of control of Business Holding Corporation. Currently, Business Holding Corporation is aware that 111,469 shares of Business Holding Corporation common stock, which represent 8.51% of the outstanding shares, are pledged by various shareholders to secure lending arrangements at several financial institutions.

Quantitative and Qualitative Disclosures About Market Risk

     Market risk is the risk to Business Holding Corporation’s financial condition resulting from adverse changes in the value of The Business Bank’s holdings arising from movements in interest rates, foreign exchange rates, equity prices or other similar factors. Business Holding Corporation’s exposure to market risk can be measured by assessing the effect of changing rates and prices on either the earnings or economic value of an individual instrument, a portfolio or the entire institution.

     It is the principal objective of The Business Bank’s asset and liability management function to evaluate the interest rate risk included in certain balance sheet accounts, determine the appropriate level of risk given The Business Bank’s business objectives, operating environment, capital and liquidity requirements and performance objectives, establish prudent asset concentration guidelines and manage the risk consistent with guidelines approved by the Board of Directors of The Business Bank. Through this process, management seeks to reduce the vulnerability of its operations to changes in interest rates and reviews liquidity, cash flow needs, maturities of investments, deposits, borrowings and capital position.

     Interest rate risk management has as its objective to control the effects that interest rate fluctuations have on net interest income and on the net present value of The Business Bank’s earning assets and interest-bearing liabilities. Risk management policies are employed to monitor and limit this exposure. Interest rate risk is measured using net interest income simulation and asset/liability net present value sensitivity analyses. The Business Bank uses financial modeling to measure the impact of changes in interest rates on the net interest margin and predict market risk. Estimates are based upon a number of assumptions including the nature and timing of interest rate levels including yield curve shape, prepayments on loans and securities, deposit decay rates, pricing decisions on loans and deposits, reinvestment of asset and liability cash flows. These analyses provide a range of potential impacts on net interest income and portfolio equity caused by interest rate movements.

     Included in these models are rate shift scenarios which are used to establish exposure limits. These “rate shock” scenarios indicated that at December 31, 2003 an instantaneous and sustained 200 basis point rise in rates would increase net interest income over the following 12 months by approximately 15.53%, while a 200 basis point decline in rates would decrease net interest income over the following 12 months by approximately 19.39% from an unchanged rate environment. Computations of interest rate risk under this scenario do not necessarily include certain actions that management may undertake to manage this risk in response to anticipated changes in interest rates.

     The rate environment is a function of the monetary policy of the Board of Governors of the Federal Reserve System. The Federal Reserve has continued to reduce the targeted level for the federal funds rate since the beginning of 2001, reaching an all-time low of 1.00% in the middle of 2003 where it remained until the middle of 2004. With over 69% of the loan portfolio at variable interest rates, each Federal Reserve rate reduction has been challenging to offset. Deposit rate reductions have allowed The Business Bank to reduce funding costs and offset the negative impact of Federal Reserve rate movements in 2001, 2002 and 2003. As the rate shock analysis above indicates, The Business Bank is positioned well to improve interest income as the Federal Reserve has increased rates during 2004.

COMPARISON OF RIGHTS OF SHAREHOLDERS

     BancorpSouth is incorporated under Mississippi law. Business Holding Corporation is incorporated under Louisiana law. Upon completion of the merger, the restated articles of incorporation, as amended, of BancorpSouth and the amended and restated bylaws, as amended, of BancorpSouth in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the combined company. Consequently, after the effective time of the merger, to the extent Business Holding Corporation shareholders receive BancorpSouth common stock in the merger, the rights of former shareholders of Business Holding Corporation will be determined by reference to the restated articles of incorporation and amended and restated bylaws of BancorpSouth and the Mississippi Business Corporation Act. The material differences between the rights of holders of Business Holding Corporation common stock and the rights of holders of BancorpSouth common stock, resulting from the differences in their governing documents and the differences between Mississippi law and Louisiana law, are summarized below.

     The following summary does not purport to be a complete statement of the rights of holders of BancorpSouth common stock under applicable Mississippi law, the restated articles of incorporation and the amended and restated bylaws of BancorpSouth or the rights of the holders of Business Holding Corporation common stock under applicable Louisiana law, the Business Holding Corporation articles of incorporation, as amended, and the Business Holding Corporation bylaws, or a complete description of the specific provisions referred to below. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the Mississippi Business Corporation Act, the Business Corporation Law of Louisiana and the governing corporate instruments of BancorpSouth and Business Holding Corporation, to which the holders of Business Holding Corporation common stock are referred. Copies of the governing corporate instruments of BancorpSouth are available, without charge, to any person, including any beneficial owner of Business Holding Corporation common stock to whom this Proxy Statement/Prospectus is delivered, by following the instructions listed under “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 88.

Summary of Material Differences Between the Rights of BancorpSouth Shareholders and the Rights of
Business Holding Corporation Shareholders

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
Authorized Capital Stock	The authorized capital stock of BancorpSouth consists of 500,000,000 shares of common stock, $2.50 par value per share.	The authorized capital stock of Business Holding Corporation consists of 8,000,000 shares of common stock, $1.00 par value per share, and 2,000,000 shares of preferred stock, without par value.

Board of Directors

Size	BancorpSouth’s governing corporate instruments provide that the Board of Directors consists of between nine and 24 members, as determined from time to time by BancorpSouth’s Board of Directors, and on the date of this Proxy Statement/Prospectus the Board of Directors consists of twelve members. The vote of at least 80% of the outstanding shares of BancorpSouth common stock is required to increase the maximum number of members of BancorpSouth’s Board of Directors if the Board of Directors does not	Business Holding Corporation’s governing corporate instruments provide that Business Holding Corporation’s Board of Directors consists of between three and 30 members and on the date of this Proxy Statement/Prospectus the Board of Directors consists of seven members.

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
recommend such an increase.

Classification and Term	BancorpSouth’s governing corporate instruments provide that the members of the Board of Directors are divided into three classes, with classes elected for staggered three-year terms.	The Business Holding Corporation articles of incorporation provide that the members of Business Holding Corporation’s Board of Directors are divided into four classes, with the classes elected for staggered four-year terms.

Election	BancorpSouth’s governing corporate instruments provide that at each annual meeting, the number of directors equal to the number of the class whose term expires at the time of the meeting are elected to hold office as directors. Pursuant to BancorpSouth’s restated articles of incorporation, shareholders may not cumulate votes in the election of directors.	Pursuant to the Business Holding Corporation bylaws, members of Business Holding Corporation’s Board of Directors are elected at the annual meeting of shareholders. Pursuant to Business Holding Corporation’s articles of incorporation, shareholders may not cumulate votes in the election of directors.

Vacancies	BancorpSouth’s governing corporate instruments provide that any vacancy on the Board of Directors or directorship to be filled because of an increase in the number directors may be filled: (i) by the shareholders of BancorpSouth; (ii) by the Board of Directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the Board of Directors by the affirmative vote of a majority of all of the directors remaining in office.	The Business Holding Corporation bylaws provide that a vacancy is filled by a majority vote of the remaining directors for the unexpired term, provided that the shareholders have the right, at any special meeting called for the purpose prior to such action by the Business Holding Corporation Board of Directors, to fill the vacancy.

Removal	BancorpSouth’s governing corporate instruments provide that a director may be removed for cause (as defined by the restated articles of incorporation of BancorpSouth) by the affirmative vote of a majority of the entire Board of Directors or by BancorpSouth’s shareholders, only for cause, at a special meeting of the shareholders called expressly for that purpose.	The Business Corporation Law of Louisiana provides that shareholders, by vote of a majority of the total voting power at any special meeting called for the purpose, may remove from office, with or without cause, any one or more of the directors and may, at such meeting, proceed to elect a successor for the unexpired term.

Board Quorum and Voting Requirements	The amended and restated bylaws of BancorpSouth provide that at all regular and special meetings of the Board of Directors, a majority of the whole Board of Directors, excluding any vacancies, shall constitute a quorum, and that the act of the majority	Business Holding Corporation’s governing corporate instruments provide that at all meetings of Business Holding Corporation’s Board of Directors, a majority of the directors in office and qualified to act is a quorum for the transaction of business, and that

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
	of directors present at a meeting at which a quorum is present is the act of the Board of Directors.	the affirmative vote of a majority of directors present at any meeting at which a quorum is present is the act or decision of the Business Holding Corporation’s Board of Directors.

Transactions with Directors	The Mississippi Business Corporation Act provides that a transaction that is not a director’s conflicting interest transaction may not be enjoined, set aside or give rise to an award of damages or other sanctions in a proceeding by a BancorpSouth shareholder or by or in the right of BancorpSouth, because a director of BancorpSouth, or any person with whom or which he has a personal, economic or other association, has an interest in the transaction.	The Business Holding Corporation articles of incorporation generally provide that every officer or director of Business Holding Corporation is relieved from any liability that might otherwise exist from contracting with Business Holding Corporation for the benefit of himself, whether or not the interested director was present or voted at a meeting if the material facts as to such interest and as to the transaction are disclosed to, or known to, Business Holding Corporation’s directors or shareholders who, in good faith, approved or ratified the transaction.

	The Mississippi Business Corporation Act further provides that a director’s conflicting interest transaction may not be enjoined, set aside or give rise to an award of damages or other sanctions in a proceeding by a BancorpSouth shareholder or by or in the right of BancorpSouth because the director, or any person with whom or which he has a personal, economic or other association, has an interest in the transaction, if, pursuant to the Mississippi Business Corporation Act, directors’ action respecting the transaction or shareholders’ action respecting the transaction was taken in compliance with the Mississippi Business Corporation Act, or if the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to BancorpSouth.	The Business Corporation Law of Louisiana generally provides that no contract or transaction between Business Holding Corporation and one or more of its directors or officers, or between Business Holding Corporation and any other entity or organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason, or solely because the common or interested director or officer was present at or participated in the meeting of the board or committee which authorized the contract or transaction, or solely because his or their votes were counted for such purpose, if: (i) the material facts as to the interest and as to the contract or transaction were disclosed or known to the Business Holding Corporation Board of Directors, and the Business Holding Corporation Board of Directors in good faith authorized the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; (ii) the material facts as to the interest and as to the contract or transaction were disclosed or known to the shareholders entitled to vote thereon, and the

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
contract or transaction was approved in good faith by vote of the shareholders; or (iii) the contract or transaction was fair as to Business Holding Corporation as of the time it was authorized, approved or ratified by the Business Holding Corporation Board of Directors or shareholders.

Shareholder Meetings

Special Meetings	BancorpSouth’s governing corporate instruments provide that a special meeting of the shareholders may be called by the chief executive officer or corporate secretary or by the holders of not less than a majority of all of the shares entitled to vote at such meeting, and shall be called by the chief executive officer or corporate secretary at the request in writing of a majority of the Board of Directors or of the holders of a majority of the shares of stock entitled to vote at such meeting.	Pursuant to Business Holding Corporation’s governing corporate instruments, special meetings of shareholders may be called by Business Holding Corporation’s president or by a majority of the Board of Directors.

The Business Corporation Law of Louisiana provides that at any time, upon written request of any shareholder(s) holding in the aggregate one-fifth of the total voting power, the corporate secretary shall call a special meeting of shareholders, and if the corporate secretary does not fix a time or give notice of the meeting, the shareholder or shareholders making the request may do so.

Voting Rights	BancorpSouth’s governing corporate instruments provide that each share of common stock is entitled to one vote on each matter with respect to which shareholders are entitled to vote.	The Business Holding Corporation articles of incorporation and the Business Corporation Law of Louisiana provide that in the election of directors and other matters, each common stock shareholder of record has the right to one vote for each share owned by the shareholder.

Record Date	Pursuant to the amended and restated bylaws of BancorpSouth, the Board of Directors may fix a record date to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action is to be taken.	Pursuant to the Business Holding Corporation bylaws, the Board of Directors may close the Business Holding Corporation stock transfer books for a period not exceeding 50 nor less than 20 days preceding the date of any meeting of shareholders or date of the action for which the date is fixed, or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 50 nor less than 20 days prior to the date of holding any meeting of shareholders, as a record

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Actions by Written Consent	The amended and restated bylaws of BancorpSouth provide that shareholders may take action by unanimous written consent of all shareholders entitled to vote on the matter.	The Business Holding Corporation articles of incorporation and the Business Corporation Law of Louisiana provide that shareholders may take action by written consent signed only by shareholders holding that proportion of the total voting power on the question that is required by law or by the Business Holding Corporation articles of incorporation, whichever requirement is higher.

Quorum and Voting Requirements	BancorpSouth’s governing corporate instruments provide that a majority of the shares of common stock entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders, except that two-thirds of the shares of common stock entitled to vote constitutes a quorum for the transaction of any business at a special meeting of shareholders. The affirmative vote of the majority of shares entitled to vote shall be the act of the shareholders if a quorum is present, unless the restated articles of incorporation of BancorpSouth or applicable law requires a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.	Pursuant to the Business Holding Corporation bylaws, a majority of the outstanding shares of common stock entitled to vote, present in person or by proxy, constitutes a quorum for the transaction of business. The Business Corporation Law of Louisiana and the Business Holding Corporation bylaws provide that a majority of votes actually cast shall decide any matter properly brought before a shareholders’ meeting, except that directors shall be elected by plurality vote.

Advance Notice of Shareholder Nominations and Proposals for Business	The amended and restated bylaws of BancorpSouth provide that, in the case of the annual meeting of shareholders, proposals by shareholders of business to be considered or acted upon and nominations for election of directors must be stated in writing and filed with BancorpSouth’s corporate secretary not later than 90 calendar days and not earlier than 120 calendar days before the first anniversary of the date that BancorpSouth first mailed its proxy statement to shareholders in connection with the prior year’s annual meeting. If	Business Holding Corporation’s governing documents do not contain any provisions that require Business Holding Corporation shareholders to provide advance notice prior to proposing business or nominating persons at an annual or special meeting of shareholders.

Business Holding Corporation
BancorpSouth Shareholder Rights	Shareholder Rights
the annual meeting is more than 30 calendar days from the first anniversary of the preceding year’s annual meeting, shareholder notice must be received by BancorpSouth’s corporate secretary not earlier than 120 calendar days prior to the date that BancorpSouth first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting and not later than the later to occur of 90 calendar days prior to the date on which BancorpSouth first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting or 10 calendar days after BancorpSouth’s first public announcement of the date of the annual meeting.

The amended and restated bylaws of BancorpSouth provide that, in the case of a special meeting of shareholders, nominations by shareholders for election of directors must be preceded by delivery of written notice to BancorpSouth’s corporate secretary not earlier than 120 calendar days prior to the special meeting and not later than the later of 90 calendar days prior to the special meeting or 10 calendar days following the day on which BancorpSouth first made public announcement of the date of the special meeting.

In addition, the amended and restated bylaws of BancorpSouth require that any shareholder notice regarding director nomination include certain information concerning the shareholder and his nominee, including, among other things, information about the nominee that would be required to be included in a proxy statement filed under the proxy rules of the SEC.

The chairman of the annual or special meeting may declare that any shareholder proposal or nomination be disregarded if not made in compliance with the procedures of the amended and restated bylaws of BancorpSouth.

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
Liability and Indemnification of Directors and Officers

Personal Liability	Pursuant to the restated articles of incorporation of BancorpSouth, a director, in general, is not personally liable to BancorpSouth or its shareholders for monetary damages for any action taken, or for the failure to take action, as a director, except for liability for (i) the amount of a financial benefit received to which the director is not entitled; (ii) an intentional infraction of harm on BancorpSouth or the shareholders; (iii) a violation of the provisions of the Mississippi Business Corporation Act regarding unlawful distributions; or (iv) an intentional violation of criminal law.	The Business Holding Corporation articles of incorporation generally provide that directors and officers shall not be liable to Business Holding Corporation or its shareholders for monetary damages for breach of fiduciary duty except for liability for (i) breach of duty of loyalty to Business Holding Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for unlawful distributions of Business Holding Corporation’s assets to, or redemption or repurchase of Business Holding Corporation’s shares from, shareholders of Business Holding Corporation; or (iv) any transaction from which an improper personal benefit is derived.

In addition, the Business Holding Corporation articles of incorporation provide that the Board of Directors may cause Business Holding Corporation to enter into agreements with its directors and officers providing for the limitation of liability set forth in the Business Holding Corporation articles of incorporation to the fullest extent permitted by law.

Indemnification	BancorpSouth’s restated articles of incorporation provide that BancorpSouth shall indemnify and, upon request, shall advance expenses prior to the final disposition of a proceeding to any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of BancorpSouth by reason of the fact that such person is or was a director, officer, partner, trustee, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another entity, against any liability incurred in the	The Business Holding Corporation articles of incorporation generally provide that the Business Holding Corporation Board of Directors may adopt bylaws or resolutions or cause Business Holding Corporation to enter into agreements providing for indemnification of directors and officers of Business Holding Corporation and other persons, and may cause Business Holding Corporation to procure or maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Business Holding Corporation, or is or was serving at the request of Business Holding Corporation as a director, officer,

Business Holding Corporation
BancorpSouth Shareholder Rights	Shareholder Rights
action, suit or proceeding to the full extent permitted by the Mississippi Business Corporation Act and, despite the fact that such person has not met the applicable standard of conduct set forth in the Mississippi Business Corporation Act or would be disqualified for indemnification under the Mississippi Business Corporation Act, to such person if a determination is made that the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances and if the acts or omissions did not constitute gross negligence or willful misconduct. In addition, the restated articles of incorporation of BancorpSouth provide that a request for reimbursement or advancement of expenses prior to final disposition of a proceeding need not be accompanied by the written affirmation of good faith belief that the payee has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated otherwise than is required by the Mississippi Business Corporation Act, but the remaining applicable provisions of the Mississippi Business Corporation Act apply to any such request, including the requirement that the payee submit an undertaking by or on behalf of the payee to repay the funds unless it is ultimately determined that he is entitled to be indemnified by BancorpSouth.

BancorpSouth’s governing corporate instruments and the Mississippi Business Corporation Act provide that BancorpSouth may purchase and maintain insurance on behalf of an individual who is a director or officer of BancorpSouth, or who, while a director or officer of BancorpSouth, serves at BancorpSouth’s request as a director, officer, partner, trustee, employee or agent of another entity against any liability that may be asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not	employee or agent of another entity or enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not Business Holding Corporation would have the power to indemnify him against such liability.

Pursuant to the Business Corporation Law of Louisiana, Business Holding Corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of Business Holding Corporation, by reason of the fact that he is or was a director, officer, employee or agent of Business Holding Corporation, or is or was serving at the request of Business Holding Corporation as a director, officer, employee or agent of another entity or enterprise if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Business Holding Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of Business Holding Corporation, however, indemnification is limited to expenses, including attorneys’ fees and amounts paid in settlement not exceeding the estimated expense of litigating the action to conclusion, actually and reasonably incurred, and no indemnification shall be made if such person is adjudged by a court to be liable for willful or intentional misconduct in the performance of his duties to Business Holding Corporation, unless the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for certain expenses.

In general, indemnification under the Business Corporation Law of Louisiana shall be made by Business Holding Corporation only as

Business Holding Corporation
BancorpSouth Shareholder Rights	Shareholder Rights
BancorpSouth would have the power to indemnify him against such liability.

The restated articles of incorporation of BancorpSouth explain that the rights to indemnification contained therein are intended to be greater than that otherwise provided for in the Mississippi Business Corporation Act, are contractual in nature, and in that respect are mandatory, despite a person’s failure to meet the standard of conduct required for permissive indemnification under the Mississippi Business Corporation Act.

The amended and restated bylaws of BancorpSouth provide for indemnification of certain persons who were or are parties or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, in cases other than action by or in the right of BancorpSouth. Also, in the case of actions by or in the right of BancorpSouth, certain persons who were or are parties or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding by or in the right of BancorpSouth to procure a judgment in its favor may generally be indemnified against expenses actually and reasonably incurred by such persons in connection with defense or settlement of the action or suit, except that no indemnification shall be made if such persons breached certain fiduciary duties to BancorpSouth unless, and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such persons are fairly and reasonably entitled to indemnification for certain expenses.	authorized in a specific case upon a determination that the applicable standard of conduct has been met.

Expenses incurred in defending an action, suit or proceeding may be paid by Business Holding Corporation in advance of the final disposition thereof if authorized by Business Holding Corporation’s Board of Directors, without regard to whether participating members thereof are parties to such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by Business Holding Corporation.

The amended and restated bylaws of BancorpSouth provide that any indemnification pursuant to the bylaws shall be made only as authorized in specific cases upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
conduct.

The Mississippi Business Corporation Act provides that BancorpSouth may indemnify an individual who is a party to a proceeding because he is a director against liability if: (1) (i) he conducted himself in good faith; (ii) he reasonably believed (A) in the case of conduct in his official capacity, that his conduct was in the best interests of BancorpSouth and (B) in all other cases, that his conduct was at least not opposed to the best interests of BancorpSouth; and (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under BancorpSouth’s restated articles of incorporation.

The Mississippi Business Corporation Act also generally allows, with some exceptions, BancorpSouth to indemnify and advance expenses to officers to the same extent as to directors, and if a person is an officer but not a director, to such further extent as may be provided by BancorpSouth’s governing corporate instruments, a resolution of the Board of Directors or by contract.

Amendments to Organizational Documents

Articles of Incorporation	The Mississippi Business Corporation Act provides that BancorpSouth has the power to make and amend bylaws not inconsistent with BancorpSouth’s restated articles of incorporation.

The affirmative vote of the holders of not less than 80% of the outstanding voting stock of BancorpSouth is required to amend or repeal (i) the provisions of the restated articles of incorporation of BancorpSouth regarding shareholder approval of certain transactions in the event that the Board of Directors does not recommend a vote in favor of such transactions; and (ii) the provisions	The Business Corporation Law of Louisiana and Business Holding Corporation’s governing corporate instruments provide that Business Holding Corporation may amend its articles, and that such amendment may be adopted by a vote of at least two-thirds of the voting power present at an annual or special meeting of shareholders.

In addition, the Business Corporation Law of Louisiana provides that if an amendment would adversely affect the rights of the holders of shares of any class or series, then the holders of each class or series of shares that would be

Business Holding Corporation
BancorpSouth Shareholder Rights	Shareholder Rights
regarding shareholder approval of transactions with certain shareholders.	so affected by the amendment shall be entitled to vote as a class on the amendment, whether or not such class or series is entitled to vote pursuant to the Business Holding Corporation articles of incorporation and the vote of the holders of at least two-thirds of the shares of each class or series so affected by the amendment, present or represented at the meeting, shall be necessary to adopt the amendment.

The affirmative vote of at least 80% of all outstanding stock represented and present at a general or special meeting shall be required to amend or repeal the indemnification and limitation of liability provisions of the Business Holding Corporation articles of incorporation.

Bylaws	The amended and restated bylaws of BancorpSouth provide that the bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

In addition, pursuant to the Mississippi Business Corporation Act, BancorpSouth’s shareholders may amend or repeal BancorpSouth’s amended and restated bylaws and the Board of Directors may amend or repeal the bylaws unless the shareholders, in amending, repealing or adopting a bylaw, expressly provide that the Board of Directors may not amend, repeal or reinstate that bylaw.	The Business Holding Corporation articles of incorporation provide that the Board of Directors may alter, amend or repeal Business Holding Corporation’s bylaws, or adopt new bylaws, subject to the concurrent right of the shareholders to alter, amend or repeal bylaws or adopt new bylaws, and that all bylaws altered, amended, repealed or adopted by the shareholders shall not be altered, amended, reenacted or repealed by the Board of Directors.

Dissenters’ Rights/Appraisal	Pursuant to the Mississippi Business Corporation Act, a BancorpSouth shareholder generally is entitled to appraisal rights and to obtain payment of the fair value of shares in the event of the following corporate actions, with certain exceptions and limits: (i) consummation of a merger to which BancorpSouth is a party if shareholder approval is required for the merger by the Mississippi Business Corporation Act and the shareholder is entitled to vote on the merger, except that	Business Holding Corporation’s shareholders have dissenters’ rights with respect to certain corporate actions. See “THE MERGER — Shareholders Dissenters’ Rights.”

The Business Corporation Law of Louisiana provides that if Business Holding Corporation, by vote of its shareholders, authorizes a sale, lease or exchange of all of its assets, or, by vote of its shareholders, becomes a party to a merger or consolidation, then, unless such authorization or action shall be

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
appraisal rights are not available with respect to shares of any class or series that remain outstanding after consummation of the merger; (ii) consummation of a share exchange to which BancorpSouth is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights are not available with respect to any class or series of BancorpSouth shares that is not exchanged; (iii) consummation of certain dispositions of assets if the shareholder is entitled to vote on the disposition; (iv) amendment of the restated articles of incorporation of BancorpSouth that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if BancorpSouth has the obligation or right to repurchase the fractional share so created; or (v) other situations provided for in BancorpSouth’s governing corporate instruments or by resolution of the Board of Directors.	given or approved by at least 80% of the total voting power, a shareholder who votes against the corporate action has the right to dissent.

The right to dissent, however, generally does not exist in the case of: (i) a sale pursuant to an order of a court; (ii) a sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders within one year after the date of the sale; (iii) shareholders holding shares of any class of stock which, at the record date, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation provide otherwise or, except in the case of shareholders of a corporation surviving the merger or consolidation in which each share of such corporation outstanding immediately prior to the effective date of the merger or consolidation is an identical outstanding or treasury share of such corporation after the effective date of the merger or consolidation, the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

Anti-Takeover Provisions

Shareholder Rights Plan	BancorpSouth has implemented a shareholders rights plan (which is commonly referred to as a “poison pill”) under which a common stock purchase right attaches to and trades with each share of BancorpSouth common stock (including shares of BancorpSouth common stock to be issued to Business Holding Corporation shareholders in connection with the merger). Upon the occurrence of certain events, including the acquisition of, or tender offer for, 20% or more of the outstanding shares of BancorpSouth common stock by any person or entity, then the holders of	Business Holding Corporation does not have a shareholders rights plan.

Business Holding Corporation
BancorpSouth Shareholder Rights	Shareholder Rights
each such purchase right (except those held by the person acquiring the shares or making the tender offer) will be entitled to purchase one share of BancorpSouth common stock at a price equal to 50% of the then current market price.

Control Share Acquisitions	Pursuant to the Mississippi Control Share Act, control shares that are the subject of a control share acquisition only have voting rights as determined by the Mississippi Control Share Act. “Control shares” are shares acquired by a person under certain circumstances which would result in voting power, when added to all other shares owned by such person, that would give that person (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power.

In general, the voting rights of control shares are restored if, by reason of subsequent issuance of shares or other transactions by the “issuing public corporation,” the voting power of those control shares is reduced to a range of voting power for which approval has been granted or is not required, upon transfer of such shares to certain other persons or upon the expiration of three years after the date that the shareholders failed to approve a resolution according voting rights to those control shares.

The Mississippi Control Share Act does not apply to BancorpSouth because BancorpSouth is not an “issuing public corporation” and has not elected to be subject to the Mississippi Control Share Act in its restated articles of incorporation.	The Business Corporation Law of Louisiana addresses certain transactions involving control shares. In general, “control shares” are shares that would have voting power with respect to shares of an “issuing public corporation” that, when added to all other shares of the issuing public corporation owned by such person, would entitle that person, immediately after acquisition of the shares, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within certain ranges of voting power. An “issuing public corporation” is a corporation that (i) has 100 or more shareholders; (ii) has its principal place of business, its principal office, or substantial assets, whether owned directly or through one or more wholly-owned subsidiaries, within Louisiana; and (iii) more than 10% of its shareholders reside in Louisiana, more than 10% of its shares are owned by Louisiana residents or 10,000 shareholders reside in Louisiana. The control share provisions of the Business Corporation Law of Louisiana apply to Business Holding Corporation because it has not, in its governing corporate instruments, opted out of application of the rules.

The Business Corporation Law of Louisiana provides that control shares of an issuing public corporation acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.

In general, in the event control shares

Business Holding Corporation
BancorpSouth Shareholder Rights	Shareholder Rights
acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, shareholders of the issuing public corporation have dissenters’ rights as provided by the Business Corporation Law of Louisiana.

Votes on Extraordinary Corporate Transactions	The restated articles of incorporation of BancorpSouth provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock is required in the event that the Board of Directors does not recommend to the shareholders a vote in favor of a merger or consolidation of BancorpSouth with, or a sale, exchange or lease of all or substantially all of the assets of BancorpSouth to, any person or entity.

Pursuant to the Mississippi Business Corporation Act, in the case of a merger or share exchange, with some exceptions, BancorpSouth’s Board of Directors must submit the plan of merger or share exchange to the shareholders for approval and the approval of the plan of merger or share exchange generally requires the approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the shares entitled to vote on the plan exists.	The Business Corporation Law of Louisiana generally provides that, in the case of a merger or consolidation, the agreement of merger or consolidation shall be submitted to the Business Holding Corporation shareholders at an annual or special meeting and must be approved by the shareholders of each of the merging or consolidating business corporations by vote of at least two-thirds of the voting power present.

The Business Corporation Law of Louisiana generally provides that, in the case of a voluntary sale, lease, exchange or other disposition of all or substantially all of the assets of Business Holding Corporation, if Business Holding Corporation is not insolvent, authorization of the transaction may be given only by the shareholders, by vote of at least two-thirds of the voting power present, and if Business Holding Corporation is insolvent, authorization may be given by vote of two-thirds of the entire board of directors.

The Mississippi Business Corporation Act provides that a sale, lease, exchange or other disposition of assets, subject to certain exceptions, requires approval of BancorpSouth’s shareholders if BancorpSouth would leave the corporation without a significant continuing business activity. If BancorpSouth retains a business activity that represented at least 25% of total assets at the end of the most recently completed fiscal year, and 25% of either income from continuing operations before taxes or revenues from continuing operations for that fiscal year, in each case of BancorpSouth and its subsidiaries on a	The Business Corporation Law of Louisiana generally provides that, in the case of a share exchange, the shareholders of Business Holding Corporation whose shares will be acquired must approve the plan of exchange, and the plan of exchange to be authorized shall be approved by a vote of at least two-thirds of the voting power present of each class or series included in the share exchange, voting separately as a class at a meeting of shareholders.

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
consolidated basis, BancorpSouth will conclusively be deemed to have retained a “significant continuing business activity.” The Board of Directors must submit the proposed disposition to the shareholders for their approval and the approval of a disposition by the shareholders shall require the approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the shares entitled to vote on the disposition exists.

Votes on Transactions with Certain Shareholders, including Business Combinations Involving Interested Shareholders	The Mississippi Shareholder Protection Act generally provides that in addition to any vote required by law or BancorpSouth’s governing corporate instruments and subject to certain exceptions, certain business combinations with interested shareholders shall be approved by the affirmative vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of BancorpSouth, voting together as a single class, and two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who is (or whose affiliate or associate is) a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single class. Pursuant to the Mississippi Shareholder Protection Act, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions with interested shareholders, and an “interested shareholder” is generally any person or entity that beneficially owns 20% or more of the voting power of any outstanding class or series of BancorpSouth stock.	Pursuant to the Business Corporation Law of Louisiana, in the case of certain transactions or events involving interested shareholders, in addition to any vote otherwise required by law or Business Holding Corporation’s governing corporate instruments, a business combination shall be recommended by the Business Holding Corporation Board of Directors and, subject to certain exceptions, approved by the affirmative vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of Business Holding Corporation voting together as a single voting group and two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who is or whose affiliate is a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single voting group.

	The amended and restated bylaws of BancorpSouth provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock of BancorpSouth and the affirmative vote of the holders of not less than 67% of the outstanding	The Business Corporation Law of Louisiana generally defines a “business combination” to include a merger, consolidation, share exchange, sale, lease, and the issuance or transfer of equity securities with or to an interested shareholder, and an “interested shareholder” as any person that is the beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation.

The Business Holding Corporation articles of incorporation provide that a

Business Holding Corporation
	BancorpSouth Shareholder Rights	Shareholder Rights
	shares of voting stock of BancorpSouth not held by a shareholder owning or controlling 20% or more of BancorpSouth’s voting stock at the time of the proposed transaction (which is referred to as a “controlling party”) is required for the approval or authorization of a merger, consolidation, sale, exchange or lease of all or substantially all of BancorpSouth’s assets if the transaction involves any controlling party, with certain exceptions such as approval of the transaction by a majority of the entire Board of Directors.	contract or transaction between Business Holding Corporation and any person or entity shall not be affected or invalidated solely by the fact that any Business Holding Corporation director, officer or shareholder is also a party to, or has an interest in, such contract or transaction, or by the fact that any Business Holding Corporation director, officer or shareholder is in any way connected with such other person or entity or with any of its officers or directors.

Consideration of Other Constituencies	The Mississippi Business Corporation Act provides that a BancorpSouth director, in determining what he reasonably believes to be in the best interests of BancorpSouth, shall consider the interests of BancorpSouth’s shareholders and, in his discretion, may consider the interests of BancorpSouth’s employees, suppliers, creditors and customers, the economy of the state and nation, community and societal considerations and the long-term as well as short-term interests of BancorpSouth and its shareholders, including the possibility that such interests may be best served by the continued independence of BancorpSouth.	The Business Corporation Law of Louisiana provides that the Business Holding Corporation Board of Directors, when evaluating a tender offer or an offer to make a tender or exchange offer or to effect a merger or consolidation, may, in exercising its judgment in determining what is in the best interest of Business Holding Corporation and its shareholders, consider, among other things, the social and economic effects of such transaction on Business Holding Corporation, its subsidiaries, or their employees, customers, creditors and the communities in which Business Holding Corporation and its subsidiaries do business.

WHERE YOU CAN FIND MORE INFORMATION

     BancorpSouth has filed with the SEC under the Securities Act of 1933 a registration statement on Form S-4 that registers the distribution to Business Holding Corporation shareholders of the shares of BancorpSouth common stock to be issued in connection with the merger, including those shares of BancorpSouth common stock issuable upon exercises of the new BancorpSouth stock options into which Business Holding Corporation common stock options are to be converted. The registration statement, including the attached exhibits and schedules, contains additional relevant information about BancorpSouth, Business Holding Corporation and BancorpSouth common stock. The rules and regulations of the SEC allow BancorpSouth to omit certain information included in the registration statement from this Proxy Statement/Prospectus.

     In addition, BancorpSouth files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room	New York Regional Office	Chicago Regional Office
450 Fifth Street, N.W.	Woolworth Center	Citicorp Center
Room 1024	233 Broadway	500 West Madison Street
Washington, D.C. 20549	New York, New York 10279	Suite 1400
Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BancorpSouth, which file electronically with the SEC. The address of that site is http://www.sec.gov. The reports and other information filed by BancorpSouth with the SEC are also available at BancorpSouth’s Internet world wide web site. The address of the site is http://www.bancorpsouth.com. We have included the web addresses of the SEC and BancorpSouth as inactive textual references only. Except as specifically incorporated by reference into this Proxy Statement/Prospectus, information on those web sites is not part of this Proxy Statement/Prospectus.

     You can also inspect reports, proxy statements and other information about BancorpSouth at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows BancorpSouth to “incorporate by reference” information into this Proxy Statement/Prospectus from documents that it has previously filed with the SEC. This means that BancorpSouth can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about BancorpSouth and its financial condition, operations and business. The information incorporated by reference is considered to be a part of this Proxy Statement/Prospectus, except for any information that is superseded by other information contained directly in this Proxy Statement/Prospectus or in documents filed by BancorpSouth with the SEC after the date of this Proxy Statement/Prospectus. Information incorporated from another document is considered to have been disclosed to you whether or not you chose to read the document.

     This Proxy Statement/Prospectus incorporates by reference the following documents with respect to BancorpSouth:

•	BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2003;

•	BancorpSouth’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004;

•	BancorpSouth’s Quarterly Report on Form 10-Q for the three months ended June 30, 2004;

•	BancorpSouth’s Current Reports on Form 8-K dated September 20, 2004;

•	BancorpSouth’s Current Report on Form 8-K dated October 19, 2004;

•	BancorpSouth’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004;

•	BancorpSouth’s Annual Report for the BancorpSouth, Inc. Amended and Restated Salary Deferral – Profit Sharing Employee Stock Ownership Plan on Form 11-K for the year ended December 31, 2003;

•	the description of BancorpSouth common stock contained in BancorpSouth’s Registration Statement on Form 8-A dated May 14, 1997;

•	the description of BancorpSouth common stock purchase rights contained in BancorpSouth’s Registration Statement on Form 8-A dated May 14, 1997; and

•	the description of amendments to BancorpSouth common stock purchase rights contained in an amended Registration Statement on Form 8-A/A dated as of March 28, 2001.

     All documents and reports filed by BancorpSouth with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this Proxy Statement/Prospectus and the date of the special meeting of shareholders of Business Holding Corporation are incorporated by reference into this Proxy Statement/Prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     BancorpSouth has supplied all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to BancorpSouth and BancorpSouth Bank.

     You can obtain copies of the documents incorporated by reference in this Proxy Statement/Prospectus with respect to BancorpSouth without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement/Prospectus, by requesting them in writing or by telephone from BancorpSouth at the following:

BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38804
(662) 680-2000
Attention: Cathy S. Freeman, Secretary

     If you would like to request documents from BancorpSouth, please do so by [•], 2004 to receive them before the Business Holding Corporation special meeting. You can also obtain copies of these documents from the SEC through the SEC’s or BancorpSouth’s Internet world wide web site or at the SEC’s address described in this section above.

     You should rely only on the information contained in or incorporated by reference in this Proxy Statement/Prospectus in considering how to vote your shares. Neither BancorpSouth nor Business Holding Corporation has authorized anyone to provide you with information that is different from the information in this document. This Proxy Statement/Prospectus is dated [•], 2004. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this Proxy Statement/Prospectus nor the issuance of BancorpSouth common stock in the merger shall create any implication to the contrary.

2005 ANNUAL SHAREHOLDER MEETING AND SHAREHOLDER PROPOSALS

BancorpSouth

     If the merger is completed, those Business Holding Corporation shareholders receiving BancorpSouth common stock as merger consideration will become shareholders of BancorpSouth. Shareholder proposals intended to be presented at BancorpSouth’s 2005 annual meeting of shareholders must be received at BancorpSouth’s executive offices, located at the address listed below, not later than November 26, 2004 in order for the proposal to be included in BancorpSouth’s Proxy Statement and proxy card.

     Shareholder proposals submitted after November 26, 2004 will not be included in BancorpSouth’s Proxy Statement or proxy card, but may be included in the agenda for BancorpSouth’s 2005 annual meeting if submitted in accordance with the following. Shareholders who wish to nominate a candidate for election to BancorpSouth’s Board of Directors (other than the candidates proposed by the Board of Directors or the Nominating Committee) or propose any other business at the 2005 annual meeting must deliver written notice to BancorpSouth’s corporate secretary at the address below not earlier than November 26, 2004 nor later than February 10, 2005. Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded. BancorpSouth’s Nominating Committee will consider shareholder nominations of candidates for election to the Board of Directors that are timely and otherwise submitted in accordance with the requirements described in the following paragraph.

     A shareholder’s written notice submitted to BancorpSouth’s corporate secretary nominating candidates for election to the Board of Directors or proposing other business must include: (i) the name and address of the shareholder; (ii) the class and number of shares of common stock held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on BancorpSouth’s stock transfer books; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders; (vi) any personal or other material interest of the shareholder in the business to be submitted; (vii) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information BancorpSouth reasonably requests. Such notice shall be sent to the following address:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

     The individuals named as proxies on the proxy card for BancorpSouth’s 2005 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in BancorpSouth’s Proxy Statement for the 2005 annual meeting, unless BancorpSouth receives notice of the matter(s) to be proposed at the annual meeting by February 10, 2005. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter(s) by advising shareholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the shareholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Business Holding Corporation

     Business Holding Corporation will hold a 2005 annual meeting of shareholders only if the merger is not completed before the time of its annual meeting, as originally scheduled.

LEGAL MATTERS

     Riley, Caldwell, Cork & Alvis, P.A., Tupelo, Mississippi, counsel to BancorpSouth, will pass upon the validity of the shares of BancorpSouth common stock to be issued in the merger. Waller Lansden Dortch & Davis, PLLC, Nashville, Tennessee, special counsel to BancorpSouth, will deliver its opinion to BancorpSouth as to certain tax matters concerning the merger. Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Baton Rouge, Louisiana, special counsel to Business Holding Corporation, will deliver its opinion to Business Holding Corporation as to certain tax matters concerning the merger.

EXPERTS

     The consolidated financial statements of BancorpSouth as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference in this Proxy Statement/Prospectus and in the registration statement on Form S-4 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Business Holding Corporation at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, included in this Proxy Statement/Prospectus and in the registration statement on Form S-4, have been audited by Hannis T. Bourgeois, L.L.P., independent certified public accountants, as set forth in their reports. The financial statements referred to above have been included in this Proxy Statement/Prospectus in reliance upon the authority of Hannis T. Bourgeois, L.L.P. as an expert in giving these reports.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Between

BANCORPSOUTH, INC.

And

BUSINESS HOLDING CORPORATION

Dated as of September 17, 2004

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5.5	Reports	20
5.6	Reorganization	20
5.7	Financial Statements; SEC Reports	21
5.8	Absence of Certain Changes or Events	21
5.9	Buyer Information	21
5.10	Approvals	21
ARTICLE VI	COVENANTS RELATING TO CONDUCT OF BUSINESS	21
6.1	Covenants of BHC	21
6.2	Covenants of BancorpSouth	23
ARTICLE VII	ADDITIONAL AGREEMENTS	24
7.1	Regulatory Matters	24
7.2	Access to Information	24
7.3	Shareholder Meeting	25
7.4	Legal Conditions to Merger	25
7.5	Affiliates	25
7.6	NYSE Listing	25
7.7	Employee Benefit Plans; Existing Agreements	26
7.8	Additional Agreements	26
7.9	Reasonable Best Efforts	26
7.10	Tax-Free Qualification	27
7.11	Trust Preferred	27
7.12	Indemnification of BHC Directors and Officers	27
ARTICLE VIII	CONDITIONS PRECEDENT	28
8.1	Conditions to Each Party’s Obligation To Effect the Merger	28
8.2	Conditions to Obligations of BancorpSouth	28
8.3	Conditions to Obligations of BHC	29
ARTICLE IX	TERMINATION AND AMENDMENT	30
9.1	Termination	30
9.2	Effect of Termination	30
9.3	Amendment	30
9.4	Extension; Waiver	31
ARTICLE X	GENERAL PROVISIONS	31
10.1	Closing	31
10.2	Nonsurvival of Representations, Warranties and Agreements	31
10.3	Expenses	31
10.4	Notices	31
10.5	Interpretation	32
10.6	Defined Terms	32
10.7	Counterparts	33
10.8	Entire Agreement	33
10.9	Governing Law	33
10.10	Enforcement of Agreement	33
10.11	Severability	33
10.12	Publicity	33
10.13	Assignment; Third Party Beneficiaries	33

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AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of September 17, 2004 (“Agreement”), between BANCORPSOUTH, INC., a Mississippi corporation (“BancorpSouth”), and BUSINESS HOLDING CORPORATION, INC., a Louisiana corporation (“BHC,” and collectively with BancorpSouth, the “Holding Companies”).

RECITALS:

     WHEREAS, BancorpSouth is the parent corporation of BancorpSouth Bank, a Mississippi banking corporation (“BancorpSouth Bank”);

     WHEREAS, BHC is the sole shareholder of The Business Bank, a Louisiana banking corporation (the “Bank”);

     WHEREAS, BancorpSouth and BHC have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein in which (i) BHC will merge into BancorpSouth (the “Holding Company Merger”) and (ii) the Bank will merge into BancorpSouth Bank (the “Bank Merger”), each subject to the terms and conditions set forth herein (the Holding Company Merger and the Bank Merger, collectively, the “Merger”);

     WHEREAS, the parties intend that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I. THE MERGER

1.1 The Merger.

     (a) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the “MBCA”) and the Louisiana Business Corporation Law (the “LBCL”), at the Effective Time (as defined in Section 1.2), BHC shall merge into BancorpSouth. BancorpSouth shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) in the Holding Company Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Corporation shall continue to be “BancorpSouth, Inc.” Upon consummation of the Holding Company Merger, the separate corporate existence of BHC shall terminate.

     (b) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Banking Act (the “MBA”) and the Louisiana Banking Law (the “LBL”), as applicable, at the Effective Time, the Bank shall merge with and into BancorpSouth Bank. BancorpSouth Bank shall be the surviving banking corporation (hereinafter sometimes called the “Surviving Bank”) in the Bank Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Bank shall continue to be “BancorpSouth Bank.” Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall terminate.

1.2 Effective Time.

     (a) The Holding Company Merger shall become effective as set forth in the articles of merger (the “Holding Company Articles of Merger”) which shall be filed on the Closing Date (as defined in Section 10.1) with the Secretary of State of the State of Mississippi (the “Mississippi Secretary”) and the Secretary of State of the State of Louisiana (the “Louisiana Secretary”) with respect to the Holding Company Merger.

     (b) The Bank Merger shall become effective as set forth in the articles of merger (the “Bank Articles of Merger,” and together with the Holding Company Articles of Merger, the “Articles of Merger”) which shall be filed on the Closing Date (as defined in Section 10.1) with the Mississippi Department of Banking and Consumer Finance (the “Mississippi Department”), the Louisiana Office of Financial Institutions (the “Louisiana Department”) and the Louisiana Secretary with respect to the Bank Merger, but shall occur immediately after the Holding Company Merger.

     (c) The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

1.3 Effects of the Merger.

     (a) At and after the Effective Time, the Holding Company Merger shall have the effects set forth in Section 79-4-11.06 of the MBCA and Section 112 of the LBCL.

     (b) At and after the Effective Time, the Bank Merger shall have the effects set forth in, as applicable, Section 81-5-85 of the MBA and Section 355 of the LBL.

1.4 Conversion of BHC Common Stock.

     (a) At the Effective Time, each share of the common stock, par value of $1.00 per share, of BHC (the “BHC Common Stock”) issued and outstanding immediately prior to the Effective Time (other than BHC Dissenting Shares (as defined below) and shares of Business Holding Corporation Common Stock held directly or indirectly by BancorpSouth or BHC or any of their respective Subsidiaries as defined in Section 3.2(d) hereof (as adjusted below), other than Trust Account Shares and DPC shares as such terms are defined in this Section below) shall be converted, at the election of the holder thereof, into the right to receive the following, without interest:

     (i) for each share of BHC Common Stock with respect to which an election to receive cash has been made (a “Cash Election”), the right to receive in cash an amount equal to $26.00 (the “Cash Consideration”), and (collectively, the “Cash Election Shares”);

     (ii) for each share of BHC Common Stock with respect to which an election to receive common stock, par value $2.50 per share, of BancorpSouth (the “BancorpSouth Common Stock”) together with the number of BancorpSouth Rights (as defined in Section 5.2 hereof) associated therewith, has been made (a “Stock Election”), the right to receive from BancorpSouth the number of shares of BancorpSouth Common Stock as is equal to the Exchange Ratio (as defined in Section 1.4(b)) (the “Stock Consideration”), and (collectively, the “Stock Election Shares”); and

     (iii) Holders of more than one share of BHC Common Stock may elect a combination of both cash and shares of BancorpSouth Common Stock (with such election referred to as a “Mixed Election”). For purposes of this Agreement, Cash Consideration, Stock Consideration and any combination thereof shall be collectively referred to herein as “Merger Consideration.”

     (iv) for each share of BHC Common Stock other than BHC Dissenters’ Shares and shares as to which a Cash Election or a Stock Election has been effectively made (collectively, the “Non-Election Shares”), the right to receive from BancorpSouth such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 1.4(d).

     (b) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

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     (i) “Aggregate BancorpSouth Share Amount” shall be equal to a number of shares of BancorpSouth Common Stock calculated by multiplying (x) the Applicable Percentage (as defined below) by (y) the product of the total number of then outstanding shares of BHC Common Stock (including shares issued upon exercise of a BHC Option) multiplied by the Exchange Ratio. For the purposes of this section, “Applicable Percentage” shall be the percentage of shares of BHC Common Stock for which a Stock Election is made, provided that the Applicable Percentage shall be deemed to be at least 0.51 and no more than 0.60 in the event that the actual percentage of shares of BHC Common Stock for which a Stock Election is made is below or above that range, respectively.

     (ii) “Aggregate Cash Amount” means $26.00 multiplied by the product of (x) the total number of then outstanding shares of BHC Common Stock (including shares issued upon exercise of a BHC Option) multiplied by (y) 1.0 minus the Applicable Percentage.

     (iii) “Aggregate Cash Election Amount” is calculated by multiplying the Cash Consideration by the sum of (x) the aggregate number of Cash Election Shares and (y) the aggregate number of Non-Election Shares being converted into the right to receive the Cash Consideration.

     (iv) “Exchange Ratio” means 1.14175.

     (c) Subject to Section 1.6, the total number of shares of BHC Common Stock to be converted into Stock Consideration (the “Stock Conversion Number”) shall be equal to the quotient obtained by dividing (x) the Aggregate BancorpSouth Share Amount by (y) the Exchange Ratio. All of the other shares of BHC Common Stock shall be converted into Cash Consideration (in each case, excluding shares of BHC Common Stock to be cancelled pursuant to Subsection (e) below).

     (d) As promptly as possible after the Election Deadline (as defined below), BancorpSouth shall cause the Exchange Agent (as defined in Section 2.1) to effect the allocation among holders of BHC Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

     (i) If the aggregate number of shares of BHC Common Stock with respect to which Stock Elections shall have been made (the “Stock Election Number”) exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with such holder’s Stock Election Shares that are not converted into the Stock Consideration pursuant to this paragraph being converted into the right to receive the Cash Consideration; and

     (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of

3

Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

     (e) At the Effective Time, all shares of BHC Common Stock that are owned directly or indirectly by BancorpSouth or BHC or any of their respective Subsidiaries, other than shares of BHC Common Stock (i) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of BancorpSouth Common Stock which are similarly held, whether held directly or indirectly by BancorpSouth or BHC, as the case may be, being referred to herein as “Trust Account Shares”) and (ii) held by BancorpSouth or BHC or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of BHC Common Stock, and shares of BancorpSouth Common Stock which are similarly held, whether held directly or indirectly by BancorpSouth or BHC, being referred to herein as “DPC Shares”), shall be canceled and shall cease to exist, and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by BHC or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

     (f) Each share of BHC Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a “Certificate”) previously representing any such shares of BHC Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock into which such share is convertible pursuant to Section 1.4(a) and (ii) the cash in lieu of fractional shares into which the shares of BHC Common Stock represented by such Certificate have been converted pursuant to Section 1.4(a) and Section 2.2(e) hereof, and (iii) Cash Consideration pursuant to Section 1.4(a) hereof. Certificates previously representing shares of BHC Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor and Cash Consideration upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period (any such event, an “Anti-Dilution Event”), the Exchange Ratio and the Merger Consideration shall be adjusted to result in the same aggregate consideration being delivered to BHC’s shareholders as would have been received had such Anti-Dilution Event not occurred.

     (g) Notwithstanding anything in this Agreement to the contrary, shares of BHC Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters’ rights shall have been properly demanded in accordance with Sections 131 of the LBCL (“BHC Dissenting Shares”) shall not be converted into the right to receive, or be exchangeable for, Merger Consideration or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such BHC Dissenting Shares in accordance with the provisions of Sections of the LBCL; provided, however, that (i) if any holder of BHC Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters’ rights as provided in Section 12:131 of the LBCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of BHC Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Stock Consideration and/or cash in lieu of fractional shares and/or Cash Consideration, without any interest thereon, as provided in Sections 1.4(a) and 1.4(c) and Article II hereof.

     (h) At the Effective Time, all shares of the Bank common stock shall be canceled and shall cease to exist and no stock of BancorpSouth or BancorpSouth Bank or other consideration shall be delivered in exchange therefor.

1.5 Stock Options. At the Effective Time, each option granted by BHC to purchase shares of BHC Common Stock which is outstanding and unexercised immediately prior thereto (each, a “BHC Option”) shall, by virtue of the Merger and without any further action by the holder thereof, cease to represent a right to acquire shares of BHC Common Stock and shall be promptly replaced by a fully vested exercisable option (the “New Option”) issued under and subject to the appropriate stock option plan of BancorpSouth to purchase shares of BancorpSouth Common Stock in an amount and at an exercise price determined as provided below:

4

     (a) The number of shares of BancorpSouth Common Stock to be subject to the New Option shall be equal to the number of shares of BancorpSouth Common Stock to which the holder of the BHC Option would have been entitled under Section 1.4(a) of this Agreement had the BHC Option been exercised in full immediately prior to the Effective Time and had such holder received only Stock Consideration in the Merger, provided that any fractional shares of BancorpSouth Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

     (b) The exercise price per share of BancorpSouth Common Stock under the New Option shall be equal to the aggregate exercise price for the shares of BHC Common Stock otherwise purchasable under the BHC Option divided by the number of shares of BancorpSouth Common Stock issuable under the New Option pursuant to Section 1.5(a). All New Options shall be fully exercisable by the holder thereof.

     (c) At or prior to the Effective Time, BancorpSouth shall take all corporate action necessary to reserve for issuance a sufficient number of shares of BancorpSouth Common Stock for delivery upon exercise of the New Options. BancorpSouth shall take such action as is necessary to ensure that a registration statement on Form S-8, S-4 or other applicable form is effective at or before the Effective Time to cover the shares of BancorpSouth Common Stock subject to the New Options.

     1.6 Tax Matters. Notwithstanding any other provision contained in this Agreement, it is intended that the Holding Company Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

     (a) In order that the Holding Company Merger will not fail to satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, if the aggregate value of the shares of BancorpSouth Common Stock to be issued in connection with the Holding Company Merger, based upon the closing price of BancorpSouth Common Stock as reported on the NYSE at the end of the regular session on the business day immediately preceding the Effective Time (the “Aggregate BancorpSouth Share Value Consideration”), would be less than 45% of the sum of (i) the Aggregate BancorpSouth Share Value Consideration and (ii) the Aggregate Cash Value Consideration (as defined below), then BancorpSouth may, in its sole discretion, increase the Stock Consideration and decrease the Cash Consideration so that the aggregate value of the shares of BancorpSouth Common Stock to be issued to the holders of BHC Common Stock in connection with the Holding Company Merger, as determined based upon the closing price of BancorpSouth Common Stock as reported on the NYSE at the end of the regular session on the business day immediately preceding the Effective Time, is equal to 45% of the sum of (i) the aggregate value of the shares of BancorpSouth Common Stock to be issued to the holders of BHC Common Stock in connection with the Holding Company Merger, as determined based upon the closing price of BancorpSouth Common Stock as reported on the NYSE at the end of the regular session on the business day immediately preceding the Effective Time, and (ii) the Aggregate Cash Value Consideration. In the event that the Stock Consideration and Cash Consideration are adjusted as provided for in this Section 1.6(a), all references in this Agreement to the “Stock Consideration” and the “Cash Consideration” shall refer to the Stock Consideration and Cash Consideration as adjusted in this Section 1.6(a). For purposes of this Agreement, the “Aggregate Cash Value Consideration” shall be an amount equal to the sum of (x) Aggregate Cash Election Amount, (y) the product of the number of BHC Dissenting Shares (except to the extent that the holder of such BHC Dissenting Shares, as of the Closing Date, has effectively withdrawn or lost his right to dissent from the Merger under the LBCL) and the Cash Consideration and (z) any other amounts received by a holder of BHC Common Stock prior to the Merger, either in a redemption of BHC stock or in a distribution with respect to BHC stock (but only to the extent such amount is treated as other property or money received in the exchange for purposes of Section 356 of the Code, or would be so treated if the BHC shareholder also had received stock of BancorpSouth in exchange for stock owned by the shareholder in BHC).

     (b) The parties agree that BancorpSouth may at any time change the method of effecting the combination of BancorpSouth and BHC or the Bank Merger, including, without limitation, by merging BHC with a direct wholly-owned subsidiary of BancorpSouth, and BHC shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect this Agreement or the rights and obligations of the parties or their respective shareholders hereunder); provided, however, that any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement, and that any such change shall not (i) alter or

5

change the kind or amount of Merger Consideration to be provided to holders of BHC Common Stock as provided for in this Agreement, (ii) adversely affect the rights of holders of BHC Options (hereinafter defined) or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

1.7 BancorpSouth Common Stock. Except for shares of BancorpSouth Common Stock owned by BHC or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into authorized but unissued stock of BancorpSouth as contemplated by Section 1.4 hereof, the shares of BancorpSouth Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

1.8 Articles of Incorporation. At the Effective Time, the Amended and Restated Articles of Incorporation of BancorpSouth, as in effect at the Effective Time, shall be the articles of incorporation of the Surviving Corporation. At the Effective Time, the Amended and Restated Articles of Association of BancorpSouth Bank, as in effect at the Effective Time, shall be the articles of association of the Surviving Bank.

1.9 Bylaws. At the Effective Time, the Bylaws of BancorpSouth, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the articles of incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of BancorpSouth Bank, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Bank until thereafter amended in accordance with applicable law and the articles of association of the Surviving Bank.

1.10 Directors and Officers. The directors and officers of BancorpSouth immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The directors and officers of BancorpSouth Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the articles of association and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

ARTICLE II. EXCHANGE OF SHARES

2.1 BancorpSouth to Make Shares and Cash Available. At or prior to the Effective Time, BancorpSouth shall deposit, or shall cause to be deposited, with SunTrust Bank, Atlanta, N.A. or another bank or trust company (the “Exchange Agent”) selected by BancorpSouth and reasonably satisfactory to BHC, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, the Cash Consideration, certificates representing the shares of BancorpSouth Common Stock constituting the Stock Consideration and the cash in lieu of fractional shares (such cash and certificates for shares of BancorpSouth Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”) to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of BHC Common Stock.

2.2 Exchange of Shares; Payment of Cash Consideration.

     (a) At the time of the mailing of the Proxy Statement and Prospectus described in Section 7.1 hereof, BancorpSouth will cause the Exchange Agent to send to each holder of record of shares of BHC Common Stock on the record date for the meeting of the shareholders of BHC a letter of transmittal and cash election form (collectively, the “Election Form”) and other appropriate materials providing for such holder, subject to the provisions of Section 1.4 hereof, to make a Stock Election, Cash Election, Mixed Election, or No Election. As of the Election Deadline (as defined below), any shares of BHC Common Stock with respect to which there shall not have been such election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No Election Shares.

               (i) Any Cash Election, Stock Election or Mixed Election shall have been validly made only if the Exchange Agent shall have received (i) an Election Form properly completed by 5:00 p.m., Central Time, on the second business day immediately preceding the meeting of shareholders of BHC described in Section 7.1 hereof (the “Election Deadline”) and (ii) an Election Form properly completed and executed (with the signature or signatures thereon guaranteed if required by the Election Form) by such holder of shares of BHC Common Stock.

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An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by BancorpSouth, indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of BHC Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. BancorpSouth shall have the right to make reasonable determinations and to establish reasonable procedures (not inconsistent with the terms of this Agreement) in guiding the Exchange Agent in its determination as to the validity of Election Forms and of any revision, revocation or withdrawal thereof.

               (ii) Two or more holders of shares of BHC Common Stock who are determined to constructively own shares owned by each other by virtue of Section 318(a) of the Code and who so certify to BancorpSouth’s satisfaction, and any single holder of shares of BHC Common Stock who holds such shares in two or more different names and who so certifies to BancorpSouth’s satisfaction, may submit a joint Election Form covering the aggregate shares of BHC Common Stock owned by all such holders or by such single holder, as the case may be. For all purposes of this Agreement, each such group of holders which, and each such single holder who, submits a joint Election Form shall be treated as a single holder of shares of BHC Common Stock.

               (iii) Each holder of record of shares of BHC Common Stock who holds such shares as nominee, trustee or in other representative capacities (each, a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all shares of BHC Common Stock held by that Representative for a particular beneficial owner.

               (iv) Any holder of shares of BHC Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder’s election by submitting a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of shares of BHC Common Stock may at any time prior to the Election Deadline revoke such holder’s election by written notice to the Exchange Agent received at any time prior to the Election Deadline.

     (b) As soon as practicable after the Election Deadline (the “Allocation Date”), the Exchange Agent shall effectuate the allocation among the holders of shares of BHC Common Stock of rights to receive the Stock Consideration, the Cash Consideration or a combination of both the Stock Consideration and the Cash Consideration in the Merger in accordance with the terms of this Section. As more fully set forth in Section 1.4 above, the aggregate number of shares of BHC Common Stock to be converted in the Merger into the right to receive Cash Consideration may not exceed 49.0% of the outstanding shares of BHC Common Stock, and the aggregate number of shares of BHC Common Stock to be converted in the Merger into the right to receive Stock Consideration may not exceed 60.0% of the total number of outstanding shares of BHC Common Stock.

     (c) No dividends or other distributions declared after the Effective Time with respect to BancorpSouth Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BancorpSouth Common Stock represented by such Certificate.

     (d) If any certificate representing shares of BancorpSouth Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BancorpSouth Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) After the Effective Time, there shall be no transfers on the stock transfer books of BHC of the shares of BHC Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall

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be canceled and exchanged for certificates representing shares of BancorpSouth Common Stock as provided in this Article II.

     (f) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BancorpSouth Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to BancorpSouth Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of BancorpSouth. In lieu of the issuance of any such fractional share, BancorpSouth shall pay to each former shareholder of BHC who otherwise would be entitled to receive a fractional share of BancorpSouth Common Stock an amount in cash equal to the product of (x) $22.772 and (y) the fraction of a share of BancorpSouth Common Stock which such holder would otherwise be entitled to receive pursuant to Article I hereof.

     (g) Any portion of the Exchange Fund that remains unclaimed by the shareholders of BHC for 12 months after the Effective Time shall be paid to BancorpSouth. Any shareholders of BHC who have not theretofore complied with this Article II shall thereafter look only to BancorpSouth for payment of their portion of the Cash Consideration and their shares of BancorpSouth Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on BancorpSouth Common Stock deliverable in respect of each share of BHC Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BancorpSouth, BHC, the Exchange Agent or any other person shall be liable to any former holder of shares of BHC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BancorpSouth, the posting by such person of a bond in such amount as is customarily required by BancorpSouth and Exchange Agent for other shareholders of BancorpSouth as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BancorpSouth Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III. DISCLOSURE SCHEDULES; STANDARDS FOR
REPRESENTATIONS AND WARRANTIES

3.1 Disclosure Schedules. On or prior to the date hereof, each of BancorpSouth and BHC has delivered to the other party a schedule (in the case of BHC, the “BHC Disclosure Schedule,” and in the case of BancorpSouth, the “BancorpSouth Disclosure Schedule,” and, generally, a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party’s representations or warranties contained in Article IV, in the case of BHC, or Article V, in the case of BancorpSouth, or to one or more of such party’s covenants contained in Article VI; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or could be reasonably expected to have a Material Adverse Effect (as defined in Section 3.2 below) with respect to either BHC or BancorpSouth, respectively.

3.2 Standards.

     (a) As used in this Agreement, the term “Material Adverse Effect” means, with respect to BHC, (i) a change in the business or properties of BHC or its Subsidiaries which, individually or in the aggregate has resulted or is reasonably expected by BancorpSouth, to result in losses, damages, liabilities, costs, expenses, judgments or fines in an amount of $750,000 or greater; or (ii) is materially adverse to (A) the business, condition, assets, properties, rights or results of operations of BHC and its Subsidiaries or (B) the ability of BHC and its Subsidiaries to consummate the transactions contemplated hereby; provided that, for purposes of clauses (i) and (ii), Material Adverse Effect shall specifically exclude any adverse effect attributable to or resulting from (1) any change in banking laws, rules or regulations of general applicability, (2) any change in generally accepted accounting principles (“GAAP”) or regulatory accounting principles applicable to banks or their holding companies generally,

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(3) any action or omission of BHC or any Subsidiary of BHC taken with the express prior written consent of BancorpSouth, (4) any expenses incurred by BHC where such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby, or (5) any changes in general economic conditions or changes affecting the banking industry generally, including adverse changes in the banking or financial markets (provided such changes do not affect BHC in a disproportionate manner).

     (b) As used in this Agreement, the term “Material Adverse Effect” means, with respect to BancorpSouth, a material adverse effect on (i) the business, condition, assets, properties, rights or results of operations of BancorpSouth and its Subsidiaries taken as a whole or (ii) the ability of BancorpSouth and its Subsidiaries to consummate the transactions contemplated hereby; provided that Material Adverse Effect shall specifically exclude any adverse effect attributable to or resulting from (A) any change in banking laws, rules or regulations of general applicability, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally, (C) any action or omission of BancorpSouth or any Subsidiary of BancorpSouth taken with the express prior written consent of BHC, (D) any expenses incurred by BancorpSouth where such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby, or (E) any changes in general economic conditions or changes affecting the banking industry generally, including adverse changes in the banking or financial markets (provided such changes do not affect BancorpSouth in a disproportionate manner). Changes in the market price of BancorpSouth Common Stock shall not be considered Material Adverse Effects or otherwise considered a material change or circumstance for any purpose.

     (c) As used in this Agreement, the word “Subsidiary” when used with respect to any party means any corporation, partnership, limited liability company or other person, entity or organization, whether incorporated or unincorporated, with respect to which such party owns, directly or indirectly, 50% or more of the equity or ownership interests, or an amount of voting securities or ownership interests sufficient to elect at least a majority of its board of directors or other governing body.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BHC

     BHC hereby represents and warrants to BancorpSouth as follows:

4.1 Corporate Organization.

     (a) BHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. BHC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. BHC is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on BHC. BHC is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Articles of Incorporation and Bylaws of BHC, copies of which have previously been provided to BancorpSouth, are true and correct copies of such documents as currently in effect. BHC has no Subsidiaries other than the Bank. BHC does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly (other than as set forth in Section 4.1(a) of the BHC Disclosure Schedule), any shares of capital stock or any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (b) The Bank is a Louisiana state bank duly organized, validly existing and in good standing under the laws of the State of Louisiana. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Bank Insurance Fund (the “BIF”) to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on the Bank. The Articles of Association and Bylaws of the Bank, copies of which have previously been provided, are true and correct copies of such documents as currently in effect. Except

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for the BHC Mortgage and Services Company, LLC (the “Mortgage Subsidiary”) and the BHC Financial Benefits and Planning, L.L.C. (the “Insurance Subsidiary”), the Bank has no Subsidiaries and does not own beneficially, directly or indirectly (other than as set forth in Section 4.1(b) of the BHC Disclosure Schedule), any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (c) The Mortgage Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana. The Mortgage Subsidiary has the limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Mortgage Subsidiary is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on BHC. The governing documents of the Mortgage Subsidiary, copies of which have previously been provided to BancorpSouth, are true and correct copies of such documents as currently in effect. The Mortgage Subsidiary has no Subsidiaries and does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (d) The Insurance Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana. The Insurance Subsidiary has the limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Insurance Subsidiary is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on BHC. The governing documents of the Insurance Subsidiary, copies of which have previously been provided to BancorpSouth, are true and correct copies of such documents as currently in effect. The Insurance Subsidiary has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (e) The minute books of BHC and each of its direct and indirect Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1998 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

4.2 Capitalization.

     (a) The authorized capital stock of BHC consists of 8,000,000 shares of BHC Common Stock, $1.00 par value and 2,000,000 shares of BHC Preferred Stock, no par value. There are 1,310,491 shares of BHC Common Stock issued and outstanding and no shares of BHC Common Stock held by BHC as treasury stock. There are no shares of BHC Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. There are no shares of BHC Preferred Stock issued or outstanding, held in BHC’s treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of BHC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, and were issued in compliance with and are currently free of all preemptive rights, with no personal liability attaching to the ownership thereof. Except for options outstanding to purchase a total of 4,800 shares of BHC Common Stock (the “Options”), BHC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BHC Common Stock or BHC Preferred Stock or any other equity security or capital stock of BHC or any securities representing the right to purchase or otherwise receive any shares of BHC Common Stock or any other equity security or capital stock of BHC. Set forth in Section 4.2(a) of the BHC Disclosure Schedule is a complete and correct list, for each of the Options, of the names of the optionees, the date of grant, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised.

     (b) The authorized capital stock of the Bank consists of 1,000,000 shares of Bank Common Stock, par value $1.00. Except as set forth in Section 4.2(b) of the BHC Disclosure Schedule, BHC owns, directly or indirectly, all of the issued and outstanding shares of the capital stock, membership interests or other equity securities of each of BHC’s Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares, membership interests or other equity interests are duly authorized and validly

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issued and are fully paid, nonassessable (except as otherwise provided by applicable federal law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. BHC’s Subsidiaries are not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of any of BHC’s Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any of BHC’s Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which BHC or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock, membership interests or other equity securities of any of BHC’s Subsidiaries.

4.3 Authority; No Violation.

     (a) BHC has full corporate power and authority to execute and deliver this Agreement and, upon the receipt of requisite approval by the shareholders of BHC of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BHC. The Board of Directors of BHC has directed that this Agreement and the transactions contemplated hereby be submitted to BHC’s shareholders for approval at a meeting of such shareholders. BHC has approved this Agreement and the transactions contemplated hereby, and the Board of Directors of BHC has directed officers of BHC to so approve this Agreement and the transactions contemplated herein in its capacity as the sole shareholder of the Bank. Except for the adoption of this Agreement by the requisite vote of BHC’s shareholders, no other proceedings on the part of BHC or its Subsidiaries are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BHC, and this Agreement constitutes a valid and binding obligation of BHC, enforceable against BHC in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement, nor the consummation by BHC of the transactions contemplated hereby, nor compliance by BHC with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of BHC or the articles of incorporation, bylaws or similar governing documents of any of BHC’s Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BHC or any of its Subsidiaries, or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or, except as provided in Section 4.14, the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under (except as provided in Section 4.14), accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of BHC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BHC or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected unless, with respect to (ii) above, such violation, conflict, or breach would not have a Material Adverse Effect on BHC.

4.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the FDIC, the Federal Trade Commission (the “FTC”) and the Department of Justice (“DoJ”), and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with, and declaration of effectiveness by, the United States Securities and Exchange Commission (“SEC”) of a registration statement on Form S-4 (such registration statement and any post-effective amendment thereto relating to this transaction, or any other registration statement on Form S-4 used in connection with the Merger, the “S-4”) in which will be included as a prospectus a definitive proxy statement relating to the meeting of shareholders of BHC to be held in connection with this Agreement and the transactions contemplated herein (the “Proxy Statement”), (d) the approval of this Agreement by the requisite vote of the shareholders of BHC, (e) the filing of the Articles of Merger with, as applicable, the Mississippi Secretary, the Louisiana Secretary, the Mississippi Department and the Louisiana Department and (f) approval for listing of BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any court,

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administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or with any third party are necessary in connection with (i) the execution and delivery by BHC of this Agreement and (ii) the consummation by BHC and its Subsidiaries of the Merger and the other transactions contemplated hereby.

4.5 Reports. BHC and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) any Federal Reserve Bank, (iv) any state banking commissions, including without limitation the Louisiana Department or any other state regulatory authority (each a “State Regulator”) and (v) any self-regulatory organization (collectively, the “Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of BHC and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of BHC, investigation into the business or operations of BHC or any of its Subsidiaries since December 31, 1998. There is no unresolved outstanding violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BHC or any of its Subsidiaries.

4.6 Financial Statements.

     (a) The audited consolidated financial statements of BHC and its Subsidiaries for the fiscal years ended December 31, 2003, 2002 and 2001, and the unaudited financial statements of BHC for the six-month period ended June 30, 2004 (collectively, the “BHC Financial Statements”), including consolidated statements of condition and statements of earnings, copies of which have been previously provided to BancorpSouth, fairly present in all material respects the consolidated financial position of BHC and its Subsidiaries as of the respective dates thereof, and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial position of BHC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such BHC Financial Statements (including the related notes, where applicable) complies with applicable accounting requirements with respect thereto; and, except as set forth in Section 4.6(a) of the BHC Disclosure Schedule, each of such BHC Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of BHC and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     (b) Except as set forth in Section 4.6(b) of the BHC Disclosure Schedule, neither BHC nor any of its Subsidiaries (or any of its or their assets) are subject to any liability or obligation whatsoever, whether absolute, accrued, contingent, known, unknown, matured or unmatured, that is not reflected and adequately reserved against in the most recent balance sheet included in the BHC Financial Statements.

4.7 Broker’s Fees. Except as set forth in Section 4.7 of the BHC Disclosure Schedule, neither BHC nor any of its Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

4.8 Absence of Certain Changes or Events.

     (a) Except as set forth in Section 4.8(a) of the BHC Disclosure Schedule, since December 31, 2003, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to BHC.

     (b) Except as set forth in Section 4.8(b) of the BHC Disclosure Schedule, since December 31, 2003, BHC and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

     (c) Section 4.8(c) of the BHC Disclosure Schedule sets forth a true and correct list of all stock options granted since December 31, 2003. Since June 30, 2004, except as set forth in Section 4.8(c) of the BHC Disclosure Schedule, neither BHC nor any of its Subsidiaries has increased the wages, salaries, compensation, pension, or other

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fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of June 30, 2004, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in cash and in the ordinary course of business consistent with past practices) or granted any stock option.

4.9 Legal Proceedings. Section 4.9 of the BHC Disclosure Schedule lists all pending or, to BHC’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BHC or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of BHC or any of its Subsidiaries. Neither BHC nor any of its Subsidiaries is a party to any, and there are no pending or, to BHC’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of BHC or any of its Subsidiaries, which has had, or could reasonably be expected to have, a Material Adverse Effect with respect to BHC. There is no injunction, order, judgment, decree or unique regulatory restriction imposed upon BHC, any of its Subsidiaries or the assets of BHC or any of its Subsidiaries.

4.10 Taxes.

     (a) (i) Each of BHC and its Subsidiaries has duly and timely filed (including applicable extensions granted) all Tax Returns (as defined in this Section below) that it was required to file, and all such Tax Returns are true, complete and accurate in all material respects; (ii) except as disclosed in Section 4.10(a) of the BHC Disclosure Schedule, BHC and its Subsidiaries have timely paid all Taxes (as defined in this Section below) due and owing (whether or not shown on any Tax Return) and have adequately reserved in the financial statements of BHC in accordance with GAAP for all Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or owing as of the dates thereof; (iii) there are no pending or, to the knowledge of BHC, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to BHC or any Subsidiary of BHC; (iv) there are no liens for Taxes upon the assets of BHC or any Subsidiary of BHC, other than liens for current Taxes not yet due; (v) neither BHC nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year which have not subsequently been filed when due (pursuant to such extension), nor provided or been requested to provide any waivers of the time to assess any Taxes that are pending or outstanding; (vi) with respect to each taxable period of BHC and its Subsidiaries, the federal and state income Tax Returns of BHC and its Subsidiaries have either been audited by the Internal Revenue Service (the “IRS”) or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, except as disclosed in Section 4.10(a) of the BHC Disclosure Schedule; (vii) neither BHC nor any of its Subsidiaries (a) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was BHC), (b) has ever been a party to any Tax sharing, indemnification or allocation agreement, (c) has any liability for the Taxes of any person (other than BHC or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) is a party to any joint venture, partnership or other arrangement that is being treated as a partnership for federal income Tax purposes; (viii) neither BHC nor any of its Subsidiaries has been, at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code; (ix) neither BHC nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger; (x) BHC and each of its Subsidiaries have withheld with respect to its Employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld, and have timely paid such taxes withheld over to the appropriate authorities; (xi) neither BHC nor any of its Subsidiaries has been a party to any “reportable transaction” as defined in Treasury Regulation Section 1.6011-4(b) and (xii) no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

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     (b) For the purposes of this Agreement, “Taxes” shall mean (i) all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto and (ii) any liability for Taxes described in clause (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law). For purposes of this Agreement, “Tax Return” shall mean any return, report or similar statement (including any related or supporting information) required to be filed with respect to any Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

4.11 Employees.

     (a) Section 4.11(a) of the BHC Disclosure Schedule sets forth a true, complete and correct list (all of which are collectively referred to as the “Employee Plans”) of all “employee benefit plans” as defined by section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, “ERISA”), all specified fringe benefit plans as defined in section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit, or welfare plan, or employment, consulting, change in control, independent contractor, professional services, confidentiality, or non-competition agreement or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which (i) is now or was for the last five (5) years maintained or contributed to by BHC or an ERISA Affiliate (as hereinafter defined), or (ii) with respect to which BHC or any ERISA Affiliate has any obligations to any current or former officer, Employee, service provider, or the dependents of any thereof, regardless of whether funded, or (iii) which could result in the imposition of any liability or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise, and whether or not now due or to become due to BHC or any ERISA Affiliate.

     (b) BHC has heretofore provided to BancorpSouth, with respect to each of the Employee Plans, true and correct copies of each of the following documents, as applicable: (i) the Employee Plan document, (ii) the actuarial report, if any, for such Employee Plan for each of the last three (3) years, (iii) the most recent determination letter from the IRS for such Employee Plan, (iv) the IRS Form 5500 annual reports for such Employee Plan for each of the last three (3) years, and (v) the most recent summary plan description and related summaries of material modifications.

     (c) Neither BHC nor any ERISA Affiliate has been liable at any time for contributions to a Plan that is subject to section 412 of the Code, section 302 of ERISA and/or Title IV of ERISA.

     (d) The form and operation of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such Employee Plans have been operated in compliance with such laws and the written Employee Plan documents. Neither BHC nor any fiduciary of an Employee Plan has violated the requirements of section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS and the United States Department of Labor (the “DOL”) and distributed as required to all participants and beneficiaries, and all notices required by ERISA or the Code with respect to the Employee Plans have been appropriately given. There have been no prohibited transactions with respect to the Employee Plans.

     (e) Each Employee Plan that is intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the IRS, and neither BHC nor ERISA Affiliate has any knowledge of any circumstances that will or could result in revocation of any such favorable determination letter. Each trust created under any Employee Plan has been determined to be exempt from taxation under section 501(a) of the Code, and BHC is not aware of any circumstance that will or could result in a revocation of such exemption. Each Employee Plan that is an employee welfare benefit plan (as defined in section 3(1) of ERISA) that utilizes a funding vehicle described in section 501(c)(9) of the Code or is subject to the provisions of section 505 of the Code has been the

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subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under section 501(c)(9) of the Code or that the Employee Plan complies with section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan. With respect to each Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any tax under section 511 of the Code.

     (f) There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of BHC, none are threatened.

     (g) No written or oral representations have been made to any Employee or former Employee of BHC or any ERISA Affiliate promising or guaranteeing any employer payment or funding, and no Employee Plans provide, for the continuation of medical, dental, life or disability insurance coverage for any former Employee of BHC or any ERISA Affiliate for any period of time beyond the end of the current plan year (except to the extent of coverage required under Title I, Part 6, of ERISA).

     (h) Except for the possibility of full vesting of Code section 401(a) plan account balances which may be necessitated by Code section 411(d)(3) in order for tax-qualified status to be retained, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting, of payment, or increase the amount, of compensation to any Employee, officer, former Employee or former officer of BHC or any ERISA Affiliate. Except as set forth in Section 4.11(h) of the BHC Disclosure Schedule, no wages, salaries, compensation, bonus, pension or other payments to any employee, affiliate, officer, director or broker of BHC or the Bank will be triggered by or result from the consummation of the transactions contemplated by this Agreement. No Employee Plan or other contracts or arrangements, including those contemplated in this Agreement, provide for payments or other benefits that would be triggered by the consummation of the transactions contemplated by this Agreement that would subject any person to excise tax under section 4999 of the Code (i.e., “golden parachute” taxes). All compensation amounts that have been paid or are payable are or will become deductible by BHC or BancorpSouth pursuant to section 162 of the Code.

     (i) BHC and each ERISA Affiliate have at all times complied and currently comply in all material respects with the applicable continuation requirements for their welfare benefit plans, including (1) section 4980B of the Code (as well as its predecessor provision, section 162(k) of the Code) and sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as “COBRA” and (2) any applicable state statutes mandating health insurance continuation coverage for employees. Section 4.11(i) of the BHC Disclosure Schedule lists all of the former employees of BHC or any ERISA Affiliate and their beneficiaries who have elected or are eligible to elect COBRA continuation of health insurance coverage under any Plan offering health insurance or medical benefits.

     (j) Neither BHC nor any ERISA Affiliate has incurred any liability to the DOL, the Pension Benefit Guaranty Corporation (the “PBGC”) or the IRS in connection with any of the Employee Plans, and, to the best knowledge of BHC, no condition exists that presents a risk to BHC or any ERISA Affiliate of incurring any liability to the DOL, the PBGC or the IRS.

     (k) For the purpose of this Section 4.11, the term “ERISA Affiliate” shall mean (i) any related company or trade or business that is required to be aggregated with BHC under Code sections 414(b), (c), (m) or (o); (ii) any other company, entity or trade or business that has adopted or has ever participated in any Employee Plan; and (iii) any predecessor or successor company or trade or business of BHC or any entity described in 4.11(k)(i) and (k)(ii).

     (l) For the purpose of this Section 4.11, the term “Employee” shall be considered to include common law employees of BHC or any ERISA Affiliate, individuals rendering personal services to BHC or any ERISA Affiliate as independent contractors and leased employees of BHC or any ERISA Affiliate as defined in Code section 414(n) and the regulations promulgated pursuant thereto.

     (m) No lien, security interests or other encumbrances exist with respect to any of the assets of BHC or any ERISA Affiliate which were imposed pursuant to the terms of the Code or ERISA and, to the knowledge of BHC, no condition exists or could occur that would result in the imposition of such liens, security interests or encumbrances arising from or relating to the Employee Plans.

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4.12 BHC Information. The information relating to BHC and its Subsidiaries which is provided to BancorpSouth by BHC or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 and the Proxy Statement (except for such portions thereof that relate only to BancorpSouth or any of its Subsidiaries) will comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.

4.13 Compliance with Applicable Law. BHC and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BHC or any of its Subsidiaries, and neither BHC nor any of its Subsidiaries has received notice, and BHC does not know, of any violations of any of the above.

4.14 Certain Contracts.

     (a) Set forth in Section 4.14(a) of the BHC Disclosure Schedule is a list of any contract or agreement (whether written or oral) to which, BHC or any of its Subsidiaries is a party to or bound by any contract or agreement (whether written or oral) (i) with respect to the employment of any employees, officers, directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from BancorpSouth, BHC, the Surviving Corporation or any of their respective Subsidiaries to any employee, officer, director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (iv) which is not terminable on 90 days or less notice involving the payment of more than $100,000 per annum, or (v) which materially restricts the conduct of any line of business by BHC or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a) is referred to herein as a “BHC Contract.” BHC has previously provided to BancorpSouth true and correct copies of each BHC Contract.

     (b) Each BHC Contract described in clause (iii) of Section 4.14(a) is valid and binding and in full force and effect with respect to the obligations of BHC or its Subsidiaries and, to the knowledge of BHC, is valid and binding and in full force and effect with respect to the obligations of the counterparties thereto. BHC and each of its Subsidiaries has performed all obligations required to be performed by it to date under each BHC Contract described in clause (iii) of Section 4.14(a). Except as set forth in Section 4.14(b) of the BHC Disclosure Schedule, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of BHC or any of its Subsidiaries under any BHC Contract described in clause (iii) of Section 4.14(a). No other party to any BHC Contract described in clause (iii) of Section 4.14(a) is, to the knowledge of BHC, in default in any respect thereunder.

4.15 Agreements with Regulatory Agencies. Neither BHC nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a “Regulatory Agreement”) any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has BHC or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

4.16 Business Combination Provision; Takeover Laws. BHC, its Subsidiaries, and this Agreement and the transactions contemplated hereby, are not subject to or are exempt from the requirements of any “moratorium”, “control share,” “fair price” or other anti-takeover laws and regulations (collectively, “Takeover Laws”) that would govern this Agreement or the transactions contemplated hereby.

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4.17 Environmental Matters.

     (a) Except as disclosed in Section 4.17(a) of the BHC Disclosure Schedule, each of BHC and its Subsidiaries and, to the knowledge of BHC, each of the Participation Facilities and the Loan Properties (each as defined below), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace (“Environmental Laws”);

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of BHC, threatened, before any Governmental Entity or other forum in which BHC, any of its Subsidiaries, or, to the knowledge of BHC, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by BHC or any of its Subsidiaries, any Participation Facility or any Loan Property;

     (c) To the knowledge of BHC, during the period of (i) BHC’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (ii) BHC’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (iii) BHC’s or any of its Subsidiaries’ interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of BHC, prior to the period of (i) BHC’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (ii) BHC’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (iii) BHC’s or any of its Subsidiaries’ interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 4.17: (i) “Hazardous Materials” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (ii) “Loan Property” means any property in which BHC or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (iii) “Participation Facility” means any facility in which BHC or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

4.18 Approvals. BHC knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Holding Company Merger and the Bank Merger) should not be obtained.

4.19 Insurance. BHC and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as BHC’s management reasonably has determined to be prudent in accordance with industry practices. All of such policies are in full force and effect; BHC and its Subsidiaries are not in material default thereunder; and all claims thereunder for which a basis is known, or reasonably should be known, by BHC have been filed in due and timely fashion.

4.20 Loan Portfolio.

     (a) Except for matters disclosed in Section 4.20 of the BHC Disclosure Schedule, the Bank is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of June 30, 2004, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) as of June 30, 2004, Loan with any director, executive officer or five percent (5%) or greater shareholder of BHC, or to the knowledge of BHC, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.20 of the BHC Disclosure Schedule sets forth (i) all of the Loans of the Bank that, as of June 30, 2004, were classified by any bank examiner (whether regulatory or internal) as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Credit Risk Assets”, “Concerned Loans”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of

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the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Bank that, as of June 30, 2004, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Bank that, as of June 30, 2004, was classified as “Other Real Estate Owned” and the book value thereof.

     (b) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) to the knowledge of BHC, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.21 Property. BHC has good and marketable title, free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the statement of financial condition of BHC as of December 31, 2003 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement or the marketability thereof, (iv) dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which BHC or any of its Subsidiaries as lessee leases real or personal property are valid and enforceable in accordance with their respective terms, and neither BHC nor any of its Subsidiaries is, nor to the knowledge of BHC, is any other party thereto, in default thereunder.

4.22 Certain Transactions.

     (a) Neither BHC nor its Subsidiaries has provided, maintained, extended or renewed any loan or other credit that would have violated Section 13(k) of the Exchange Act if the BHC were subject to the Exchange Act.

     (b) Except as set forth in Section 4.22 of the BHC Disclosure Schedules, neither BHC nor its Subsidiaries are involved in any contract, commitment or transaction or other business affiliation, directly or indirectly, with any of their officers, directors, affiliates or shareholders including, to BHC’s knowledge, direct or indirect interest in the business of competitors, suppliers or customers of BHC or its Subsidiaries.

4.23 Business and Relationships.

     (a) No customer or group of customers of BHC or the Bank has, since December 1, 2003, canceled or otherwise terminated or provided any notice of intent to cancel or otherwise terminate its or their relationship with BHC or the Bank, except for cancellations or terminations that would not have a Material Adverse Effect on BHC.

     (b) BHC, the Bank or one or more of their respective Subsidiaries beneficially holds all assets, properties and rights used by BHC and its Subsidiaries in the conduct of the business of BHC and the Bank as conducted since December 31, 2003.

4.24 Books and Records. BHC and its Subsidiaries maintain accurate books and records reflecting its assets and liabilities and maintain proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of BHC and to maintain accountability for BHC’s consolidated assets; (iii) access to BHC’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of the BHC’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

4.25 Reorganization. BHC has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

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4.26 Accuracy of Statements. Nothing contained in this Agreement, or in any information furnished or to be furnished by BHC pursuant hereto, contains or will contain an untrue statement of material fact or an omission of a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH

     BancorpSouth hereby represents and warrants to BHC as follows:

5.1 Corporate Organization.

     (a) BancorpSouth is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. BHC is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on BancorpSouth. BancorpSouth is duly registered as a bank holding company under the BHC Act and has made a financial holding company election. The Amended and Restated Articles of Incorporation and Bylaws of BancorpSouth (the “BancorpSouth Governing Documents”), copies of which have previously been made available to BHC, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (b) BancorpSouth Bank is a Mississippi state bank validly existing and in good standing. The deposit accounts of BancorpSouth Bank are insured by the FDIC through the BIF or Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. BancorpSouth Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary of BancorpSouth is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on BancorpSouth. The Amended and Restated Articles of Incorporation and Bylaws of BancorpSouth Bank (the “BancorpSouth Bank Governing Documents”), copies of which have previously been made available to BHC, are true and correct copies of such documents as in effect as of the date of this Agreement.

5.2 Capitalization.

     (a) The authorized capital stock of BancorpSouth consists of 500,000,000 shares of BancorpSouth Common Stock. As of June 30, 2004, 76,834,580 shares of BancorpSouth Common Stock were issued and outstanding. As of the date of this Agreement, no shares of BancorpSouth Common Stock were reserved for issuance, except shares reserved for issuance pursuant to employee benefit plans, stock option plans and BancorpSouth’s shareholder rights plan pursuant to which holders of BancorpSouth Common Stock are granted certain attached rights that are exercisable under certain circumstances (the “BancorpSouth Rights”). All of the issued and outstanding shares of BancorpSouth Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the plans and arrangements referred to above with respect to reserved shares and BancorpSouth’s dividend reinvestment plan, BancorpSouth does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BancorpSouth Common Stock or any other equity securities of BancorpSouth or any securities representing the right to purchase or otherwise receive any shares of BancorpSouth Common Stock. The shares of BancorpSouth Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) Exhibit 21 to BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2003 sets forth a true and correct list of all material Subsidiaries of BancorpSouth as of the date of this Agreement. BancorpSouth owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each such

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Subsidiary of BancorpSouth, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of BancorpSouth calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

5.3 Authority; No Violation.

     (a) BancorpSouth has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BancorpSouth. The Board of Directors of BancorpSouth has directed officers of BancorpSouth to so approve this Agreement and the transactions contemplated herein in its capacity as the sole shareholder of the BancorpSouth Bank. Other than the approval of the Board of Directors of BancorpSouth Bank, no other corporate proceedings on the part of BancorpSouth or BancorpSouth’s Subsidiaries are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BancorpSouth and constitutes a valid and binding obligation of BancorpSouth, enforceable against BancorpSouth in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement by BancorpSouth, nor the consummation by BancorpSouth of the transactions contemplated hereby, nor compliance by BancorpSouth with any of the terms or provisions hereof or thereof, will (i) violate any provision of the BancorpSouth Governing Documents or the BancorpSouth Bank Governing Documents, or (ii) unless such violation, conflict or breach would not have a Material Adverse Effect on BancorpSouth and assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BancorpSouth or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of BancorpSouth or any of its Subsidiaries under, any of the terms, conditions or provisions of any material contract, as such term is defined in Regulation S-X of the SEC.

5.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, the FDIC, the FTC, and the DoJ, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with, and declaration of effectiveness by, the SEC of the S-4, (d) the filing of the Articles of Merger with the Mississippi Secretary, the Louisiana Secretary, the Mississippi Department and the Louisiana Department, (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of BancorpSouth Common Stock pursuant to this Agreement, (f) approval for listing of the BancorpSouth Common Stock to be issued in the Merger on the NYSE, and (g) approval of the Board of Directors of BancorpSouth Bank, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (i) the execution and delivery by BancorpSouth of this Agreement and (ii) the consummation by BancorpSouth and BancorpSouth Bank of the Merger and the other transactions contemplated hereby.

5.5 Reports. BancorpSouth and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith.

5.6 Reorganization. BancorpSouth has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

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5.7 Financial Statements; SEC Reports.

     (a) The consolidated financial statements of BancorpSouth and its subsidiaries (the “BancorpSouth Financial Statements”), including consolidated statements of condition, statements of earnings, changes in shareholders’ equity and cash flows and related notes, included in the BancorpSouth SEC Reports (as defined in this section below) fairly present in all material respects the consolidated financial position of BancorpSouth and its Subsidiaries as of the respective date thereof, and fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial position of BancorpSouth and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such BancorpSouth Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such BancorpSouth Financial Statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q.

     (b) BancorpSouth’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2003, 2002 and 2001, and all other reports, registration statements, definitive proxy statements or information statements filed by BancorpSouth or any of its Subsidiaries subsequent to December 31, 2003 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, or under the securities regulations of the SEC, in the form filed (collectively, the “BancorpSouth SEC Reports”) with the SEC as of the date filed, (i) have been delivered to BHC, (ii) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.8 Absence of Certain Changes or Events. Except as disclosed in any BancorpSouth SEC Report filed with the SEC prior to the date of this Agreement, since December 31, 2003, BancorpSouth and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

5.9 BancorpSouth Information. The information relating to BancorpSouth and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 and the Proxy Statement (except for such portions thereof that relate only to BHC or any of its Subsidiaries) will comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

5.10 Approvals. BancorpSouth knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Holding Company Merger and the Bank Merger) should not be obtained.

ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Covenants of BHC. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior express written consent of the Chief Executive Officer of BancorpSouth or his designee, BHC and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the BHC Disclosure Schedule or as otherwise contemplated by this Agreement or as expressly consented to in writing in advance by BancorpSouth, BHC shall not, and shall not permit any of its Subsidiaries to:

     (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock during any period, other than dividends or distributions by a Subsidiary of BHC to BHC;

     (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(f) hereof) any shares of the capital stock of BHC or any

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Subsidiary of BHC, or any securities convertible into or exercisable for any shares of the capital stock of BHC or any Subsidiary of BHC, (ii) split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of BHC Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to the BHC Option Plans all to the extent outstanding and in existence on the date of this Agreement and in accordance with their current terms;

     (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

     (d) directly or indirectly, (i) solicit, initiate, encourage, facilitate, entertain or accept any Acquisition Proposal (as defined in this subsection below), or (ii) participate or engage in any discussions or negotiations with any person or entity other than BancorpSouth or BancorpSouth Bank relating or with respect to any Acquisition Proposal, or (iii) provide any nonpublic information to any person or entity other than BancorpSouth or BancorpSouth Bank relating or with respect to any Acquisition Proposal, or (iv) make any Acquisition Proposal to any person or entity other than BancorpSouth and BancorpSouth Bank, or (v) enter into any agreement with respect to any Acquisition Proposal, or (vi) otherwise facilitate any effort or attempt to make an Acquisition Proposal, or (vii) authorize or permit any of its officers, directors, employees, representatives or agents to do any of the foregoing; provided, however, that in response to an unsolicited, bona-fide written Acquisition Proposal, BHC, after giving notice of such to BancorpSouth, may do the following if the Board of Directors of BHC determines in good faith that it must do so to comply with its fiduciary duties: (i) communicate information about such Acquisition Proposal to BHC’s shareholders if required under applicable law, and (ii) authorize and permit its officers, directors, employees, representatives, investment bankers, attorneys, accountants, financial advisors, or agents to (A) participate or engage in such discussions or negotiations, or (B) provide or cause to be provided nonpublic information. BHC will immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations previously or currently conducted with any persons or entities other than BancorpSouth and BancorpSouth Bank with respect to any Acquisition Proposal or any of the foregoing. BHC will notify BancorpSouth immediately if any Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, BHC, and BHC will promptly (within 24 hours) inform BancorpSouth in writing of all of the relevant details with respect to the foregoing, including the material terms and conditions of such request or Acquisition Proposal and the identity of the person or group making such request or proposal. BHC will keep BancorpSouth fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal. Notwithstanding the foregoing, BHC must submit the Merger contemplated by this Agreement to its shareholders for approval prior to the submission of any other Acquisition Proposal. In the event this Agreement is terminated for any reason other than BancorpSouth’s failure to perform its obligations hereunder or the failure by February 28, 2005 to consummate this Agreement (other than a failure caused by BHC), after the expiration of any applicable cure periods (if BancorpSouth fails to cure any such breach), if an Acquisition Proposal has been made or is made at any time within a six (6) month period after such termination of this Agreement, BHC shall pay $1,000,000 in cash to BancorpSouth on demand. For purposes of this Agreement, “Acquisition Proposal” shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving BHC or any Subsidiary of BHC or any proposal, inquiry or offer to acquire in any manner all or 10% or greater equity interest in, or all or a substantial portion of the assets of, BHC or any Subsidiary of BHC, other than the transactions contemplated or permitted by this Agreement;

     (e) make any capital expenditures other than those which are (i) set forth in Section 6.1 of the BHC Disclosure Schedule or (ii) are made in the ordinary course of business or are necessary to maintain existing assets in good repair, and in any event are in an amount of no more than $100,000 in the aggregate, or except as necessary to comply with applicable regulatory guidelines or requirements;

     (f) enter into any new line of business;

     (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or entity or division thereof, or

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otherwise acquire any assets, which would be material, individually or in the aggregate, to BHC, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

     (h) except as contemplated by Article III hereof or this Article VI, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

     (i) change its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP or regulatory accounting principles as concurred to by BHC’s independent auditors;

     (j) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, (i) adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between BHC or any Subsidiary of BHC and one or more of its current or former directors, officers or employees, (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the cash compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof, or (iii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

     (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

     (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

     (m) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

     (n) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which BHC or any of its Subsidiaries is a party or by which BHC or any of its Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date, or amend or waive the provisions of any confidentiality or standstill agreement to which BHC or any of its affiliates is a party as of the date hereof;

     (o) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

     (p) enter or commit to enter into any new loans outside their ordinary course of business, consistent with past practice, or in an original principal amount in excess of $1,000,000, or renew, or commit to renew, any existing loans in a principal amount in excess of $1,000,000, without having provided prior written notice to BancorpSouth of the persons to whom such loans are made and the terms thereof, or enter into new loan transactions subject to the requirements of Regulation O of the Federal Reserve Board, 12 C.F.R. § 215 (or the equivalent) in excess of $500,000 in the aggregate (each, an “Insider Loan”) without having provided prior written notice to BancorpSouth of the persons to whom such Insider Loans are made and the terms and purposes of such Insider Loans; or

     (q) agree or commit to do any of the foregoing.

6.2 Covenants of BancorpSouth. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior express written consent of BHC, BancorpSouth and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.2

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of the BancorpSouth Disclosure Schedule or as otherwise contemplated by this Agreement or as expressly consented to in writing in advance by BHC, BancorpSouth shall not, and shall not permit any of its Subsidiaries to:

     (a) except as contemplated by Article III hereof, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

     (b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

     (c) change its methods of accounting in effect at December 31, 2003, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by BancorpSouth’s independent auditors; or

     (d) agree or commit to do any of the foregoing.

ARTICLE VII. ADDITIONAL AGREEMENTS

7.1 Regulatory Matters.

     (a) BancorpSouth shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of BHC and BancorpSouth shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and BHC shall thereafter mail the Proxy Statement to its shareholders as promptly as practicable. BancorpSouth shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Holding Company Merger and the Bank Merger). BHC and BancorpSouth shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to BHC or BancorpSouth, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) BancorpSouth and BHC shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BancorpSouth, BHC or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) BancorpSouth and BHC shall promptly furnish each other with copies of written communications received by BancorpSouth or BHC, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

7.2 Access to Information.

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     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, BHC shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, attorneys, financial advisors and other representatives (each, a “Representative”) of BancorpSouth, access during normal business hours during the period prior to the Effective Time to all of its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to BancorpSouth all information concerning its business, properties and personnel as BancorpSouth may reasonably request. In addition, BHC and each of its Subsidiaries shall permit a Representative of BancorpSouth to have access to the premises and observe the operations of BHC or any of its Subsidiaries, as the case may be, to attend each meeting of their respective Boards of Directors and committees thereof (other than during discussions regarding this Agreement and the transactions contemplated hereby) and to meet with the officers of BHC and its Subsidiaries responsible for the Financial Statements, the internal controls of BHC and its Subsidiaries and the disclosure controls and procedures of BHC and its Subsidiaries to discuss such matters as Buyer may deem reasonably necessary or appropriate for BancorpSouth to satisfy its obligations under the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto. Neither BHC nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would reasonably violate the rights of its customers, reasonably jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. BHC shall identify the nature of any such limitation on access and disclosure, and the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Notwithstanding anything in any other agreement to the contrary, no investigation by BancorpSouth or its Representatives shall affect the representations, warranties, covenants or agreements of BHC set forth herein, and the parties shall remain responsible to the extent provided herein.

     (c) The parties agree that the provisions of the Confidentiality Agreement, dated as of August 23, 2004, between BHC and BancorpSouth, shall survive the execution (or termination) of this Agreement and remain in full force and effect for the term thereof and shall apply to the information in the Disclosure Schedule as well as the information obtained pursuant to Section 7.2(a).

7.3 Shareholder Meeting. BHC shall take all steps in accordance with applicable law necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement. BHC will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement, unless such recommendation would be, in the good faith judgment of BHC’s Board of Directors, in violation of their fiduciary obligations.

7.4 Legal Conditions to Merger. Each of BancorpSouth and BHC shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by BHC or BancorpSouth or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.5 Affiliates. BHC shall use its reasonable best efforts to cause each director, executive officer and other person who is an “affiliate” (for purposes of Rule 145 under the Securities Act) of such party to deliver to BancorpSouth, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5.

7.6 NYSE Listing. BancorpSouth shall make all filings required of it to cause the shares of BancorpSouth Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as of the Effective Time.

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7.7 Employee Benefit Plans; Existing Agreements.

     (a) As of the Effective Time, to the extent permissible under the terms of the BancorpSouth Plans, the employees of BHC and its Subsidiaries (the “BHC Employees”) shall be eligible to participate in BancorpSouth’s employee benefit plans in which similarly situated employees of BancorpSouth or BancorpSouth Bank participate, to the same extent as similarly situated employees of BancorpSouth or BancorpSouth Bank (it being understood that inclusion of BHC Employees in BancorpSouth’s employee benefit plans may occur at different times with respect to different plans) except as provided below.

     (b) With respect to each BancorpSouth Plan that is an “employee benefit plan,” as defined in section 3(3) of ERISA, for purposes of determining eligibility to participate, and entitlement to benefits, including for severance benefits and vacation entitlement, service with BHC shall be treated as service with BancorpSouth; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication or increase of benefits; and provided further, that past service credit shall not be taken into account for determining eligibility, vesting or accrual of benefits under the BancorpSouth defined benefit pension plan. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each BancorpSouth Plan shall waive pre-existing condition limitations to the same extent waived under the applicable BHC Plan. BHC Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the BancorpSouth Plan.

     (c) As of the Effective Time, except as described in Section 8.2(d) below and except as otherwise agreed, BancorpSouth shall assume and honor and shall cause the appropriate Subsidiaries of BancorpSouth to assume and to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between BHC or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the BHC Disclosure Schedule.

     (d) BancorpSouth and BHC agree to cooperate and take all reasonable actions to effect the merger of any employee benefit plan that is intended to be qualified under section 401(a) of the Code into the appropriate tax-qualified retirement plan of BancorpSouth after the Merger is completed, so that such plan merger satisfies the requirements of section 414(l) of the Code; provided, however, that BancorpSouth shall not be obligated to effect such a merger of a plan unless such plan is fully funded under section 412 of the Code and section 302 of ERISA, to the extent applicable, and the merger would not jeopardize the tax-qualified status of any BancorpSouth Plan.

     (e) Notwithstanding the preceding paragraph, if requested by BancorpSouth, prior to the Effective Time, BHC shall freeze, terminate, amend or take other action with respect to any Plan that BancorpSouth, in its sole discretion, deems advisable and not inconsistent with this Agreement, and provide all required notices to participants and appropriate governmental agencies.

     (f) Notwithstanding anything herein to the contrary, BHC shall take appropriate action to obtain the consent prior to the Merger of all holders of a BHC Option to the conversion of BHC Options into New Options, as provided under the terms of Section 1.5. Such consent shall be in writing and in a form approved by BancorpSouth.

7.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by BancorpSouth.

7.9 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of BancorpSouth and BHC agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

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7.10 Tax-Free Qualification. Each of BancorpSouth and BHC shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

7.11 Trust Preferred. Each of BancorpSouth and BHC will use commercially reasonable efforts to cause BancorpSouth to succeed to BHC’s rights, interests and obligations pursuant to the Indenture, dated as of January 30, 2004, between BHC and Wells Fargo Bank regarding certain junior subordinated debt securities due in 2034 (the “Indenture”), by means of a supplemental indenture and other necessary documentation, including necessary consents and required legal opinions, and to take all necessary steps to cause the current trustees of BHC’s special purpose trust subsidiary (the “Predecessor Trustees”) to resign and to appoint successor trustees (the “Successor Trustees”) acceptable to BancorpSouth, in its sole discretion.

7.12 Indemnification of BHC Directors and Officers.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of BHC or any of its Subsidiaries (the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that, after the Effective Time, BancorpSouth shall indemnify and hold harmless, subject in all respects to any limitations imposed by any statute, rule, regulation, administrative interpretation, or other law, including any procedural requirements or other conditions, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth; provided, however, that (1) BancorpSouth shall have the right to assume the defense thereof and, upon such assumption, BancorpSouth shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if BancorpSouth elects not to assume such defense or if counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between BancorpSouth and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth, and BancorpSouth shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) BancorpSouth shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties (unless an ethical conflict of interest arises for such firm of counsel in representing all Indemnified Parties), (3) BancorpSouth shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) BancorpSouth shall have no obligation hereunder to any Indemnified Party if that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by any statute, rule, regulation, administrative interpretation, or other law. Any Indemnified Party wishing to claim Indemnification under this Section 7.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BancorpSouth thereof; provided that the failure to so notify shall not affect the obligations of BancorpSouth under this Section 7.12 except to he extent such failure to notify materially prejudices BancorpSouth. BancorpSouth’s obligations under this Section 7.12 shall continue in full force and effect without time limit from and after the Effective Time.

     (b) In the event BancorpSouth or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BancorpSouth assume the obligations set forth in this Section.

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     (c) The provisions of this Section 7.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

ARTICLE VIII. CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite votes of the shareholders of BHC under applicable law.

     (b) Listing of Shares. The shares of BancorpSouth Common Stock which shall be issued to the shareholders of BHC upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

     (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

8.2 Conditions to Obligations of BancorpSouth. The obligation of BancorpSouth to effect the Merger is also subject to the satisfaction or waiver by BancorpSouth at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of BHC set forth in Article IV of this Agreement, to the extent qualified as to “materiality” or “Material Adverse Effect”, shall be true and correct in all respects, subject to such qualifications, and those set forth in Article IV of this Agreement that are not qualified as to “materiality” or “Material Adverse Effect”, shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak only as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that Section 4.2 (Capitalization) shall be true and correct without qualification. BancorpSouth shall have received a certificate signed on behalf of BHC by the Chief Executive Officer and the Chief Financial Officer of BHC to the foregoing effect.

     (b) Performance of Obligations of BHC. All obligations of BHC under this Agreement that are to be performed prior to the Closing, to the extent qualified as to materiality or a Material Adverse Effect, shall have been performed in all respects, and to the extent not so qualified, shall have been performed in all material respects, and BancorpSouth shall have received a certificate signed by the Chief Executive Officer of BHC to such effect.

     (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

     (d) Dissenters’ Rights. The holders of less than 10% of the total outstanding shares of BHC Common Stock shall have exercised dissenters’ rights with respect to the transactions contemplated by this Agreement.

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     (e) Federal Tax Opinion. BancorpSouth shall have received an opinion from Waller Lansden Dortch & Davis, PLLC, counsel to BancorpSouth (“BancorpSouth’s Counsel”), in form and substance reasonably satisfactory to BancorpSouth, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Holding Company Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that BancorpSouth and BHC will each be a party to that reorganization. In rendering such opinion, BancorpSouth’s Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, BHC and others, reasonably satisfactory in form and substance to such counsel. BancorpSouth and BHC will cooperate with each other and BancorpSouth’s Counsel in executing and delivering to BancorpSouth’s Counsel customary representations letters in connection with such opinion.

     (f) BancorpSouth shall have received all consents pursuant to Section 7.7(f) of this Agreement.

     (g) BancorpSouth shall have received a signed consent to the transactions contemplated by this Agreement and amendment (effective as of the Effective Time) to the terms of the Lease Agreement, dated June 28, 2001, between JTS Management Company, LLC as agent for 5615 Associates, LLC and the Bank, as amended, each in form and substance satisfactory to BancorpSouth.

     (h) BHC shall have, at BHC’s expense, amended, modified or obtained tail coverage to provide continuing coverage under its existing insurance policies on terms and in form and substance satisfactory to BancorpSouth.

     (i) BHC shall have, at BHC’s expense, terminated the Agreement between BHC Bank and Triad Financial Services, Inc., dated as of May 10, 2004, related to the financing of manufactured homes, and shall have provided evidence of such termination in form and substance satisfactory to BancorpSouth.

     (j) BancorpSouth shall have succeeded to BHC’s rights, interests and obligations pursuant to the Indenture and the Predecessor Trustees shall have been replaced by the Successor Trustees.

     8.3 Conditions to Obligations of BHC. The obligation of BHC to effect the Merger is also subject to the satisfaction or waiver by BHC at or prior to the Effective Time of the following conditions:

     (a) The representations and warranties of BancorpSouth set forth in Article V of this Agreement, to the extent qualified as to “materiality” or “Material Adverse Effect”, shall be true and correct in all respects, subject to such qualifications, and those set forth in Article V of this Agreement that are not qualified as to “materiality” or “Material Adverse Effect”, shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak only as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. BHC shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the Chief Financial Officer of BancorpSouth to the foregoing effect.

     (b) Performance of Obligations of BancorpSouth. All obligations of BancorpSouth under this Agreement that are to be performed prior to the Closing, to the extent qualified as to materiality or a Material Adverse Effect, shall have been performed in all respects, and to the extent not so qualified, shall have been performed in all material respects, and BHC shall have received a certificate signed by the Chief Executive Officer of BancorpSouth to such effect.

     (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

     (d) Federal Tax Opinion. BHC shall have received an opinion from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (“BHC’s Counsel”), or other counsel reasonably satisfactory to BHC, in form and substance reasonably satisfactory to BHC, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Holding Company Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that BancorpSouth and BHC will each be a party to that reorganization. In rendering such opinion, BHC’s Counsel may require and rely upon representations and covenants, including those

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contained in certificates of officers of BancorpSouth, BHC and others, reasonably satisfactory in form and substance to such counsel. BancorpSouth and BHC will cooperate with each other and BHC’s Counsel in executing and delivering to BHC’s Counsel customary representations letters in connection with such opinion.

ARTICLE IX. TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of BHC:

     (a) By mutual consent of BHC and BancorpSouth in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

     (b) By either BancorpSouth or BHC upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

     (c) By BancorpSouth or BHC upon written notice to the other party if the Merger shall not have been consummated on or before February 28, 2005, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (d) By either BancorpSouth or BHC upon written notice to the other party if any approval of the shareholders of BHC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a respective duly held meeting of such shareholders or at any adjournment or postponement thereof;

     (e) By either BancorpSouth or BHC upon written notice to the other party (provided that the terminating party is not then in breach of any representation or warranty or material breach of any covenant or other agreement contained herein) in the event of either: (i) if any of the representations or warranties set forth in this Agreement on the part of the other party hereto shall be or become untrue or incorrect, and such representation is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to the party making such representation; or (ii) a material breach by the other party of any of the covenants or agreements contained in this Agreement, and such breach is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to such other party; or

     (f) By BancorpSouth upon written notice to BHC if BHC’s Board of Directors shall have failed to recommend in the Proxy Statement that BHC’s shareholders approve and adopt this Agreement, or BHC’s Board of Directors shall have withdrawn, modified or changed, in a manner adverse to BancorpSouth, its approval or recommendation of this Agreement and the transactions contemplated hereby, or if BHC enters into any letter of intent, agreement in principle, or acquisition or similar agreement related or with respect to any Acquisition Proposal.

9.2 Effect of Termination. In the event of termination of this Agreement by either BancorpSouth or BHC as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 9.2, 10.3, 10.4 and 10.12 shall survive any termination of this Agreement (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement, and BHC shall not be relieved or released from any obligation to make payment to BancorpSouth pursuant to Section 6.1(d) hereof.

9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of

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the matters presented in connection with the Merger by the shareholders of BHC; provided, however, that after any approval of the transactions contemplated by this Agreement by BHC’s shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X. GENERAL PROVISIONS

10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. (Central Time) on the first day which is at least two business days after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the “Closing Date”), at the offices of Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, or at such other time, date and place as is agreed to by the parties hereto.

10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than Section 10.3 hereof) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

10.3 Expenses. All costs and expenses, including legal, accounting and financial advisory fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except that all expenses of printing and mailing the Proxy Statement shall be paid by BancorpSouth.

10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to BancorpSouth, to:	BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38804
Attention: Chief Executive Officer
Facsimile: (662) 680-2006

with a copy (which shall	Waller Lansden Dortch & Davis, PLLC
not constitute notice) to:	511 Union Street, Suite 2700
Nashville, Tennessee 37219
Attention: Ralph W. Davis, Esq.
Facsimile: (615) 244-6804

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And

(b) if to BHC, to:	Business Holding Corporation
6100 Corporate Boulevard
Baton Rouge, LA 70808
Attention: President
Facsimile: (225) 768-7927

with a copy (which shall	Corerro Fishman Haygood Phelps Walmsley &
not constitute notice) to:	Casteix, L.L.P.
201 St. Charles Avenue
46th Floor
New Orleans, LA 70170-4600
Attention: Anthony J. Correrro, III, Esq.
Facsimile: (504) 586-5250

10.5 Interpretation.

     (a) In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) when a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement, as applicable. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 17, 2004. Unless the context otherwise requires, when used in this Agreement, (i) the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require, and (ii) the term “or” shall mean “and/or.” For purposes of this Agreement, “knowledge” means, with respect to an individual, such individual is actually aware, after reasonable inquiry, of the particular fact, matter, circumstance or other item, and, with respect to any party, entity or other person other than an individual, any individual who is serving as a director, chairman, chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer, controller, chief credit officer, general counsel, senior or executive vice president, or regional chairman of such party, entity or other person or other officer, regardless of title, thereof charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates, has or at any time had “knowledge” of such fact, matter, circumstance or other item. References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time. References to any party to this Agreement shall include references to its respective successors and permitted assigns. References to law are references to that law as amended, consolidated, supplemented or replaced from time to time, and shall include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment and shall include the requirements of any applicable stock exchange. References to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal. References to any Governmental Entity or Regulatory Agency include any successor to that Governmental Entity or Regulatory Agency.

     (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

10.6 Defined Terms. Certain terms used in this Agreement have the meanings ascribed thereto herein, and shall be applicable to the singular and the plural forms of such terms, except as otherwise provided herein.

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10.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.

10.8 Entire Agreement. This Agreement (including the schedules, exhibits, documents and instruments referred to herein) constitutes the entire agreement and, except as specifically provided herein, supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to the conflicts of laws principles of any jurisdiction.

10.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

10.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.12 Publicity. Except as otherwise required by law or the rules of the NYSE, so long as this Agreement is in effect, neither BancorpSouth nor BHC shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which such consent shall not be unreasonably withheld or delayed.

10.13 Assignment; Successors; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[THE FOLLOWING PAGE IS THE SIGNATURE PAGE.]

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     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written for themselves and their respective Subsidiaries.

BANCORPSOUTH, INC.
By:	/s/ AUBREY B. PATTERSON
Aubrey B. Patterson
Chairman and Chief Executive Officer

BUSINESS HOLDING CORPORATION
By:	/s/ CHARLES E. ROEMER, III
Charles E. Roemer, III
President and Chief Executive Officer

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ANNEX B

§131. Rights of a shareholder dissenting from certain corporate actions

     A. Except as provided in Subsection B of this Section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(G), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

     B. The right to dissent provided by this Section shall not exist in the case of:

     (1) A sale pursuant to an order of a court having jurisdiction in the premises.

     (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

     (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or, except in the case of shareholders of a corporation surviving the merger or consolidation in which each share of such corporation outstanding immediately prior to the effective date of the merger or consolidation is an identical outstanding or treasury share of such corporation after the effective date of the merger or consolidation, the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

     C.(1)(a) Except as provided in Paragraph (4) of this Subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder’s last address on the corporation’s records.

     (b) An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (2) Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

     (3) Unless the objection, demand, and acknowledgment are made and delivered by the shareholder within the period limited in Paragraphs (1) and (2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

     (4) In the case of a merger pursuant to R.S. 12:112(G), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation’s reply may be sent, deposit the certificates representing his shares in escrow as provided in Paragraph (2), and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as prescribed in Paragraph (2).

     D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

     E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation’s disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder’s shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation’s statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation’s disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

     G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

     H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter’s rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     Acts 1968, No. 105, §1. Amended by Acts 1970, No. 50, §12, emerg. eff. June 18, 1970, at 5:05 P.M; Acts 1975, No. 433, §1; Acts 1993, No. 983, §1, eff. June 25, 1993; Acts 1997, No. 914, §1.

ANNEX C

NATIONAL CAPITAL, L.L.C.
Investment Bankers Since 1986

October 4, 2004

Board of Directors
Business Holding Corporation of Baton Rouge
6100 Corporate Boulevard
Baton Rouge, Louisiana 70808

National Capital, L.L.C. (“National Capital”) issued an oral opinion on September 15, 2004, as to the fairness from a financial point of view of the consideration to be received by the shareholders of Business Holding Corporation of Baton Rouge (“Business Holding Corporation”) in connection with the proposed merger of Business Holding Corporation with and into BancorpSouth, pursuant to an Agreement and Plan of Merger dated as of September 17, 2004 (the “Merger Agreement”). The Merger Agreement states that each outstanding share of Business Holding Corporation stock will be converted into 1.14175 shares of BancorpSouth common stock or a cash payment of $26.00 or a combination of cash and shares of BancorpSouth common stock.

National Capital is an investment banking and consulting firm that specializes in the valuation of closely held corporations and provides fairness opinions as part of its practice. Through its prior experience in the appraisal of financial institutions involved in mergers, it has developed an expertise in fairness opinions related to the securities of financial institutions. Business Holding Corporation retained National Capital to serve as financial advisor to provide a fairness opinion for which compensation will be received.

In connection with the fairness opinion, National Capital, among other things:

1.	Reviewed the merger agreement;

2.	Reviewed certain publicly available financial statements and other information regarding Business Holding Corporation and BancorpSouth;

3.	Reviewed internal financial information and financial projections for Business Holding Corporation;

4.	Held conversations with the management of Business Holding Corporation regarding current financial performance and projected performance;

5.	Reviewed the financial performance and stock trading performance of BancorpSouth;

6.	Analyzed the transaction and transaction ratios including deal value and dividends;

7.	Analyzed the present value of future cash flows for an investor in an independent Business Holding Corporation; and

8.	Reviewed the financial terms of certain other recent comparable community bank acquisition transactions.

In performing its analysis, National Capital relied upon and assumed without independent verification, the accuracy and completeness of all information provided to it. National Capital has not performed any independent appraisal or evaluation of the assets of Business Holding Corporation or of BancorpSouth or any of its subsidiaries. As such, National Capital does not express an opinion as to the fair market value of Business Holding Corporation. The opinion of financial fairness expressed herein is necessarily based on market, economic and other relevant considerations as they exist and can be evaluated as of September 15, 2004.

C-1

Therefore, in consideration of the above, it is the opinion of National Capital that, based on the structure of the Merger and the analyses that have been performed, the consideration to be received by the shareholders of Business Holding Corporation is fair from a financial point of view.

Sincerely,

/s/ National Capital, L.L.C.

National Capital, L.L.C.

C-2

ANNEX D

BUSINESS HOLDING CORPORATION AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

BUSINESS HOLDING CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2004 and September 30, 2003
Historical (Unaudited)
(In Thousands)

	September 30,
	2004	2003
Assets
Cash and due from banks	$5,289	$5,223
Held-to-maturity securities	–	–
Available-for-sale securities	18,071	34,309
Federal funds sold	3,320	–
Loans and leases	132,968	109,306
Less: Unearned discount	–	–
Allowance for credit loses	1,513	1,533

Net loans and leases	134,455	107,773
Loans held for sale	3,000	3,000
Premises and equipment, net	1,160	1,141
Other Assets	6,902	3,858

Total assets	$169,197	$155,304

Liabilities
Deposits
Non-interest bearing	$28,740	$19,870
Interest bearing	94,082	88,825

Total deposits	122,822	108,695
Short-term borrowings	13,073	25,736
Long-term debt	13,500	6,500
Other liabilities	3,397	514

Total liabilities	152,792	141,445
Stockholders’ Equity
Common stock	1,310	1,150
Capital Surplus	11,898	10,361
Unrealized gain on available-for-sale securities	(13)	83
Retained earnings	3,210	2,298
Less cost of treasury stock	–	(34)

Total stockholders’ equity	16,405	13,858

Total liabilities and stockholders’ equity	$169,197	$155,304

BUSINESS HOLDING CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
September 30, 2004 and September 30, 2003
(Unaudited)
(In Thousands, Except Per Share Amounts)

	September 30,
	2004	2003
Interest revenue	$5,985	$5,436
Interest expense	1,788	1,820

Net interest revenue	4,197	3,616
Provision for credit Losses	678	479

Net interest revenue, after provision for credit losses	3,519	3,137
Other revenue	513	458
Other expense	3,057	2,427

Income before income tax	975	1,168
Applicable income taxes	300	361

Net income	$675	$807

Earnings Per Share
Basic	$0.57	$0.71
Diluted	0.55	0.68
Average Shares
Basic	1,310	1,147
Diluted	1,187	1,187

BUSINESS HOLDING CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30,
(Unaudited)
(In Thousands)

	September 30,
	2004	2003
Cash Flows From Operating Activities:
Net Income	$675	$807
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used in) Operating Activities:	1,247	279

Net Cash Provided by (Used in) Operating Activities	1,922	1,086
Cash Flows From Investing Activities:
Net Cash Used in Investing Activities	(14,263)	(11,821)
Cash Flows From Financing Activities:
Net Cash Provided by Financing Activities	14,696	11,352

Net Increase (Decrease) in Cash and Cash Equivalents	2,355	617
Cash and Cash Equivalents — Beginning of Period	2,934	4,606

Cash and Cash Equivalents — End of Period	$5,289	$5,223

[LETTERHEAD OF HANNIS T. BOURGEOIS, LLP]

January 23, 2004

Independent Auditor’s Report

To the Board of Directors
Business Holding Corporation and Subsidiary
Baton Rouge, Louisiana

We have audited the accompanying Consolidated Balance Sheets of Business Holding Corporation and Subsidiary as of December 31, 2003 and 2002, and the related Consolidated Statements of Income, Changes in Stockholders’ Equity, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Holding Corporation and Subsidiary as of December 31, 2003 and 2002, and the results of their operations, changes in their stockholders’ equity, and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Hannis T. Bourgeois, LLP

BUSINESS HOLDING CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2003 and December 31, 2002
Historical
(In Thousands)

	December 31,
	2003	2002
Assets
Cash and due from banks	$2,934	$4,606
Held-to-maturity securities	–	–
Available-for-sale securities	25,937	37,209
Federal funds sold	3,050	–
Loans and leases	112,321	95,474
Less: Unearned discount	–	–
Allowance for credit loses	1,587	1,431

Net loans and leases	110,734	94,043
Loans held for sale	3,323	3,000
Premises and equipment, net	1,078	1,109
Other assets	5,604	3,896

Total assets	$152,660	$143,863

Liabilities
Deposits
Non-interest bearing	$18,648	$19,190
Interest bearing	91,306	71,518

Total deposits	109,954	90,708
Short-term borrowings	19,974	33,956
Long-term debt	6,500	5,000
Other liabilities	2,155	1,107

Total liabilities	138,583	130,771
Stockholders’ Equity
Common stock	$1,150	$1,150
Capital Surplus	10,361	10,361
Unrealized gain on available-for-sale securities	62	208
Retained earnings	2,536	1,491
Less cost of treasury stock	(32)	(118)

Total stockholders’ equity	14,077	13,092

Total liabilities and stockholders’ equity	$152,660	$143,863

BUSINESS HOLDING CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
December 31, 2003, December 31, 2002 and December 31, 2001
(Unaudited)
(In Thousands, Except Per Share Amounts)

	December 31,
	2003	2002	2001
Interest revenue	$7,205	$7,005	$6,985
Interest expense	2,351	2,703	3,586

Net interest revenue	4,854	4,302	3,399
Provision for credit Losses	662	436	425

Net interest revenue, after provision for credit losses	4,192	3,866	2,974
Other revenue	605	511	337
Other expense	3,277	2,887	2,341

Income before income tax	1,520	1,490	970
Applicable income taxes	474	465	320

Net income	$1,046	$1,025	$650

Earnings Per Share
Basic	$0.91	$0.89	$0.57
Diluted	0.88	0.87	0.56
Average Shares
Basic	1,144	1,146	1,142
Diluted	1,187	1,178	1,170

BUSINESS HOLDING CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31,
(In Thousands)

	December 31,
	2003	2002
Cash Flows From Operating Activities:
Net Income	$1,046	$1,025
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used in) Operating Activities:	172	(2,364)

Net Cash Provided by (Used in) Operating Activities	1,218	(1,339)
Cash Flows From Investing Activities:
Net Cash Used in Investing Activities	(9,738)	(11,289)
Cash Flows From Financing Activities:
Net Cash Provided by Financing Activities	6,848	13,722

Net Increase (Decrease) in Cash and Cash Equivalents	(1,672)	1,094
Cash and Cash Equivalents — Beginning of Year	4,606	3,512

Cash and Cash Equivalents — End of Year	$2,934	$4,606

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

Note A - Summary of Significant Accounting Policies -

Organization and Nature of Operations

     Business Holding Corporation (the “Company”) is a financial holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, The Business Bank (the “Bank”). The Bank operates under a state bank charter and provides full banking services. As a state bank, it is subject to regulation by the Office of Financial Institutions, State of Louisiana, and the Federal Deposit Insurance Corporation.

     The accounting principles followed by the Company and its wholly-owned subsidiary, the Bank, are those which are generally practiced within the banking industry. The methods of applying those principles conform with generally accepted accounting principles and have been applied on a consistent basis. The principles which significantly affect the determination of financial position, results of operations, changes in stockholders’ equity and cash flows are summarized below.

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank, as well as the Bank’s subsidiaries, The Business Bank Mortgage and Services Company, LLC and The Business Bank Financial Benefits and Planning, LLC. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications to previously published financial statements have been made to comply with current reporting requirements.

Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

     The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on economic conditions in the area.

     While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

Securities

     Securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. Securities classified as trading are those securities held for resale in anticipation of short-term market movements. The Bank had no securities classified as held-to-maturity or trading at December 31, 2003 or 2002.

     Securities classified as available-for-sale are those debt securities and equity securities, with readily determinable fair values, that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are recorded at fair value. Unrealized gains or losses are reported as a component of comprehensive income in stockholders’ equity, net of the related deferred tax effect.

     Purchased premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains or losses on the sale of securities are recorded in earnings and are determined using the specific identification method.

Loans Held for Sale

     Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans

     Loans are stated at their outstanding unpaid principal balances adjusted for the allowance for loan losses. Interest on commercial and individual loans is accrued daily based on the principal outstanding. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield over the life of the loan which approximates the interest method.

     Generally, the Bank discontinues the accrual of interest income when a loan becomes 90 days past due as to principal or interest. When a loan is placed on non-accrual status, previously recognized but uncollected interest is reversed to income or charged to the allowance for loan losses. Subsequent cash receipts on non-accrual loans are accounted for on the cost recovery method until the loans qualify for return to accrual status.

     The Bank classifies loans as impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on the present value of the expected future cash flows discounted at the loan’s effective interest rate or the loan’s observable market price or based on the fair value of the collateral if the loan is collateral dependent.

Allowance for Loan Losses

     The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The allowance for loan losses is based upon management’s review and evaluation of the loan portfolio. Factors considered in the establishment of the allowance for loan losses include management’s evaluation of specific loans; the level and composition of classified loans; historical loss experience; results of examinations by regulatory agencies; an internal asset review process; expectations of future economic conditions and their impact on particular borrowers; and other judgmental factors. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

     The allowance for loan losses is based on estimates of potential future losses, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and as adjustments become necessary, the effect of the change in estimate is charged to operating expenses in the period incurred. All losses are charged to the allowance for loan losses when the loss actually occurs or when management believes that the collectibility of the principal is unlikely. Recoveries are credited to the allowance at the time of recovery.

Bank Premises and Equipment

     Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided at rates based upon estimated useful service lives (three to ten years) using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes.

     The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and the resulting gains or losses are included in current operations.

     Expenditures for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

Securities Sold Under Agreements to Repurchase

     Securities sold under agreements to repurchase are a form of secured borrowing where an institution (the Bank) sells a security to a counterparty (customer) and agrees to repurchase the security at a specified date, generally within one to four days. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

Advertising Costs

     Advertising and marketing costs are recorded as expenses in the year in which they are incurred. Advertising and marketing costs charged to operations during 2003 and 2002 were $109,390 and $87,329, respectively.

Income Taxes

     Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes in recognition of the timing differences of certain transactions.

     Deferred taxes are provided utilizing a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     The Company and its subsidiary file a consolidated federal income tax return. In addition, state income tax returns are filed individually by company in accordance with state statutes.

Stock Options

     FASB Statement No. 123, “Accounting for Stock-Based Compensation,” encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“Opinion No. 25”), whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued by the Company have no intrinsic value at the grant date and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures, as if the fair value based method of accounting had been applied.

Earnings Per Common Share

     Basic earnings per share (“EPS”) is computed by dividing income applicable to common shares by the weighted average number of shares outstanding; no dilution for any potentially convertible shares is included in the calculation. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At December 31, 2003 and 2002, the Company had granted options to issue 162,505 and 163,805 shares of common stock, respectively. The weighted average number of shares of common stock was 1,144,408 shares to calculate basic EPS and 1,187,490 shares to calculate diluted EPS for the year ended December 31, 2003 and 1,145,991 shares to calculate basic EPS and 1,178,050 shares to calculate diluted EPS for the year ended December 31, 2002.

Comprehensive Income

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Recent Accounting Pronouncements

     In December of 2002, the FASB issued FASB Interpretation No. 45 which requires recognition at fair value of a liability for certain types of guarantees at the time of issuance. The interpretation also provides guidance on disclosures required for guarantees. The provisions of Interpretation No. 45 are applicable for guarantees issued or modified after December 31, 2002. The application of this Interpretation by the Company had no significant effect on its financial position.

     In November of 2003, the FASB issued FASB Staff Position No. 144-1 which addresses the accounting for assets acquired by a lender upon foreclosure and subsequent gain from disposition of the asset. This pronouncement is effective November 11, 2003. The adoption of FASB Staff Position No. 144-1 by the Company had no effect on its financial position or results of operations.

     In November of 2003, the FASB’s Emerging Issues Task Force released Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.” The Issue addresses disclosure requirements of securities in unrealized loss positions for entities governed by SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” The new disclosure requirements apply to fiscal years ending after December 15, 2003. The disclosures required by this pronouncement are included in these financial statements as of December 31, 2003.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     A. Restated Articles of Incorporation and Amended and Restated Bylaws.

     BancorpSouth’s restated articles of incorporation provide that it will indemnify, and upon request advance expenses to, any person (or his estate) who was or is a party to, or is threatened to be made a party to, any legal proceeding because he is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any liability incurred in that proceeding (a) to the full extent permitted by Section 79-4-8.51 of the Mississippi Business Corporation Act, and (b) despite the fact that such person did not meet the standard of conduct set forth in Section 79-4-8.51(a) of the Mississippi Business Corporation Act or would be disqualified for indemnification under Section 79-4-8.51(d) of the Mississippi Business Corporation Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Mississippi Business Corporation Act that (i) the person seeking indemnity is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) his acts or omissions did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding must be accompanied by an undertaking to repay the advances if it is ultimately determined that he is not entitled to indemnification and he did not meet the requisite standard of conduct, but it need not be accompanied by an affirmation that the person seeking indemnity believed he has met the standard of conduct. BancorpSouth may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him.

     BancorpSouth’s amended and restated bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any legal proceeding (other than a derivative action for which indemnification is described below) because he is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any expenses or awards actually and reasonably incurred by such person in connection therewith to the fullest extent provided in BancorpSouth’s restated articles of incorporation and by law. BancorpSouth also will indemnify any person who was or is or is threatened to be made a party to any derivative suit with respect to BancorpSouth because that person is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action unless he is found to have breached his duty to BancorpSouth to discharge his duties in good faith and with the care which an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of BancorpSouth, unless, despite such finding of liability, the court determines that he is entitled to indemnity. BancorpSouth’s amended and restated bylaws also provide that BancorpSouth may (i) advance to the person seeking indemnity the expenses incurred in defending a proceeding upon receipt of an undertaking that he will repay amounts advanced unless it ultimately is determined that he is entitled to be indemnified, and (ii) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any liability arising out of his acting as such, whether or not BancorpSouth would have the power to indemnify him against such liability under BancorpSouth’s amended and restated bylaws.

     B. Mississippi Business Corporation Act.

     In addition to the foregoing provisions of BancorpSouth’s restated articles of incorporation and amended and restated bylaws, officers and directors of BancorpSouth and its subsidiaries may be indemnified by BancorpSouth pursuant to Sections 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act.

     C. Insurance.

     BancorpSouth maintains and pays premiums on an insurance policy on behalf of its officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.

     D. SEC Policy on Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BancorpSouth pursuant to the foregoing provisions, BancorpSouth has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

     (a) Exhibits

Exhibit
Number		Description of Exhibits

2.1	–	Agreement and Plan of Merger, dated as of September 17, 2004, between BancorpSouth, Inc. and Business Holding Corporation (1)

3.1	–	Articles of Incorporation of BancorpSouth, Inc. as amended and restated (2)

3.2	–	Amended and Restated Bylaws of BancorpSouth, Inc. (3)

3.3	–	Amendment No. 1 to Amended and Restated Bylaws (4)

4.1	–	Specimen Common Stock Certificate (5)

4.2	–	Rights Agreement, dated as of April 24, 1991, including as Exhibit A the forms of Rights Certificate and of Election to Purchase and as Exhibit B the summary of Rights to Purchase Common Shares (6)

4.3	–	First Amendment to Rights Agreement, dated as of March 28, 2001 (7)

5.1	–	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

8.1	–	Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, as to tax matters

8.2	–	Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., as to tax matters

11.1	–	Statement re computation of earnings per share (8)

21.1	–	List of subsidiaries of BancorpSouth, Inc. (8)

23.1	–	Consent of KPMG LLP

23.2	–	Consent of Hannis T. Bourgeois, L.L.P.

23.3	–	Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in opinion filed as Exhibit 5.1)

23.4	–	Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in opinion filed as Exhibit 8.1)

23.5	–	Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in opinion filed as Exhibit 8.2)

24.1	–	Power of Attorney (included on page II-5)

99.1	–	Form of Business Holding Corporation Proxy Card

99.2	–	Form of Business Holding Corporation Election Form

(1)	Incorporated by reference to BancorpSouth, Inc.’s Current Report on Form 8-K, filed on September 20, 2004.

(2)	Incorporated by reference to BancorpSouth, Inc.’s Registration Statement on Form S-4 (Registration No. 33-88274), filed on January 6, 1995.

(3)	Incorporated by reference to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998.

(4)	Incorporated by reference to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000.

(5)	Incorporated by reference to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1994.

(6)	Incorporated by reference to BancorpSouth, Inc.’s Registration Statement on Form 8-A, filed on April 24, 1991.

(7)	Incorporated by reference to BancorpSouth, Inc.’s Form 8-A/A, filed on March 28, 2001.

(8)	Incorporated by reference to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

Item 22. Undertakings.

     The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on November 8, 2004.

BANCORPSOUTH, INC.

By	/s/ Aubrey B. Patterson
Aubrey B. Patterson
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey B. Patterson and L. Nash Allen, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aubrey B. Patterson	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)	November 8, 2004
Aubrey B. Patterson

/s/ L. Nash Allen, Jr.	Treasurer and Chief Financial Officer (principal financial and accounting officer)	November 8, 2004
L. Nash Allen, Jr.

/s/ Hassell H. Franklin Hassell H. Franklin	Director	November 8, 2004

/s/ W. G. Holliman, Jr. W.G. Holliman, Jr.	Director	November 8, 2004

/s/ James V. Kelley James V. Kelley	President, Chief Operating Officer and Director	November 8, 2004

/s/ Larry G. Kirk Larry G. Kirk	Director	November 8, 2004

Name	Title	Date
/s/ Turner O. Lashlee Turner O. Lashlee	Director	November 8, 2004

/s/ Guy W. Mitchell, III Guy W. Mitchell, III	Director	November 8, 2004

/s/ R. Madison Murphy R. Madison Murphy	Director	November 8, 2004

/s/ Robert C. Nolan Robert C. Nolan	Director	November 8, 2004

/s/ W. Cal Partee, Jr. W. Cal Partee, Jr.	Director	November 8, 2004

/s/ Alan W. Perry Alan W. Perry	Director	November 8, 2004

/s/ Travis E. Staub Travis E. Staub	Director	November 8, 2004

EXHIBIT INDEX

Exhibit
Number		Description of Exhibits
2.1	–	Agreement and Plan of Merger, dated as of September 17, 2004, between BancorpSouth, Inc. and Business Holding Corporation (1)

3.1	–	Articles of Incorporation of BancorpSouth, Inc. as amended and restated (2)

3.2	–	Amended and Restated Bylaws of BancorpSouth, Inc. (3)

3.3	–	Amendment No. 1 to Amended and Restated Bylaws (4)

4.1	–	Specimen Common Stock Certificate (5)

4.2	–	Rights Agreement, dated as of April 24, 1991, including as Exhibit A the forms of Rights Certificate and of Election to Purchase and as Exhibit B the summary of Rights to Purchase Common Shares (6)

4.3	–	First Amendment to Rights Agreement, dated as of March 28, 2001 (7)

5.1	–	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

8.1	–	Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, as to tax matters

8.2	–	Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., as to tax matters

11.1	–	Statement re computation of earnings per share (8)

21.1	–	List of subsidiaries of BancorpSouth, Inc. (8)

23.1	–	Consent of KPMG LLP

23.2	–	Consent of Hannis T. Bourgeois, L.L.P.

23.3	–	Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in opinion filed as Exhibit 5.1)

23.4	–	Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in opinion filed as Exhibit 8.1)

23.5	–	Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in opinion filed as Exhibit 8.2)

24.1	–	Power of Attorney (included on page II-5)

99.1	–	Form of Business Holding Corporation Proxy Card

99.2	–	Form of Business Holding Corporation Election Form

(1)	Incorporated by reference to BancorpSouth, Inc.’s Current Report on Form 8-K, filed on September 20, 2004.

(2)	Incorporated by reference to BancorpSouth, Inc.’s Registration Statement on Form S-4 (Registration No. 33-88274), filed on January 6, 1995.

(3)	Incorporated by reference to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998.

(4)	Incorporated by reference to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000.

(5)	Incorporated by reference to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1994.

(6)	Incorporated by reference to BancorpSouth, Inc.’s Registration Statement on Form 8-A for the year ended April 24, 1991.

(7)	Incorporated by reference to BancorpSouth, Inc.’s Form 8-A/A filed on March 28, 2001.

(8)	Incorporated by reference to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.